EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of November 1, 2021, by and between College Station Investors LLC, a Texas limited liability company (“College Station”) and Bryan Capital Investors LLC, a Texas limited liability company (“Bryan Capital”, and collectively with College Station, the “Seller”), iBio, Inc., a Delaware corporation (“Inc.”), and iBio CDMO LLC, a Delaware limited liability company (“CDMO” or “Subtenant”, and collectively with Inc., “Purchaser”).

W I T N E S S E T H:

A.       College Station is the tenant under the Ground Lease dated March 8, 2010, between The Board of Regents of the Texas A&M University System, an agency of the State of Texas (“A&M”), as landlord, and College Station’s predecessor in interest, as tenant, as amended by the Estoppel Certificate and Amendment to Ground Lease Agreement between A&M and College Station dated December 22, 2015 (together, the “Ground Lease”), related to that certain parcel of real estate located in Brazos County, Texas, as more particularly described on Exhibit A attached hereto (the “Land”).

B.       Subtenant subleases the Land and related improvements from College Station, subject to the Ground Lease, pursuant to a Sublease Agreement between College Station and Subtenant dated January 13, 2016 (the “Sublease”).

C.       Seller and Purchaser have agreed that, at Closing, (1) College Station will assign its interest in the Ground Lease to CDMO, (2) College Station and Subtenant will terminate the Sublease, and (3) Seller shall convey to CDMO and Inc. all the equity it currently holds in Inc. and CDMO, and more specifically described in Article V of iBio’s Certificate of Designation as iBio CMO Preferred Tracking Stock (the “Tracking Stock”) and all of Seller’s equity interest in CDMO (the “Purchased Equity”, and together with the Tracking Stock, the “Equity”), all subject to and in accordance with this Agreement.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Purchaser to Seller, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article 1
SALE OF PROPERTY; TERMINATION OF SUBLEASE

1.1       Sale of Property

. Seller agrees to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase, accept and assume from Seller, subject to the terms and conditions set forth in this Agreement, the following (herein collectively referred to as the “Property”):

1.1.1       Real Property and Real Property Interest

. All of Seller’s right, title and interest in the Ground Lease, together with all of Seller’s right, title and interest in and to all improvements and fixtures related thereto, and all rights, privileges and appurtenances pertaining thereto, including all rights, easements, privileges, appurtenances and privileges belonging or appertaining thereto (the above-reference land, including the Land and the improvements located on the Land are collectively referred to herein as the “Real Property”, and the ground lease interest of Seller in such land and all other interests referenced above are collectively referred to herein as the “Real Property Interest”); and

1.1.2       Personal Property

. All of Seller’s right, title and interest in and to all tangible personal property owned by Seller and located on the Real Property and used in the ownership, operation and maintenance of the Real Property, and all books, records and files relating to the Real Property, but specifically excluding any items of personal property owned or leased by CDMO (from any party other than Seller) at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the “Tangible Personal Property”).

1.1.3       Other Property Rights

. All of Seller’s right, title and interest in and to (a) all licenses, permits and other written authorizations for the use, operation or ownership of the Real Property (to the extent assignable without cost to Seller); and (b) all domain names and other intellectual property used exclusively for the Real Property (the rights and interests of Seller described in clauses (a) and (b) hereinabove being herein collectively referred to as the “Other Property Rights”); provided, however, the foregoing Other Property Rights shall be expressly limited to such property used solely in connection with the Real Property and shall in no event include any property otherwise related to any other business operations conducted by any of Seller’s affiliates. Tangible Personal Property and Other Property Rights shall not include (i) all cash on hand or on deposit in any bank, operating account or other account maintained in connection with the ownership, operation or management of the Property, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies) and bank accounts, (ii) all insurance policies maintained in connection with the ownership, operation or management of the Property, (iii) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller or any affiliate of Seller, (iv) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller, or which are subject to a confidentiality agreement, and (v) any documents pertaining solely to the marketing of the Property and any direct or indirect interest therein for sale to prospective purchasers.

1.2       Termination of Sublease

. College Station and Subtenant agree that the Sublease shall terminate as of the Closing Date (the “Sublease Termination”) as if the Closing Date was the natural expiration of the term of the Sublease, except that Subtenant shall have no obligation to repair or restore the Real Property under the Sublease as part of the Sublease Termination. Seller and Subtenant shall have no rights or remedies against each other related to the Sublease following the Closing Date other than with respect to (1) those indemnification obligations under the Sublease that survive the expiration or termination of the Sublease and (2) the terms of this Agreement.

Article 2
PURCHASE PRICE

2.1       Purchase Price

. The purchase price to be paid by Purchaser to Seller for the Property and as consideration for the Sublease Termination is the total sum of Twenty Eight Million Seven Hundred Fifty Thousand Dollars ($28,750,000.00) (together, the “Purchase Price”). The Purchase Price shall be paid in the following manner: (1) Twenty Eight Million Dollars ($28,000,000.00) of the Purchase Price shall be paid in U.S. Dollars (the “Cash Purchase Price”) (for clarity, Fifty Thousand Dollars [$50,000.00] payable by Purchaser to Seller pursuant to the Equity Purchase Agreement shall be applied toward the Cash Purchase Price); and (2) the remainder of the Purchase Price shall be paid with One Million (1,000,000) warrants on stock in Inc. (the “Warrants”) to be granted pursuant to a warrant to purchase stock agreement in the form attached as Exhibit I hereto (the “Warrant Agreement”). Purchaser shall deliver the Purchase Price to Seller on the Closing Date, subject to the prorations and adjustments set forth in Article 4, plus any other amounts required to be paid by Purchaser to Seller at the Closing.

Article 3
TITLE MATTERS

3.1       Title to Real Property Interest

. College Station shall convey and CDMO shall accept the Real Property Interest subject to: (i) the specific exceptions (including exceptions that are a part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the date hereof and that Seller is not required to remove as provided below; (ii) matters created by, through or under Purchaser; (iii) items shown on the Survey which have not been removed as of the date hereof (or if Purchaser does not obtain a survey or an update to the Survey, all matters that a current, accurate survey of the Property would show); (iv) real estate taxes not yet due and payable; (v) all applicable local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; (vi) all matters of title relative to the Real Property Interest, except for any monetary liens of an ascertainable amount created by, through, or under Seller (but excluding any matters created by, through, or under Purchaser or its affiliates), which College Station shall remove or release at Closing; (vii) the Ground Lease; and (viii) the Memorandum of Lease between A&M and Texas BioProperties, LP dated March 8, 2010.

3.2       Title and Survey

. AmTrust Title Insurance Company (600 Congress Avenue, 14th Floor, Austin, Texas 78701, Attention: Michael Elkins) (the “Title Company” or “Escrow Agent”) has provided a Texas T-7 title insurance commitment (the “Title Commitment”) covering the Real Property Interest, showing all matters affecting title to the Real Property Interest and binding the Title Company to issue at the Closing an owner’s policy of title insurance for the Real Property Interest in the full amount of the Purchase Price (the “Title Policy”), together with copies of all documents identified in the Title Commitment which either create or evidence an exception to title or links thereto as set forth in the Title Commitment. Purchaser acknowledges receipt from Seller of a survey for the Real Property prepared by Strong Surveying and dated December 2, 2015 (the “Survey”).

Article 4
ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at the Closing:

4.1       Sublease Rents

. All amounts due and payable under or related to the Sublease shall be prorated between College Station and Subtenant as if the Closing Date was the last day of the term of the Sublease, and College Station shall reimburse Subtenant for any Base Rent (as defined in the Sublease) and any other payments paid by Subtenant that would have been due on or after the Closing Date. Notwithstanding the foregoing, any Percentage Rent (as defined in the Sublease) due by Subtenant under the Sublease for the period starting on July 1, 2021 and ending on the Closing Date shall be paid in additional Warrants.

4.2       Rent Under Ground Lease

. Rent and other amounts payable by College Station under the Ground Lease shall be prorated as of midnight of the day prior to the Closing. College Station shall pay all such rent or other amounts attributable to any period prior to the date upon which the Closing occurs, and CDMO shall pay all such rent and other amounts attributable to any period beginning on or after the date upon which the Closing occurs.

4.3       Operating Expenses

. Any operating expenses for the Property shall not be prorated and shall remain the responsibility of Purchaser.

4.4       Apportionment Credit

. Any apportionments and prorations which are not expressly provided for in this Article shall be made in accordance with the customary practice in the local jurisdictions in which the Real Property is located. Purchaser and Seller agree to prepare a schedule of tentative adjustments at least three (3) business days prior to the Closing Date. In the event the prorations to be made at the Closing result in a credit (i) to Purchaser, such amount shall be paid (at Seller’s option) at the Closing by giving Purchaser a credit against the Purchase Price in the amount of such credit, or (ii) to Seller, Purchaser shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller.

4.5       Closing Costs

. Purchaser shall pay (1) the cost of the Survey; (2) all recording and filing charges in connection with the instruments by which Seller conveys the Property; (3) the premium for any upgrade of Title Policy for extended or additional coverage and any deletions or endorsements to the Title Policy desired by Purchaser; and (4) fifty percent (50%) of all closing charges. Seller shall pay (a) fifty percent (50%) of all closing charges, and (b) the premium and charge of the Title Company for the standard form Title Policy. Purchaser and Seller shall each pay all legal and professional fees of the attorneys and consultants engaged by them respectively. All other costs of the Closing shall be paid in accordance with the custom of the jurisdiction in which the Real Property is located. Except as expressly provided in this Agreement or in any of the documents delivered by Seller to Purchaser at Closing, with respect to all matters affecting title to the Property (and/or any portion thereof), and any liens or other encumbrances affecting the Property (and/or any portion thereof), Purchaser acknowledges and agrees that it is solely relying upon the Title Policy. If Purchaser has any claim under the Title Policy, Purchaser agrees that it will pursue any claims under the Title Policy for recovery on such claim until final, non-appealable adjudication before making a claim against Seller (except as may be required to preserve Purchaser’s rights pursuant to applicable statutes of limitation or this Agreement), and Purchaser shall not assert any claim against Seller for a breach of a representation, warranty, or covenant with respect to such claim to the extent that Purchaser actually recovers against the Title Policy for the same issue.

4.6       Delayed Adjustment

. Following the Closing, Seller, Purchaser, and Subtenant shall reasonably cooperate with each other in order to calculate and determine the correct amount of all prorations required to made pursuant to this Article. If at any time following the Closing, the amount of an item listed in this Article shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall pay to the other party the sum necessary to correct such error within thirty (30) days after receipt of proof of such error. Notwithstanding anything herein to the contrary, the final reconciliation for adjustment of any prorations under this Article shall occur within two (2) months after the Closing.

4.7       Survival

. The terms of this Article shall survive the Closing.

Article 5
CLOSING

Purchaser and Seller hereby agree that the transaction contemplated by this Agreement (the “Transaction”) shall be consummated as follows:

5.1       Closing Date

. Consummation of the Transaction (the “Closing”) shall occur on the date hereof (the “Closing Date”). The requirements of Section 6.2(a) have been met (the “A&M Contingency”), and the requirements of Section 6.2(b) have been met (the “Financing Contingency”, and together with the A&M Contingency, the “Purchaser Contingencies”). Purchaser has notified Seller that the Purchaser Contingencies have been met. The Closing shall occur through escrow with Escrow Agent. The Closing shall take place at 12:00 p.m. Central Time on the Closing Date. Purchaser and Seller shall endeavor to conduct a “pre-Closing” on the last business day prior to the Closing Date.

5.2       Seller’s Closing Deliveries

. At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

(a)       Warrant Agreement. The Warrant Agreement, executed by Bryan Capital;

(b)       Assignment of Ground Lease

. A Special Warranty Deed and Assignment of Ground Lease in the form of Exhibit C attached hereto, executed and acknowledged by College Station, conveying to CDMO all of College Station’s right, title and interest to the Ground Lease (the “Assignment of Ground Lease”).

(c)       Bill of Sale

. A Bill of Sale in the form of Exhibit D attached hereto, executed by College Station, conveying to CDMO all of College Station’s right, title and interest in and to the Tangible Personal Property (the “Bill of Sale”).

(d)       Termination of Sublease

. A Termination of Sublease in the form of Exhibit E attached hereto, executed by College Station, terminating the Sublease as of the Closing Date (the “Termination of the Sublease”).

(e)       Termination of Memorandum of Sublease

. A Termination of the Memorandum of Sublease in the form of Exhibit F attached hereto, executed and acknowledged by College Station, terminating the Memorandum of Sublease (the “Memorandum of Sublease”) between College Station and Subtenant dated January 13, 2016 and recorded in the Official Records of Brazos County, Texas, on January 21, 2016 as Document Number 01253855, which termination shall be effective as of the Closing Date (the “Termination of the Memorandum of Sublease”).

(f)       General Assignment

. A General Assignment in the form of Exhibit G attached hereto, executed by College Station, transferring to CDMO, to the extent assignable, all of College Station’s right, title and interest in and to the Other Property Rights not otherwise transferred by the Assignment of Ground Lease or the Bill of Sale (the “General Assignment”).

(g)       Ground Lease Estoppel Certificate

. An estoppel certificate in the form of Exhibit B attached hereto (“Ground Lease Estoppel Certificate”) executed by A&M.

(h)       Equity Purchase Agreement

(i)       . An Equity Purchase Agreement in the form of Exhibit J attached hereto (the “Equity Purchase Agreement”) executed by Bryan Capital.

(j)       Closing Statement

. A Closing Statement for the Transaction executed by Seller and reflecting the Purchase Price, prorations required to made in accordance with this Agreement, and other amounts payable by Purchaser and Seller at the Closing (the “Closing Statement”).

(k)       Non-Foreign Status Affidavit

. A non-foreign status affidavit in the form of Exhibit H attached hereto, executed by Seller, certifying that Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code.

(l)       Transfer Tax Returns

. To the extent required by applicable law, real estate transfer tax returns executed by Seller.

(m)       Evidence of Authority

. Documentation to establish to Title Company’s reasonable satisfaction the due authorization of Seller’s sale of the Property and Seller’s delivery of the documents required to be delivered by it pursuant to this Agreement (including, but not limited to, the organizational documents of Seller and its general partners or managing members, if any, as they may have been amended from time to time, resolutions of Seller and its general partners or managing members, if any, and incumbency certificates for Seller and its general partners or managing members, if any), and such proof of the power and authority of the individual(s) executing any instruments, documents or certificates on behalf of Seller and its general partners or managing members, if any, to act for and bind Seller and its general partners or managing members, if any.

(n)       Other Documents. Any additional documents which Escrow Agent or the Title Company may reasonably require for the proper consummation of the Transaction, including, without limitation, a commercially reasonable Owner’s Affidavit and Gap Indemnity as may be required by Escrow Agent to cause Escrow Agent to issue the Title Policy to the Purchaser at Closing.

5.3       Purchaser and Subtenant Closing Deliveries

. At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

(a)       Purchase Price

. The Cash Purchase Price as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Purchaser at the Closing.

(b)       Warrant Agreement. The Warrant Agreement, executed by Inc.

(c)       Assignment of Ground Lease

. The Assignment of Ground Lease, executed and acknowledged by CDMO.

(d)       Bill of Sale

. The Bill of Sale executed by CDMO.

(e)       Termination of the Sublease

. The Termination of the Sublease executed by Subtenant.

(f)       Termination of Memorandum of Sublease

. The Termination of the Memorandum of Sublease, executed and acknowledged by Subtenant.

(g)       General Assignment

. The General Assignment executed by CDMO.

(h)       Closing Statement

. The Closing Statement executed by CDMO.

(i)       Transfer Tax Returns

. To the extent required by applicable law, real estate transfer tax returns executed by Purchaser.

(j)       Evidence of Authority

. Documentation to establish to Title Company’s reasonable satisfaction the due authorization of Purchaser’s acquisition of the Property and delivery by Purchaser and Subtenant of the documents required to be delivered by it pursuant to this Agreement (including, but not limited to, the organizational documents of Purchaser and Subtenant, resolutions of Purchaser and Subtenant, and incumbency certificates for Purchaser and Subtenant), and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Purchaser and Subtenant.

(k)       Additional Documents

. Any additional documents which Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the Transaction.

(l)       Equity Purchase Agreement

(m)       . The Equity Purchase Agreement executed by Inc.

5.4       Recording at Closing

. On the Closing Date, the Escrow Agent shall record in the official records of Brazos County, Texas, the fully executed and acknowledged (1) Assignment of Ground Lease, and (2) Termination of Memorandum of Sublease.

Article 6
CONDITIONS TO CLOSING

6.1       Seller’s Obligations

. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived in writing by Seller, at its sole option:

(a)       Consent of Landlord Under Ground Lease

. Seller shall have obtained the written consent of the landlord under the Ground Lease to the assignment of Seller’s interest in the Ground Lease to Purchaser, which written consent may be evidenced by the execution by the landlord under the Ground Lease of the Assignment and Assumption of Lease in the form of Exhibit C attached hereto, or by execution by the landlord under the Ground Lease of a letter approving the transactions described in this Agreement and Purchaser’s proposed financing in the form attached as Exhibit K hereto (the “Approval Letter”).

(b)       Purchaser’s Representations True

. All representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing, as if made on and as of the Closing, except to the extent they expressly relate to an earlier date.

(c)       Purchaser’s Deliveries and Performance Complete

. Purchaser shall have delivered the funds required hereunder and all of the documents and other items required to be executed and delivered by Purchaser pursuant to Section 5.3.

(d)       Defaults. On the Closing Date, Purchaser shall not be materially in default in the performance of any covenant to be performed by Purchaser under this Agreement, including, without limitation, Purchaser’s obligation to deliver all of the closing documents it is required to deliver as set forth in Section 5.3.

(e)       Orders. On the Closing Date, there shall be no judicial or administrative effective order against Purchaser’s consummating the transactions contemplated herein to be consummated as of the Closing Date as a result of any suit or action instituted by any person unaffiliated with, and not acting on behalf of, Seller.

6.2       Obligations of Purchaser and Subtenant

. The obligation of Purchaser and Subtenant to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Purchaser or Subtenant, respectively, at its sole option:

(a)       Consent of Landlord Under Ground Lease; Ground Lease in Full Force and Effect

(b)       . Seller shall have obtained the written consent of the landlord under the Ground Lease to the assignment of Seller’s interest in the Ground Lease to Purchaser, which written consent may be evidenced by the execution by the landlord under the Ground Lease of the Assignment and Assumption of Lease in the form of Exhibit C attached hereto, or by delivery of the Approval Letter. Purchaser shall have received the Ground Lease Estoppel Certificate, which shall not (i) allege any material default or breach under the Ground Lease by the “Tenant” thereunder, (ii) disclose any material adverse inconsistency with the Ground Lease, or (iii) allege any material dispute or claim by the lessor under the Ground Lease that is not a result of a default by Purchaser under the Sublease.

(c)       Financing Contingency

. Purchaser shall have obtained commercially reasonable financing in amount which is no less than seventy-five percent (75%) of the Purchase Price allowing Purchaser to complete the Transaction on the Closing Date.

(d)       Seller’s Representations True

. Subject to the provisions of Section 7.3, all representations and warranties made by Seller in this Agreement, as the same may be modified as provided in Section 7.3, shall be true and correct in all material respects on and as of the Closing, as if made on and as of such date, except to the extent they expressly relate to an earlier date.

(e)       Seller’s Deliveries and Performance Complete

. Seller shall have delivered all of the documents and other items required to be delivered by Seller pursuant to Section 5.2.

(f)       Defaults

. On the Closing Date, Seller shall not be materially in default in the performance of any covenant to be performed by Seller under this Agreement, including, without limitation, Seller’s obligation to deliver all of the closing documents it is required to deliver as set forth in Section 5.2.

(g)       Orders

. On the Closing Date, there shall be no judicial or administrative effective order against Seller’s consummating the transactions contemplated herein to be consummated as of the Closing Date as a result of any suit or action instituted by any person unaffiliated with, and not acting on behalf of, Purchaser.

(h)       Owner’s Policy

. On the Closing Date, the Title Company shall be prepared to issue to CDMO the Title Policy, with liability equal to the total purchase price for the Property, insuring Purchaser that the tenant’s ground leasehold interest in the Real Property under the Ground Lease is vested in Purchaser pursuant to this Agreement.

6.3       Waiver of Failure of Conditions Precedent

. At any time or times on or before the date specified for the satisfaction of any condition, Purchaser or Seller may elect to waive, in writing, the benefit of any such condition set forth in Sections 6.1 or 6.2, respectively. In the event any of the conditions set forth in Sections 6.1 or 6.2 are neither waived nor fulfilled, the party for whose benefit the condition exists may terminate this Agreement by delivering notice to the other whereupon neither party shall have any further rights, obligations or liabilities under this Agreement except for those which expressly survive the termination of this Agreement; provided, however, if the failure of a condition set forth in this Agreement for the benefit of a party is not satisfied due to a default of the other party, then the terms of Article 9 shall govern.

Article 7
REPRESENTATIONS AND WARRANTIES

7.1       Purchaser’s Representations

. Purchaser represents and warrants to Seller as follows as of the date of the Agreement through the Closing: Purchaser (i) is duly organized (or formed), validly existing and in good standing under the laws of its state or commonwealth of organization, (ii) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by them, respectively, and to perform all of their respective obligations hereunder and thereunder, (iii) CDMO is the owner and holder of the leasehold estate of “Tenant” under the Sublease and CDMO is not a party to any leases, subleases, licenses, or other agreements giving any other party the right to occupy the Real Property other than the Sublease; and (iv) to Purchaser’s knowledge, (1) there is no material default on the part of the “Tenant” under the Ground Lease, and (2) the Ground Lease is in full force and effect and there are no agreements related to the Ground Lease except as provided in Recital A on the first page of this Agreement. This Agreement and all documents contemplated hereunder to be executed by Purchaser (1) have been duly authorized by all requisite partnership, corporate or other action on the part of Purchaser and its general partners or managing members, if any, and (2) are the valid and legally binding obligation of Purchaser, enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement or any document contemplated hereunder to be executed by Purchaser, nor the performance of the obligations of Purchaser or its general partners or managing members, if any, hereunder or thereunder will result in the violation of any law or any provision of the partnership agreement, articles of incorporation, by-laws or other organizational or governing documents of Purchaser, nor will conflict with any order or decree of any court or governmental authority by which Purchaser or its general partners or managing members, if any, are bound.

Purchaser (i) has not applied for, consented to, acquiesced to, or is subject to the appointment of a receiver, trustee, custodian, liquidator or other similar official for itself or for all or a substantial part of its assets; (ii) is not subject to a bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding, and has not admitted in writing its inability to pay its debts as they become due; (iii) has not made an assignment for the benefit of creditors; (iv) has not filed a petition or an answer seeking, consenting to, or acquiescing in a reorganization or an arrangement with creditors, or sought to take advantage of any bankruptcy law, insolvency law or other law for the benefit of debtors; or (v) has not filed an answer admitting the material obligations of a petition filed against it in any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding.

Purchaser represents and warrants to Seller that Purchaser is not now nor shall be at any time until the Closing under this Agreement a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. Purchaser (a) is not, to Purchaser’s knowledge, under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (b)  has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (c)  has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

The foregoing representations and warranties shall survive the Closing. Purchaser agrees to indemnify, protect, defend (with counsel satisfactory to Seller) and hold harmless Seller and any Person who owns a direct or indirect interest in Seller (the “Seller Parties”) from and against any and all claims, damages, losses, liabilities, costs and expenses, including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and disbursements arising out of any breach by Purchaser of the representations and warranties in this Section 7.1, and such obligations shall survive Closing or termination of this Agreement.

7.2       Seller’s Representations

. Seller represents and warrants to Purchaser as follows as of the date of this Agreement:

(a)       Seller (i) is duly organized (or formed), validly existing and in good standing under the laws of its state or commonwealth of organization, and (ii) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by it and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller (1) have been duly authorized by all requisite partnership, corporate or other action on the part of Seller and (2) are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement or any document contemplated hereunder to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the partnership agreement, articles of incorporation, by-laws or other organizational or governing documents of Seller, nor will conflict with any order or decree of any court or governmental authority by which Seller is bound.

(b)       Seller (i) has not applied for, consented to, acquiesced to, or is subject to the appointment of a receiver, trustee, custodian, liquidator or other similar official for itself or for all or a substantial part of its assets; (ii) is not subject to a bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding, and has not admitted in writing its inability to pay its debts as they become due; (iii) has not made an assignment for the benefit of creditors; (iv) has not filed a petition or an answer seeking, consenting to, or acquiescing in a reorganization or an arrangement with creditors, or sought to take advantage of any bankruptcy law, insolvency law or other law for the benefit of debtors; or (v) has not filed an answer admitting the material obligations of a petition filed against it in any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding.

(c)       Seller represents and warrants to Purchaser that Seller is not now nor shall be at any time until the Closing under this Agreement a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. Seller (a) is not, to Seller’s knowledge, under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (b) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (c) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(d)       To Seller’s knowledge, the Ground Lease is in full force and effect and has not been amended other than as provided in Recital A on the first page of this Agreement. Seller has not received any written notice from the lessor under the Ground Lease that Seller is in default in the performance of any material covenant to be performed by the “Tenant” under the Ground Lease that is not a result of a default by Purchaser under the Sublease. To Seller’s knowledge, there is no material default on the part of the “Landlord” under the Ground Lease.

(e)       Seller is not a party to any leases, subleases, licenses, or other agreements giving any other party the right to occupy the Property or any part thereof other than the Ground Lease and the Sublease.

(f)       To Seller’s knowledge, as of the date hereof, Seller is not a party to any service, supply, maintenance, utility or leasing commission agreements or equipment leases (“Contracts”) with respect to the Real Property.

(g)       Seller has not filed notice of protest of real property tax assessments against the Real Property which are currently pending.

(h)       Seller has not received any written notice from any government authority stating that the Real Property currently is in violation of any Environmental Laws.

(i)       Seller has received no written notice that there is any litigation, arbitration or other legal or administrative suit, action or proceeding pending or threatened against Seller, other than claims by third parties for personal injury (e.g., slip and fall) which Seller’s insurance carrier is currently handling. Seller has received no written notice that the Real Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation in any material respect, except with respect to such violations as have been fully cured, prior to the date hereof. Seller has received no written notice that there is any general plan, land use or zoning action or proceeding, or general or special assessment action or proceeding, or condemnation or eminent domain action or proceeding pending or threatened with respect to the Real Property or any part thereof.

(j)       Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(k)       Seller has not constructed any improvements on the Property since the date of the Survey which are not depicted thereon.

7.3       General Provisions

.

7.3.1       Breach

. If either party obtains actual knowledge at or prior to the Closing that any of the representations or warranties made herein by the other party are untrue, inaccurate or incorrect in any material respect, such party shall deliver notice thereof to the other party. The party receiving such notice will have three (3) days to cure such breach, and the Closing may be extended to allow such cure period. Purchaser shall be deemed to have knowledge of all information contained in the documents, if any, delivered by Seller to Purchaser and in any report or other diligence prepared by or on behalf of Purchaser and delivered to Purchaser.

7.3.2       Survival

. The representations and warranties made by Seller in Section 7.2, as modified by this Section 7.3, shall survive the Closing for a period of six (6) months (the “Survival Period”) and Seller shall only be liable to Purchaser hereunder for a breach of a representation and warranty made herein with respect to which suit is filed by Purchaser against Seller with a court having jurisdiction on or before the expiration of the Survival Period. If Purchaser fails to timely file such action within fifteen (15) business days after the last day of the Survival Period, such action shall be barred.

7.3.3       Definition of “Knowledge”

. All references in this Agreement or in any document or instrument to be delivered at Closing to Seller’s knowledge or words of similar import shall refer only to the actual present knowledge of Timothy Sullivan or Bob Daniel (together, “Seller’s Representatives”) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any shareholder, member, partner or affiliate of Seller, or any officer, agent, employee or representative of any of them, or to impose or have imposed upon Seller’s Representative any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Purchaser or the contents of files maintained by Seller or Seller’s Representatives. There shall be no personal liability on the part of Seller’s Representative arising out of any representations or warranties made in this Agreement.

(a)       All references in this Agreement or in any document or instrument to be delivered at Closing to Purchaser’s knowledge or words of similar import shall refer only to the actual present knowledge of Rob Lutz or Tom Issett (“Purchaser’s Representatives”) and shall not be construed, by imputation or otherwise, to refer to the knowledge of Purchaser, or any shareholder, member, partner or affiliate of Purchaser, or any officer, agent, employee or representative of any of them, or to impose or have imposed upon Purchaser’s Representatives any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Seller or the contents of files maintained by Purchaser or Purchaser’s Representatives. There shall be no personal liability on the part of Purchaser’s Representative arising out of any representations or warranties made in this Agreement.

7.3.4       Action for Breach of Representation or Warranty or Covenant

. Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents delivered by Seller at the Closing, but only on the following conditions: (1) the breach in question results from, or is based on, a condition, state of facts or other matter that was not known prior to Closing by the party bringing the action, and (2) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $100,000, and then such party may bring an action for the full amount of such claim (but not in excess of the Cap defined below).

7.3.5       Knowledge of Breach

. Neither party shall have any liability after Closing for the breach of a representation or warranty or covenant hereunder of which the other party hereto had knowledge as of Closing. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement, Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants hereunder if, prior to Closing, Purchaser has knowledge of any breach of a representation, warranty or covenant of Seller hereunder, or Purchaser obtains knowledge that contradicts any of Seller’s representations, warranties or covenants hereunder (and the representations and warranties of Seller shall be deemed to be modified thereby to be accurate), and Purchaser nevertheless consummates the transaction contemplated by this Agreement (in which event any such breach or contradiction shall be deemed waived by Purchaser). Furthermore, immediately as of the Closing, Seller’s representations and warranties shall be deemed to be modified to reflect any facts or circumstances disclosed in any estoppel certificates received by Purchaser.

7.3.6       Liability of Seller

. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute related to this Agreement, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser related to this Agreement will be limited to an amount equal to 3% of the Purchase Price (the “Cap”); provided, however, that the Cap shall not apply to any amounts related to any fraud, intentional misrepresentation, or gross negligence of Seller or to any claims under Section 12.10 below (Professional Fees), in each case as determined by a final, non-appealable judgment by a court of competent jurisdiction. This Section 7.3 shall survive termination of this Agreement or the Closing.

Article 8
COVENANTS

8.1       Maintenance of Property

. Except to the extent Seller is relieved of such obligations by Article 10 hereof, between the date hereof and the Closing, Seller shall use reasonable efforts to continue to operate the Real Property Interest pursuant to its normal course of business (such obligations not including capital expenditures or expenditures not incurred in such normal course of business).

8.2       Contracts

. Seller shall not enter into any new Contracts which will bind Purchaser or the Property following the Closing under such Contract, without the approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed.

8.3       Negative Covenants

. Seller shall not take any of the following actions without the prior approval of Purchaser in Purchaser’s sole discretion: (a) make or permit to be made any material alterations to or upon the Real Property (except as may be required by the Ground Lease, law or any matter of record for the Real Property Interest); or (b) grant any liens or encumbrances upon the Real Property that will not be discharged upon the Closing.

8.4       Consent of Landlord Under the Ground Lease

. Seller shall use commercially reasonable efforts to obtain the written consent of A&M under the Ground Lease to the assignment, as contemplated in this Agreement, of all of Seller’s right, title and interest as “Tenant” under the Ground Lease to Purchaser or Purchaser’s assignee.

Article 9
DEFAULTS

9.1       Default by Purchaser or Subtenant

. If the Closing fails to occur solely by reason of Purchaser’s failure or refusal to perform or Subtenant’s failure or refusal to perform, in all material respects, its obligations under this Agreement or any material misrepresentation of Purchaser existing on the Closing Date, and Seller is otherwise ready, willing and able to close the Transaction in accordance with Seller’s obligations under this Agreement (“Purchaser’s Closing Default”), then Seller may elect to terminate this Agreement by delivering notice to Purchaser and Subtenant.

9.2       Default by Seller

. If the Closing fails to occur by reason of Seller’s failure or refusal to perform, in all material respects, its obligations hereunder or any material misrepresentation by Seller under this Agreement existing on the Closing Date (Purchaser hereby agreeing to give such written notice to Seller within five (5) business days after Purchaser first learns of any such default or breach or misrepresentation by Seller, except no notice or cure period shall apply if Seller fails to timely consummate the sale of the Property hereunder), then Purchaser shall have the right, to elect, as its sole and exclusive remedy, to: (a) terminate this Agreement by delivering notice to Seller; (b) waive such default and/or breach and proceed to close the Transaction without any reduction of or credit against the Purchase Price; or (c) enforce specific performance of Seller’s obligation to complete the Transaction and convey the Property to Purchaser in accordance with this Agreement; provided that such action for specific performance must be commenced within 15 Business Days after the scheduled Closing Date. IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, MEMBERS, MANAGERS, OWNERS OR AFFILIATES, ANY OFFICER, MANAGER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

9.3       Survival

. The terms of this Article shall survive the termination of this Agreement and the Closing.

Article 10
DAMAGE, DESTRUCTION AND CONDEMNATION

10.1       Destruction or Damage

. In the event the Real Property is damaged or destroyed between the date of this Agreement and the Closing, Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) is an insured casualty, and (b) would cost less than ten percent (10%) of the Purchase Price to repair or restore, as determined by an architect selected by Seller and reasonably approved by Purchaser, then this Agreement shall remain in full force and effect and Purchaser shall acquire the Real Property Interest upon the terms and conditions set forth herein. In such event, subject to the terms of the Sublease, Seller shall repair the subject damage or destruction and the Closing shall be extended by a period reasonable necessary to allow Seller to repair the subject damage or destruction not to exceed forty-five (45) days.

In the event the Real Property is damaged or destroyed between the date of this Agreement and Closing and (1) the cost of repair would equal or exceed ten percent (10%) of the Purchase Price, as determined by an architect selected by Seller and reasonably approved by Purchaser, or (2) the casualty is an uninsured casualty and the cost of repair would equal or exceed three percent (3%) of the Purchase Price, as determined by an architect selected by Seller and reasonably approved by Purchaser, then, notwithstanding anything to the contrary set forth above in this Section, Seller shall have the right to terminate this Agreement by delivering notice to Purchaser and Purchaser shall have the right to terminate this Agreement by delivering notice (the “Election Notice”) to Seller, in each case, within ten (10) days after Seller’s delivery to Purchaser of notice of the estimated cost to repair the subject damage or destruction, and the Closing Date shall be extended, if necessary, to provide sufficient time for Seller and Purchaser to make such election. If Purchaser does not deliver notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) days after its receipt of notice from Seller of the architect proposed by Seller to estimate the cost to repair the subject damage or destruction, Purchaser shall be deemed to have approved the architect selected by Seller. The failure by Purchaser to deliver the Election Notice or Seller to deliver its termination notice, in either case, within the above-referenced ten (10) day period shall be deemed an election not to terminate this Agreement. If Seller elects to terminate as a result of such uninsured casualty, then Purchaser may elect to void Seller’s termination by giving Seller written notice of such election within five (5) business days after Purchaser’s receipt of Seller’s termination notice, in which event, to the extent Purchaser is entitled to such proceeds pursuant to the terms of the Sublease, Purchaser shall receive a credit at Closing from Seller in the amount of the costs of repair up to three percent (3%) of the Purchase Price, and Purchaser shall be responsible for the costs of repair.

In the event neither Seller nor Purchaser elects to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, to the extent that Purchaser is entitled to such proceeds pursuant to the terms of the Sublease, Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any and all proceeds of insurance on account of the subject damage or destruction (if any). Through the Closing, Purchaser shall maintain the property insurance coverage for the Real Property required to be maintained pursuant to the Sublease. If this Agreement is terminated pursuant to the foregoing terms of this Agreement, neither party shall have any further rights, obligations or liabilities under this Agreement except for those which are expressly stated herein to survive the termination of this Agreement. Purchaser shall have no right to terminate this Agreement as a result of damage to or destruction of any portion of the Property, except to the extent expressly provided for in this Agreement, and in no event may Purchaser terminate this Agreement as a result of damage to or destruction of any portion of the Property caused by, through or under Purchaser.

10.2       Condemnation

. In the event all or any significant portion (as hereinafter defined) of the Real Property is taken by eminent domain, condemnation or similar proceeding (or is the subject of a pending taking which has not yet been consummated) between the date of this Agreement and the Closing, Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof. Purchaser shall have the right to terminate this Agreement by delivering notice to Seller no later than ten (10) days after the earlier of (i) its receipt of Seller’s notice, or (ii) such earlier date as Purchaser learns of the subject taking, and the Closing shall be extended, if necessary, to provide sufficient time for Purchaser to make such election. The failure by Purchaser to so elect to terminate this Agreement within such ten (10) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a “significant portion” of the Real Property shall mean such a portion as shall have a value, as reasonably determined by Seller, in excess of ten percent (10%) of the Purchase Price. If Purchaser elects to terminate this Agreement in accordance with the foregoing terms, neither party shall have any further rights, obligations or liabilities under this Agreement except for those which are expressly stated herein to survive the termination of this Agreement. If (a) Purchaser does not elect to terminate this Agreement as aforesaid in the event all or any significant portion of the Real Property is taken, or (b) a portion of the Real Property not constituting a significant portion of the Real Property is taken or becomes subject to a pending taking by eminent domain, then there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Purchaser, to the extent Purchaser is entitled to such award pursuant to the terms of the Sublease, the amount of any award for, or other proceeds on account of, such taking which have been actually paid to Seller between the date of this Agreement and the Closing as a result of such taking (less all costs and expenses, including attorneys’ fees and costs, incurred by Seller as of the Closing in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid to Seller, Seller shall assign to Purchaser at the Closing the rights of Seller to, and Purchaser shall be entitled to receive and retain to the extent Purchaser is entitled thereto pursuant to the terms of the Sublease, Seller’s rights to all awards for the taking of the Real Property or the subject portion thereof.

10.3       Waiver

. The terms of this Article supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this Article.

Article 11
DISCLAIMER, WAIVER, RELEASE

11.1       Disclaimer

. AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS OBLIGATIONS HEREUNDER, PURCHASER ACKNOWLEDGES, REPRESENTS, WARRANTS AND AGREES, TO AND WITH SELLER, THAT, AS OF THE DATE OF THIS AGREEMENT AND THE CLOSING AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND OTHER OBLIGATIONS OF SELLER IN THIS AGREEMENT OR ANY OF THE CLOSING DOCUMENTS THAT SURVIVE THE CLOSING (HEREIN COLLECTIVELY CALLED THE “Seller’s Warranties”): (i) PURCHASER IS PURCHASING THE PROPERTY IN AN “AS IS” CONDITION WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS OF ALL KINDS, AND SELLER HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR TO COMPENSATE PURCHASER FOR THE SAME; (ii) BASED UPON ALL PHYSICAL INSPECTIONS, EXAMINATIONS AND TESTS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR APPROPRIATE, PURCHASER IS AND WILL BE RELYING STRICTLY AND SOLELY UPON SUCH INSPECTIONS AND EXAMINATIONS AND THE ADVICE AND COUNSEL OF ITS OWN AND PURCHASER IS AND WILL BE FULLY SATISFIED THAT THE PURCHASE PRICE IS FAIR AND ADEQUATE CONSIDERATION FOR THE PROPERTY; (iii) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER IS NOT MAKING AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS AN INDUCEMENT TO PURCHASER TO ENTER INTO THIS AGREEMENT AND THEREAFTER TO PURCHASE THE PROPERTY OR FOR ANY OTHER PURPOSE, INCLUDING WITHOUT LIMITATION, REPRESENTATIONS OR WARRANTIES AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT CONDITION, ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, COMPLIANCE OF THE PROPERTY WITH LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF DOCUMENTS, BOOKS, RECORDS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY; (iv) PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT; AND (v) BY REASON OF ALL OF THE FOREGOING, PURCHASER SHALL ASSUME THE FULL RISK OF ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES AND EXPENSES OCCASIONED BY ANY FACT, CIRCUMSTANCE, CONDITION OR DEFECT PERTAINING TO THE PHYSICAL CONDITION OF, OR ANY OTHER MATTER RELATIVE TO, THE PROPERTY, EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT.

PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT, EXCEPT FOR THE SELLER’S WARRANTIES, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS, ADVISORS, REPRESENTATIVES AND AGENTS IN PURCHASING THE PROPERTY AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ALL DOCUMENTS AND INFORMATION PROVIDED BY SELLER. BY FAILING TO TERMINATE THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT SELLER HAS AFFORDED PURCHASER A FULL OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMED NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY, AND, EXCEPT FOR THE SELLER’S WARRANTIES, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO.

Except as expressly set forth in this Agreement or in the documents delivered by Seller to Purchaser at Closing, it is understood and agreed that Seller and Seller’s agents or employees have not at any time made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (a) matters of title, (b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of hazardous materials in, on, under or in the vicinity of the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition, construction or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the property documents or any survey of the Property, (s) tax consequences, or (t) any other matter or thing with respect to the Property.

Purchaser acknowledges that it will have the opportunity to inspect the Property and observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES the Seller Parties from all responsibility and liability (other than that arising under representations or warranties of Seller expressly set forth in this Agreement or in the documents delivered by Seller to Purchaser at Closing), including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), the Resource Conservation and Recovery Act (42 U.S.C. Section 9601 et seq.), as amended, and the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of hazardous materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and hazardous materials on, under, adjacent to or otherwise affecting the Property). Except as to representations or warranties of Seller expressly set forth in this Agreement or in the documents delivered by Seller to Purchaser at Closing, Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and, except as to representations or warranties of Seller expressly set forth in this Agreement, the risk that adverse physical characteristics and conditions, including, without limitation, the presence of hazardous materials or other contaminants, may not have been revealed by its investigation.

From and after Closing, Purchaser agrees to indemnify, defend and hold the Seller Parties harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature which are in any way related to the ownership, maintenance, operation or physical condition of the Property, including, without limitation, in connection with hazardous materials and any requirements or demands of governmental agencies with jurisdiction over the Property; provided, however, that this paragraph shall not apply to any fraud, gross negligence, or willful misconduct on the part of any Seller Parties as determined by a final, non-appealable judgment in a court of competent jurisdiction.

11.2       Release. Purchaser and Seller hereby mutually remise, release, acquit, satisfy, and forever discharge the other said party, and any of their affiliates, legal representatives, successors and assigns, of and from all causes of action, accounts, bills, rents and other payments, liabilities, agreements, promises, claims and demands whatsoever, in law or in equity, which either Purchaser or Seller or any of their affiliates ever had, now has, or which Purchaser or Seller, any of their affiliates, personal representatives, successors or assigns hereafter shall or may have against said other party, effective as of the Closing Date (whether arising prior to or subsequent to the Closing Date), for, upon and by reason of any matter, cause or thing whatsoever arising out of and relating in any way to (1) the Property, the Ground Lease, or the Sublease, (2) the Equity or any related dividends or other payments, (3) the Terminated Agreements and Rights, and (4) any other transactions or agreements between Purchaser and Seller; provided, however, that this release shall only be effective as of the Closing and shall not apply to any terms that expressly survive Closing or any breach of the documents delivered at Closing.

11.3       Definition of Environmental Laws. For purposes of this Agreement, the term “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation: (1) the Clean Air Act, 42 U.S.C. § 7401 et seq.; (2) the Clean Water Act, 33 U.S.C. § 1251 et seq.; (3) the Water Quality Act of 1987; (4) the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. § 136 et seq.; (5) the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; (6) the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; (7) the Noise Control Act, 42 U.S.C. 4901 et seq.; (8) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; (9) the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; (10) the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; (11) the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; (12) the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; (13) the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; (14) the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq.; and (15) state superlien and environmental clean-up statutes, with implementing regulations and guidelines.

11.4       Survival

. The terms of this Article shall survive the Closing.

Article 12
MISCELLANEOUS

12.1       Assignment.

(a)       Purchaser may not assign any of its rights under this Agreement without first obtaining Seller’s consent, which consent may be given or withheld in Seller’s sole discretion. The assignment of any of Purchaser’s rights under this Agreement without Seller’s prior consent or any transfer, directly or indirectly, of any stock, partnership interest, membership interest or other ownership interest in Purchaser without Seller’s consent, which consent may be given or withheld in Seller’s sole discretion, shall constitute a non-curable default by Purchaser under this Agreement and, at Seller’s election, be null and void.

(b)       Notwithstanding the terms of Subsection 12.1(a) above, Purchaser has the right to assign all of its right, title and interest in and to this Agreement to an entity that is owned or controlled by Purchaser (“Permitted Purchaser Assignee”), by providing written evidence of such assignment executed by Purchaser and Permitted Purchaser Assignee, together with evidence reasonably satisfactory to Seller that Permitted Purchaser Assignee is owned or controlled by Purchaser, and delivered to Seller at least three (3) business days prior to the Closing Date.

12.2       Brokers

. Seller and Purchaser each represent to the other that it has had no dealings with any broker, finder or other party concerning Purchaser’s acquisition of the Property. Seller and Purchaser each hereby agree to indemnify, protect, defend (with counsel satisfactory to the other) and hold harmless the other from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees) suffered or incurred by the other in connection with any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with the indemnifying party or others on its behalf. The terms of this Section shall survive the termination of this Agreement and the Closing.

12.3       Notices

Any notice, request, demand, consent, approval and other communications (“Notice”) under this Agreement shall be in writing, and shall be sent by (i) personal delivery with proof of delivery thereof, (ii) reputable overnight courier service, sent for next business day delivery, charges prepaid, (iii) certified mail, postage prepaid, return receipt requested, or (iv) electronic mail. Each Notice shall be sent, addressed to the party for whom it is intended at its address set forth below or to such other address as it may designate for the delivery of Notices to it by giving at least five (5) days prior Notice to the other party in accordance with this Section:

If to Purchaser or Subtenant:	iBio 8800 HSC Parkway Bryan, Texas 77807 Attention: Robert Lutz Email address: rob.lutz@ibioinc.com with a copy to: Venable LLP 750 East Pratt Street, Suite 900 Baltimore, Maryland 21201 Attention: Charles Morton Email address: CJMorton@Venable.com

If to Seller:	College Station Investors LLC 3811 Turtle Creek Blvd., Suite 975 Dallas, Texas 75219 Attention: Timothy Sullivan Email address: tsullivan@dartinterests.com
With a copy to:	Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3900 Dallas, Texas 75201 Attention: Prentiss Cutshaw Email address: pcutshaw@velaw.com Reference: KBD550/16000

Any Notice sent by personal delivery in accordance with the foregoing shall be delivered during normal business hours and shall be deemed received when delivered or, if delivery is rejected, when delivery was attempted. Any Notice sent by personal delivery on a business day shall be deemed received upon the date of delivery of same provided the same is delivered prior to 5:00 p.m. local time on a business day, with any such delivery occurring after 5:00 p.m. local time being deemed received on the next business day. Any Notice sent by overnight courier service in accordance with the foregoing shall be deemed received on the first business day following the date sent. Any Notice sent by certified mail in accordance with the foregoing shall be deemed received on the third (3rd) business day following the date mailed. Any Notice sent by electronic mail in accordance with the foregoing prior to 5:00 p.m. local time on a business day shall be deemed received on the date the same was sent and any Notice sent in accordance with the foregoing after 5:00 p.m. local time shall be deemed received on the next business day. Either party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its Notices, but Notice of a change of address shall only be effective upon that date which occurs five (5) days after delivery of the same to the other party. Seller and Purchaser each agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the personal delivery service, the U.S. Postal Service or the courier service. All Notices that are required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf.

12.4       Calculation of Time Periods

. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a business day in the county in which the Real Property is located, in which event the period shall run until the end of the next business day. The final day of any such period shall be deemed to end at 5 p.m., local time in the local jurisdiction in which the Real Property is located. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or Federal holiday.

12.5       Survival/Merger

. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Assignment of Ground Lease and any other documents and instruments by Seller and the acceptance thereof by Purchaser and Subtenant shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Purchaser and Seller to be performed hereunder. The provisions of this Article 12 shall survive the termination of this Agreement and the Closing.

12.6       Termination of Agreement

. It is understood and agreed that if Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, thereafter neither party shall have any further rights, obligations or liabilities under this Agreement except for those which are expressly stated herein to survive the termination of this Agreement.

12.7       Integration; Waiver

. This Agreement (including all Exhibits attached hereto or contemplated hereby) embodies and constitutes the entire understanding between the parties hereto with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

12.8       Governing Law

. This Agreement shall be governed by, and construed in accordance with, the laws of the state or commonwealth in which the Real Property is located, without regard to its conflicts of laws principles.

12.9       Waiver by Jury/Venue

. SELLER, PURCHASER, SUBTENANT AND THEIR RESPECTIVE SHAREHOLDERS, MEMBERS AND PARTNERS, IF ANY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. SELLER, PURCHASER, SUBTENANT AND THEIR RESPECTIVE SHAREHOLDERS, MEMBERS AND PARTNERS, IF ANY, WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN A COURT SITUATED IN THE STATE OR COMMONWEALTH IN WHICH THE REAL PROPERTY IS LOCATED AND WAIVE ANY RIGHT UNDER THE DOCTRINE OF FORUM NON-CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION FILED IN ANY SUCH COURT TO ANY OTHER COURT.

12.10       Professional Fees

. In the event a party hereto brings any action or proceeding against another party hereunder by reason of any breach of any covenant, agreement or provision on the part of the other party arising out of this Agreement, then the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of the action or proceeding, including reasonable attorneys’ accounting, engineering and other professional fees. For purposes of this Section, a party will be considered to be the “prevailing party” if (a) such party initiated the action or proceeding and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial or alternative dispute resolution process), (b) such party did not initiate the action or proceeding and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief of which it sought, or (c) the other party to the action or proceeding withdrew its claim or action without having substantially received the relief which it was seeking. The provision of this Section shall survive the Closing or the termination of this Agreement.

12.11       Construction

. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. All references in this Agreement to Articles, Sections and Exhibits are references to the Articles and the Sections of this Agreement and the Exhibits attached hereto, as the case may be, unless expressly otherwise designated in the context. The Recitals at the beginning of this Agreement are incorporated herein by this reference. All Exhibits attached hereto are incorporated herein by reference. Each party acknowledges that it and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

12.12       Binding Effect

. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, subject to the terms of Section 12.1, their respective permitted successors, assigns and heirs.

12.13       Severability

. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

12.14       Proper Execution

. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser. Signatures of this Agreement (and all documents contemplated for delivery pursuant to this Agreement at Closing or otherwise) transmitted by facsimile or via electronic mail (by pdf or similar file types) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an execution original to this Agreement (and all documents contemplated for delivery pursuant to this Agreement at Closing or otherwise), with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement (or any document contemplated for delivery pursuant to this Agreement at Closing or otherwise), it being expressly agreed that each party to this Agreement (and any document contemplated for delivery pursuant to this Agreement at Closing or otherwise), shall be bound by its own telecopied or electronically mailed signature and shall accept the telecopied or electronically mailed signature of the other party to this Agreement (and all documents contemplated for delivery pursuant to this Agreement at Closing or otherwise).

12.15       No Third Party Beneficiary

. The provisions of this Agreement and of the documents to be executed and delivered at the Closing are and will be for the benefit of Seller, Purchaser, and Subtenant only and are not for the benefit of any third party. Accordingly, no other party shall have the right to enforce the provisions of this Agreement or any documents to be executed and delivered at the Closing.

12.16       Time of Essence

. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

12.17       Mandatory Arbitration

. The parties agree to submit disputes between them related to this Agreement to mandatory binding arbitration administered by the American Arbitration Association (“AAA”), in accordance with AAA’s Consumer Arbitration Rules and all related expedited procedures, and which arbitration shall take place in Dallas, Texas. Each of Seller and Purchaser waive the right to commence an action in any court or other tribunal in connection with this Agreement and expressly agrees to be bound by the decision of the arbitrator rendered pursuant to this Section. Such waiver will not prevent Seller or Purchaser from commencing an action in any court for the sole purposes of enforcing the obligation of the other party to submit to binding arbitration pursuant to the foregoing or the enforcement of an award granted by arbitration as provided above. The terms of this Section shall survive the termination of this Agreement and the Closing.

12.18       Independent Responsibility/No Alter Ego

. The parties hereby agree that the obligations of the parties under this Agreement are separate and distinct, and that no party’s shareholders, partners, members or owners or any of their respective shareholders, partners, members, owners, affiliates, managers, officers, directors, employees, agents or representatives (of any type or nature) shall be responsible in any manner whatsoever for the debts, liabilities or obligations of any party hereto. As such, the parties agree that no party’s shareholders, partners, members or owners or any of their respective shareholders, partners, members, owners, affiliates, managers, officers, directors, employees, agents or representatives (of any type or nature) is an alter-ego of any other party or in any manner shall be vicariously, derivatively or otherwise liable for the debts, liabilities or obligations of any party (collectively, “Derivative Claims”). The parties further agree that, as a material part of and material inducement for the transactions contemplated by this Agreement, they will not assert any Derivative Claims in any dispute, claim or controversy relating to or arising out of this Agreement. The provisions of this Section shall survive the termination of this Agreement and the Closing.

12.19       Further Assurances

. Each party agrees that it will, without further consideration, execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement; provided, however, that the execution and delivery of such documents, or action taken, by such party shall not result in any additional liability or cost (other than de minimis) to such party.

12.20       Counterparts

. This Agreement (and all documents contemplated for delivery pursuant to this Agreement at Closing or otherwise), may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

12.21       Multiple Sellers

. Seller and Purchaser acknowledge and agree, subject to the terms and conditions set forth in this Agreement, that the sale of the Property shall occur on an “all or none” basis, subject to the terms and provisions of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the representations, covenants and obligations of each individual Seller under this Agreement or in any document to be delivered at the Closing shall be limited to the representations, covenants and obligations of such Seller set forth in this Agreement or in such document to be delivered at the Closing, as applicable to such Seller and to such Seller’s Property only. The obligations of Seller under this Agreement are not joint and several. No Seller shall be responsible for the obligations of any other Seller under this Agreement or in any document to be delivered at the Closing. No Seller shall be subject to claims, damages or remedies attributable to any breach of this Agreement or in any document to be delivered at the Closing by another Seller. The provisions of this Section 12.21 shall survive Closing or any termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above.

College Station:

COLLEGE STATION INVESTORS LLC,

a Texas limited liability company

By:        Dart Interests LLC,a Delaware limited liability company, its sole member

/s/ Christopher Kelsey

Christopher Kelsey, President

Bryan Capital:

Bryan Capital Investors LLC,

a Texas limited liability company

By:         /s/ Tim Sullivan

Name:   Tim Sullivan, Chief Financial Officer

Signature Page to

Purchase and Sale Agreement

Inc.:
iBIO INC., a Delaware corporation
By: /s/Robert Lutz Name: Robert Lutz Title: Chief Financial and Business Officer

CDMO:
iBIO CDMO LLC, a Delaware limited liability company
By: /s/ Robert Lutz Name: Robert Lutz Title: Authorized Person

Signature Page to

Purchase and Sale Agreement

Exhibit A

LEGAL DESCRIPTION

All that certain lot, tract or parcel of land being 21.401 acres situated in the J.H. Jones Survey, Abstract No. 26, Brazos County, Texas, and being all of that certain called 21.401 acre tract as described in Memorandum of Lease between The Board of Regents of The Texas A&M University System and TEXAS BIOPROPERTIES, LP, as recorded in Volume 9536, Page 255 of the Official Records of Brazos County, Texas, said 21.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" Iron Rod with Cap found in the southwest right-of-way line of South Traditions Drive as described in Volume 9267, Page 132 for the most northerly corner, said corner being the most easterly corner of the Texas A&M University System called 198.0559 acre tract as described in Volume 7988, Page 209; THENCE S 51° 09'57" E, along the southerly Right-of-Way line of said South Traditions Drive a distance of 125.17 feet to a 1/2" Iron Rod with Cap found for point of curvature;

THENCE continuing along the southerly Right-of-Way line of said South Traditions Drive around a curve in a counterclockwise direction having a delta angle of 40° 38'12", an arc distance of 425.55 feet, a radius of 600.00 feet, and a chord of S 71° 29'03" E, a distance of 416.68 feet to a 1/2" Iron Rod with Cap found for the northeast corner;

THENCE S 1° 48'09" E, a distance of 221.86 feet to a 1/2" Iron Rod with Cap found for angle point;

THENCE S 48° 08'12" E, a distance of 429.28 feet to a 1/2" Iron Rod with Cap found for the most easterly corner, said corner being located in the southeast City of Bryan City Limits Line as per deed described in Volume 3481, Page 81, said corner also being located in the northwest Right-of-Way line of HSC Parkway;

THENCE S 41° 51'48" W, along the City Limits Line a distance of 464.43 feet to a 1/2" Iron Rod with Cap found for a point of curvature;

THENCE around a curve in a clockwise direction having a delta angle of 31° 10'07", an arc distance of 401.19 feet, a radius of 737.50 feet, and a chord of S 57° 26'51" W, a distance of 396.27 feet to a 1/2" Iron Rod with Cap found for the most southerly corner;

THENCE N 47° 19'28" W, a distance of 981.81 feet to a 1/2" Iron Rod with Cap found in the southeast line of said called 198.0559 acre tract, a 1/2" Iron Rod with Cap found for the most southerly corner of said called 198.0559 Acre Tract bears S 41°44'03" W a distance of 1412.75 feet;

THENCE N 41°44'03" E, along the southeast line of said called 198.0559 acre tract a distance of 820.96 feet to the PLACE OF BEGINNING AND CONTAINING AN AREA OF 21.401 ACRES OF LAND MORE OR LESS.

Exhibit A-1

Exhibit B

GROUND LEASE ESTOPPEL CERTIFICATE

[Follows this page.]

Exhibit B-1

ESTOPPEL CERTIFICATE

This Estoppel Certificate (the “Certificate”) is executed effective as of _________, 2021 by the Board of Regents of The Texas A&M University System, an agency of the State of Texas (the “A&M System”).

R E C I T A L S

A.	A&M System, as Landlord, and Texas Bioproperties, LP, a Texas limited partnership (“Texas Bioproperties”), as Tenant entered into a Ground Lease Agreement dated March 8, 2010 (the “Original Ground Lease”). Texas Bioproperties assigned its interest as Tenant under the Ground Lease to College Station Investors LLC, a Texas limited liability company (“College Station”), and the A&M System approved the assignment pursuant to the Estoppel Certificate and Amendment to Ground Lease Agreement between the A&M System and College Station dated December 22, 2015 (the “Amendment”, and together with the Original Ground Lease as further modified by the Transaction defined below, the “Ground Lease”). Capitalized terms used by not defined herein shall have the same meaning herein as in the Ground Lease.

B.	College Station and iBio CDMO LLC, a Delaware limited liability company (“iBio”) entered into a Sublease Agreement dated January 13, 2016 with respect to the Ground Lease (the “Sublease”).

C.	College Station proposes to assign and convey to iBio the leasehold estate and rights of the “Tenant” under the Ground Lease (the “Leasehold Estate”) and to convey to iBio all of the Improvements located on the Land (the foregoing assignments and conveyances, together, the “Assignment”), and to terminate the Sublease (the “Sublease Termination”, and together with the Assignment, the “Transaction”).

D.	In connection with the Transaction, iBio is obtaining financing (the “Financing”) from Woodforest National Bank, a national banking association (“Lender”), and iBio and Lender wish to establish certain matters relating to the Ground Lease as a condition to the Transaction and the Financing.

NOW, THEREFORE, in order to induce iBio to enter into the Transaction, and to induce Lender to provide the Financing to iBio, the A&M System hereby certifies as follows to iBio and Lender, and their affiliates, successors, and assigns, with the understanding that iBio and Lender are relying on the accuracy of the matters set forth herein in deciding to complete the Transaction and the Financing:

1.       Attached hereto as Exhibit A is a correct and complete copy of the Ground Lease.

2.       The Ground Lease is in full force and effect.

3.       The Ground Lease has not been modified or amended in any respect.

4.       There are no existing defaults under the Ground Lease known to A&M System.

5.       Annual Base Rent payable under the Ground Lease is $151,450.00 through March 7, 2030.

6.       All payments required to be made by College Station to A&M System pursuant to the Ground Lease through the date hereof have been made.

7.       To the knowledge of A&M System, all Improvements required to be constructed through the date hereof have been constructed and completed in accordance with the requirements in the Ground Lease.

8.       To the knowledge of A&M System, all signs and other items listed in Section 3.7 of the Original Ground Lease that require A&M System’s approval, located in or at the Premises visible from adjacent parcels or roads have been approved by A&M System.

Exhibit B-2

9.       A&M System has not received any written notice from a third party claiming a violation of any applicable deed or use restrictions affecting the Premises.

10.      A&M System has not established any rules or regulations pursuant to Section 6.5 of the Original Ground Lease.

11.      A&M System has received no notice of any pending or threatened condemnation affecting the Premises.

12.      To the knowledge of A&M System, use of the Premises by College Station and iBio provided the benefits described in Section 2.2(f) of the Original Ground Lease.

13.      The A&M System has no objection to the manner of construction of the original Improvements.

14.      The Transaction and the transactions related thereto, including the Assignment and the Sublease Termination, are permitted under the Original Ground Lease (as amended by the Amendment) and, to the extent necessary, are approved by A&M System.

15.      The A&M System has not incurred any extensions of credit from any person for which the Premises, the Land, or the Ground Lease are pledged as collateral therefor.

16.      All notices to be sent related to the Ground Lease shall be addressed to:

If to the A&M System:

Chancellor

The Texas A&M University System

301 Tarrow, 7th Floor

College Station, Texas 77840-7896

with a copy to:

Office of General Counsel

The Texas A&M University System

301 Tarrow, 6th Floor

College Station, Texas 77840-7896

If to iBio:

iBio CDMO

8800 HSC Parkway

Bryan, Texas 77807

Attention: Robert Lutz

Email address: rob.lutz@ibioinc.com

with a copy to:

Venable LLP

750 East Pratt Street, Suite 900

Baltimore, Maryland 21201

Attention: Charles Morton

Email address: CJMorton@Venable.com

Exhibit B-3

EXECUTED effective as of the date first set forth above.

SIGNATURE PAGE TO FOLLOW

Exhibit B-4

THE BOARD OF REGENTS OF THE TEXAS A&M UNIVERSITY SYSTEM (an Agency of the STATE OF TEXAS)

By:
Name:
Title:

Exhibit B-5

EXHIBIT A

Ground Lease

[Attached]

Exhibit B-6

J030810-16

GROUND LEASE AGREEMENT

BY AND BETWEEN

AS LANDLORD

AND

TEXAS BIOPROPERTIES, LP

AS TENANT

US 215305v5

US 215305v.7

System Real Estate Office
OFFICIAL DOCUMENT

Exhibit B-7

GROUND LEASE AGREEMENT

TABLE OF CONTENTS

Article I Lease of Property 1
1.1 The Premises 1
1.2 Grant 2
1.3 Ownership of Improvements 2
1.4 Tenant's Right to Terminate 2
Article II Basic Terms of Lease and Definitions 2
2.1 Term 2
2.2 Rent 2
2.3 Net Lease 4
2.4 Late Charge and Interest 5
2.5 Permitted Uses 5
2.6 Defined Terms 5
2.7 Option to Renew and Extend 7
Article III Development and Construction 8
3.1 Entitlement and Permits 8
3.2 Construction of Building 8
3.3 Easements from the A&M System 8
3.4 Utilities 9
3.5 Utility Construction 9
3.6 Temporary Construction Easements 9
3.7 Signs 9
3.8 Access to Land 9
3.9 Liens 9
3.10 Alterations Required by Law 10
3.11 Deed Restrictions 10
Article IV Leasehold Mortgage Provisions 10
4.1 Financing & Leasehold Mortgage 10
4.2 Approval of Loan Documents 10
4.3 Mortgagee Protective Provisions 11
4.4 Tenant's Default 11
4.5 Termination of Lease 12
4.6 Required Provisions of Leasehold Mortgage 12
4.7 Modifications 13
4.8 Cooperation 13
Article V Impositions, Utilities, & Insurance 13
5.1 Impositions 13
5.2 Tenant's Right to Contest 14
5.3 Utilities 14
5.4 Casualty Insurance 14
5.5 Builder's Risk and Worker's Compensation Insurance 14
5.6 Liability Insurance 14
5.7 Other Insurance 14
5.8 Certificates 15
5.9 Waiver of Subrogation 15
5.10 Premiums 15
Article VI Tenant's Representations, Warranties, and Covenants 15
6.1 Authority 15
6.2 Use 15
6.3 Compliance with Insurance and Applicable Laws 15

System Real Estate Office
OFFICIAL DOCUMENT

Table of Contents

GROUND LEASE AGREEMENT Page i G-Con ____ TAMUS - ____

Exhibit B-8

6.4 Environmental Provisions. 15
6.5 Rules 17
Article VII A&M System's Representations, Warranties, and Covenants 17
7.1 Covenant of Quiet Enjoyment 17
7.2 Authority 17
7.3 Environmental, Health & Safety Laws 17
7.4 No Warranties by the A&M System 17
Article VIII Casualty 18
8.1 Damage or Destruction: Restoration or Demolition 18
8.2 Substantial Damage: Right to Terminate 18
8.3 Restoration 18
8.4 Insurance Proceeds 19
Article IX Condemnation 19
9.1 Condemnation 19
9.2 Separate Awards 19
9.3 Distribution if No Termination 19
9.4 Temporary Taking 20
9.5 Leasehold Lender's Rights 20
9.6 Voluntary Dedication 20
9.7 Notice of Taking, Cooperation 20
Article X Assignment 20
10.1 Tenant's Right to Assign 20
10.2 Bankruptcy 21
10.3 Building Leases 21
10.4 Permitted Transfers 21
Article XI Tenant's Default and A&M System's Remedies 22
11.1 Default 22
11.2 Remedies 23
11.3 Effect of Termination 23
11.4 Remedies Cumulative; No Waiver 23
Article XII A&M System's Default and Tenant's Remedies 24
12.1 The A&M System's Default 24
12.2 Tenant's Remedies 24
Article XIII Miscellaneous 24
13.1 Notices 24
13.2 Dispute Resolution 25
13.3 Force Majeure 26
13.4 Modification 26
13.5 Governing Law 26
13.6 Number and Gender; Captions; References 26
13.7 Estoppel Certificate 26
13.8 Severability 27
13.9 Attorney Fees 27
13.10 Surrender of Premises; Holding Over 27
13.11 Relation of Parties 27
13.12 Non-Merger 27
13.13 Entireties 27
13.14 Memorandum of Lease 28
13.15 Successors and Assigns 28
13.16 No Third Parties Benefited 28
13.17 Survival 28
13.18 Construction and Interpretation 28
13.19 Commission 28
13.20 Non-Waiver Provision 29

Table of Contents

System Real Estate Office
OFFICIAL DOCUMENT

GROUND LEASE AGREEMENT Page ii G-Con ____ TAMUS - ____

Exhibit B-9

13.21 Inspection Rights 29

System Real Estate Office
OFFICIAL DOCUMENT

Table of Contents
GROUND LEASE AGREEMENT Page iii G-Con ____ TAMUS - ____

Exhibit B-10

GROUND LEASE AGREEMENT

THIS GROUND LEASE AGREEMENT (this "*Lease*") is entered into as of March 8, 2010 (the "*Effective Date*") (defined below), between **The Board of Regents of The Texas A&M University System**, an agency of the State of Texas (the "*A&M System*"), for the benefit of The Texas A&M University System Health Science Center, as landlord, and **TEXAS BIOPROPERTIES, LP**, a Texas limited partnership ("*Tenant*") and a wholly owned subsidiary of **G-CON, LLC** ("*G-Con*"), as tenant. In addition, G-Con, GreenVax, LLC, a Texas limited liability company and a subsidiary of G-Con ("*GreenVax*"), and G-Con Manufacturing, LLC ("*GCM*"), a Texas limited liability company and a subsidiary of G-Con, each join this Lease as co-tenants for the limited purposes set forth in Section 13.16.

RECITALS:

WHEREAS, the A&M System is the owner of that certain real property located in Bryan, Brazos County, Texas, being approximately 21.401 acres of land, out of the John H. Jones Survey, Brazos County, Texas as described and/or depicted on Exhibit "A" attached to and incorporated in this Lease (the "*Land*"), which Land is located along the northeast boundary of the current Health Science Center campus which is comprised of approximately 200 acres of land on State Highway 47 in Bryan (the "*Bryan HSC Campus*");

WHEREAS, Tenant is a subsidiary of G-Con and G-Con is the Lead Party and Financial Service Provider for the Texas Plant-Expressed Vaccine Consortium (the "*Consortium*"), among G-Con and its affiliates and the A&M System, established pursuant to the terms of that certain Consortium Research Agreement for the Texas Plant-Expressed Vaccine Consortium (as it may be amended from time to time);

WHEREAS, the Consortium through G-Con, its Lead Party, has entered into a Technology Investment Agreement with The Defense Advanced Research Projects Agency in connection with certain research and development activities as described therein; and

WHEREAS, the A&M System has deemed it in the best interests of the citizens of the State of Texas to lease the Land to Tenant for the purpose of developing the Land and constructing on the Land an approximately 100,000-125,000 square foot building (the "*Primary Building*"), expandable to approximately 250,000-275,000 square feet, and other buildings or improvements related and ancillary thereto (the Primary Building and each other building or improvement are sometimes referred to herein individually and collectively as the "*Building*"), which Building will support the educational and research missions and goals of the A&M System; and

NOW, THEREFORE, in consideration of the premises, and for the benefit of The Texas A&M University System and the citizens of the State of Texas, the A&M System and Tenant acknowledge that the recitals above are true and correct and the A&M System and Tenant enter into this Lease and covenant and agree as follows:

Article I
LEASE OF PROPERTY

1.1 **The Premises**. The Land, together with all of the A&M System's rights, title, interests, and estates in and to all Improvements (as defined below) thereon (if any) and appurtenances thereto, and together with the non-exclusive use of the A&M System's rights, titles, interests, and estates, if any, in and to adjacent streets and roads, easements, rights of way, and other appurtenances, are collectively referred to as the "*Premises*".

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1.2 **Grant**. For and in consideration of the Rent (as defined below), and the public benefits and other consideration described herein (the Rent, public benefits and other consideration are described herein as the "*Total Consideration*"), and the mutual covenants and agreements contained herein, effective as of the Effective Date, the A&M System hereby grants and leases to Tenant, and Tenant hereby takes and leases from the A&M System, the Premises, TO HAVE AND TO HOLD the Premises, together with the rights, privileges, and appurtenances thereto, exclusively unto Tenant and its successors and permitted assigns, for the Term set forth in this Lease, subject to the terms and conditions set forth in this Lease. The A&M System shall WARRANT AND FOREVER DEFEND unto Tenant and its successors and permitted assigns the leasehold estate conveyed herein against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under the A&M System, but not otherwise, subject to the Permitted Exceptions; such matters as may be disclosed by an inspection of the Premises; and such matters as are disclosed on that Boundary Survey of the Premises prepared by Horace Curtis Strong, Texas RLPS No. 4961, of Strong Surveying, dated October 26, 2009; all laws, rules, and regulations now or hereafter applicable to the Premises; and the terms and conditions of this Lease. The interest in the Premises granted by the A&M System to Tenant by this Lease is an estate for years and leasehold estate under Texas law.

1.3 **Ownership of Improvements**. All Improvements constructed on the Premises by or on behalf of Tenant as permitted by this Lease shall be owned by Tenant until expiration of the Term or earlier termination of this Lease. Prior to expiration of the Term or earlier termination of this Agreement, and for so long as Tenant is not then in default under the terms of this Lease, Tenant shall have the right to remove all personal property, equipment and trade fixtures in or about the Improvements, including any modular components used therein. All Improvements on the Premises at the expiration of the Term or earlier termination of this Lease shall become the A&M System's property free and clear of all liens and claims to or against them by Tenant or any third person, subject to the Permitted Exceptions.

1.4 **Tenant's Right to Terminate**. Tenant and the A&M System agree that if Tenant has not obtained a binding commitment on terms and conditions acceptable to Tenant for a Leasehold Loan (as defined in Article IV below) or other source of funding to construct the Building within ninety (90) days after the Effective Date, then Tenant may terminate this Lease, and any Rent that Tenant has paid to the A&M System will be refunded to Tenant, less $2,500.00 as a termination fee, which shall be retained by the A&M System. The Parties agree that this date can be extended by mutual written agreement of the Parties.

Article II
BASIC TERMS OF LEASE AND DEFINITIONS

2.1 **Term**. Unless sooner terminated as provided in this Lease, this Lease shall continue in effect for a term (the "*Term*") commencing on the Effective Date hereof and ending on the fortieth (40th) anniversary of the Effective Date, subject to Tenant's Extension Option (defined below).

2.2 **Rent**. Tenant shall pay to the A&M System as rental for the use and occupancy of the Premises during the Term the sums set hereinafter set forth.

(a) Defined Terms. As used herein, the term "*Lease Year*" shall mean the one-year period commencing on the Effective Date or any subsequent anniversary thereof. The term "*Fair Market Value*" shall mean the appraised fair market value of the Premises from time to time, as determined by any appraisal obtain in accordance with Section 2.2(c).

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(b) Base Rent. Subject to any credit against Base Rent as set forth in Section 2.2(e), Tenant shall pay the following annual rental amounts (the "*Base Rent*"):

Lease Year(s)	Base Rent
0-2	$ 0.00
3	2% of Fair Market Value
4	4% of Fair Market Value
5-20	6.5% of Fair Market Value
21-40	6.5% of Fair Market Value (as revised pursuant to Section 2.2(c))
41-50 (if Term is extended)	6.5% of Fair Market Value (as revised pursuant to Section 2.2(c))

(c) Fair Market Value Determination and Adjustment of Base Rent. Prior to the Effective Date, the commencement of the 21st Lease Year, and the commencement of the 41st Lease Year (if Tenant elects to extend the Term), the A&M System shall obtain an appraisal of the Land for the purpose of determining and adjusting the Base Rent (if and as necessary) according to the following provisions; provided that if the A&M System does not obtain such an appraisal prior to the 21st and/or 41st Lease Year then Base Rent shall continue at the same rental rate as Tenant was paying in the 20th or 40th Lease Year, as applicable, until such time as an appraisal may be obtained according to the following provisions:

(i) The A&M System shall notify Tenant in writing in advance that it is commencing the process of obtaining an appraisal of the Land.

(ii) The Land shall be appraised at its fair market value as if unencumbered and unimproved and free of this Lease, and considered as land without the Improvements constructed, whose highest and best use is the use to which the Improvements on the Land are then devoted, regardless of the potential highest and best use of the land.

(iii) The appraisal shall be made by unaffiliated appraisers licensed by the State of Texas, with not less than five (5) years experience in appraising commercial real estate in Brazos County, Texas. Within twenty (20) days after written notice from the A&M System referenced in clause (i) above, each Party shall give written notice to the other specifying the name and address of the person designated to act as appraiser on its behalf. Each Party shall pay the fee of the appraiser it selects. The two appraisers so chosen shall meet within fifteen (15) days after the second appraiser is appointed and within forty five (45) days thereafter shall determine the Fair Market Value of the Land.

If either Party fails to notify the other of the appointment of its appraiser by the time specified, then the Fair Market Value determined by the single appraiser shall be determinative.

If the two appraisers cannot reach a decision, they shall appoint a third appraiser and if they cannot agree on said appointment, then such appraiser shall be appointed on the application of either or both Parties, by a state district court in Brazos County, Texas. The fee of any third appraiser shall be divided equally between the Parties.

The three appraisers shall meet and determine the Fair Market Value. A decision in which two of the three appraisers concur shall be binding and conclusive upon the Parties.

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(d) Other Adjustment Provisions. In no event shall any adjustment in the Base Rent under Section 2.2(b) and Section 2.2(c) reduce the Base Rent below that which was payable hereunder prior to such adjustment.

(e) Credit Against Base Rent. Credit Against Base Rent. Tenant shall receive a dollar-for-dollar credit against the Base Rent for any Lease Year for any amounts received by the A&M System during the prior Lease Year under the terms of the Royalty Agreement dated the Effective Date ("*Royalty Agreement*") between the A&M System and GreenVax, LLC, a Texas limited liability company and an affiliate of Tenant ("*GreenVax*"). Tenant shall be permitted to carry-over and apply any excess credit in any given Lease Year against Base Rent that becomes due and payable during the following Lease Year.

(f) Public Benefits and Additional Consideration. A&M System acknowledges the receipt and sufficiency of certain public benefits and other consideration received, to be received, or anticipated to be received by the A&M System and the citizens of the State of Texas, including the following:

(i) The establishment of a premier private scientific research facility on the Bryan HSC Campus whose work will complement The Texas A&M University System's mission of the discovery, development, communication, and application of knowledge and the development of new understandings through research.

(ii) The establishment of a public/private collaboration whose work is anticipated to be supported in whole or in part by prestigious government grants and where state-of-the-art research on matters of public health or other scientific inquiry will be conducted.

(iii) The anticipated creation and continuation of numerous jobs in and related to scientific research; provided that Tenant makes no representation or warranty regarding the actual number of jobs created or maintained at any given time.

(g) Additional Rent. Tenant shall also pay without notice, except as may otherwise be required in this Lease, and without abatement, deduction or offset, as additional rent ("*Additional Rent*") all sums, impositions, costs, expenses and other payments which Tenant assumes or agrees to pay in any of the provisions of this Lease, and in the event of any nonpayment thereof, the A&M System shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law or in equity in the case of nonpayment of Rent.

(h) Rent Payments. All payments of Base Rent, Additional Rent and other payments required to be made to the A&M System shall be in lawful money of the United States of America without abatement, offset or deduction, and shall be paid to the A&M System at the following address: 301 Tarrow Street, Seventh Floor, College Station, Texas 77840-7896; or at such other place as the A&M System may designate by notice in writing from time to time and may be made by check or draft or wire transfer payable to the order of such payee, which check, draft or wire transfer must be paid in full when presented. All payments of Base Rent shall be made without notice in advance on each anniversary date of the Effective Date beginning with the third Lease Year.

2.3 **Net Lease**. It is the purpose and intent of the A&M System and Tenant and they agree that Rent payable hereunder shall be absolutely net to the A&M System so that, except as otherwise expressly provided in this paragraph, this Lease shall yield to the A&M System the Rent specified, free of any charges, assessments, or impositions of any kind charged, assessed, or imposed on or against the Property, and without abatement, counterclaim, deduction, defense,

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deferment or offset by the Tenant, except as hereinafter specifically otherwise provided, and the A&M System shall not be expected or required to pay any such charge, assessment or imposition, or be under any obligation or liability hereunder except as herein expressly set forth, and that all costs, expenses and obligations of any kind relating to the maintenance and operation of the Property, including all alterations, repairs and replacements, which may arise or become due during the Term shall be paid by Tenant. The A&M System shall be indemnified and saved harmless by Tenant from and against such costs, expenses and obligations, except to the extent caused by the negligence or willful misconduct of the A&M System or any A&M System Parties. Except as set forth in an express provision of this Lease, and except as may be provided by a final, non-appealable judgment or order by a court of competent jurisdiction, this Lease shall not terminate, nor shall Tenant be entitled to any abatement, deduction, deferment or reduction of Rent, nor shall Tenant have any right to terminate this Lease or to be released, relieved or discharged from any obligations or liabilities hereunder, for any reason, it being the intention of the Parties hereto that the Rents and all other sums payable by Tenant under this Lease shall be payable in all events, and that the obligations of Tenant under this Lease shall be separate and independent covenants and shall continue unaffected unless otherwise expressly provided in this Lease. (If the A&M System is a Building Tenant under a Building Lease, then this Section 2.3 does not apply to the A&M System's obligations as a Building Tenant under such Building Lease.)

2.4 **Late Charge and Interest**. If Tenant shall fail to pay any Base Rent or Additional Rent required to be paid by Tenant hereunder within ten (10) days after written notice by the A&M System to Tenant of such failure, each such unpaid amount shall be subject to (i) a one-time late charge equal to five percent (5%) of such unpaid amount to cover the A&M System's additional administrative costs resulting from Tenant's failure to pay and not as interest, and (ii) interest at the rate of the lesser of the highest rate permitted by law or .032% per day on such unpaid amount for each day or portion of a day that the same shall remain unpaid. Such late charges and interest shall be paid to the A&M System together with such unpaid amounts, without further notice to or demand upon Tenant. Such late charges and interest shall be Additional Rent. The payment of the sums set forth in the foregoing provisions shall in no way relieve Tenant of the obligation to pay the annual installments of Base Rent on or before the first day of each calendar month or Additional Rent when due.

2.5 **Permitted Uses**. The Premises may only be used and leased for the following purposes (the "Permitted Uses"): facilities used for or to support pharmaceutical, medical, biotechnological, scientific and other similar research and development and the commercialization thereof, including without limitation ancillary facilities that are complementary, supportive, related and/or incidental in nature to such enterprises such as laboratory space, indoor/outdoor greenhouses, processing facilities, finishing facilities, storage and/or distribution facilities, administrative offices, office buildings, manufacturing facilities and facilities used in the assembly, storage, staging and construction of G-Con modular clean rooms. Without limiting the generality of the foregoing, the research, development, manufacture, storage and distribution of vaccines shall be a Permitted Use hereunder. Any uses not permitted under this Section are subject to the prior written approval of the A&M System, not to be unreasonably withheld.

2.6 **Defined Terms**. As used in this Lease, the following terms shall have the meanings set forth in this Section 2.6.

(a) A&M System Parties. The term "*A&M System Parties*" means the A&M System and all of its officers, employees, members, agents, tenants and licensees (other than Tenant), and contractors.

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(b) Applicable Law. The term "*Applicable Law*" means any city, county, state, federal, or other governmental regulation, ordinance, law, or statute, including without limitation all Environmental, Health & Safety Laws.

(c) Building Lease. The term "*Building Lease*" means any lease agreement entered into by Tenant, as landlord, and any Building Tenant for the lease of space in the Building.

(d) Building Tenant. The term "*Building Tenant*" means any person or entity that leases space in the Building from Tenant pursuant to a Building Lease.

(e) Environmental, Health & Safety Laws. The term "*Environmental, Health & Safety Laws*" or "EH&S Laws" means (i) any local, state, or Federal law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation each of the following, as the same may be amended from time to time: (i) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 *et seq.*), and regulations promulgated thereunder; (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 *et seq.*), and regulations promulgated thereunder; (iii) the Toxic Substances Control Act (15 U.S.C. §2601 *et seq.*); (iv) the Endangered Species Act (15 U.S.C. §1531 *et seq.*); (v) laws, statutes, ordinances, rules, regulations, orders, or determinations relating to "wetlands", including without limitation those set forth in the Clean Water Act (33 U.S.C. §1251 *et seq.*); (vi) the Texas Water Code; and (vii) the Texas Solid Waste Disposal Act (TEX. HEALTH & SAFETY CODE ANN. §§361.001-361.345); and (2) any local, state, or Federal law, rule or regulation or Presidential Directive pertaining to health & safety regulation, biological agent transfer or use, biosafety, security, release or incident response, public or occupational exposure, or reporting and recordkeeping, including, without limitation each of the following, as the same may be amended from time to time: (i) Public Health Service Act (42 U.S.C. 201 *et seq.*), and regulations promulgated thereunder; (ii) Public Health Security and Bioterrorism Preparedness and Response Act of 2002 (P.L. 107-188, codified as amended in various sections of Titles 21 and 42 of the U.S. Code), and regulations promulgated thereunder; (iii) Occupational Safety & Health Act of 1970 (29 U.S.C. §651 *et seq.*), and regulations promulgated thereunder; (iv) Federal Food, Drug, and Cosmetic Act (21 U.S.C. 301 *et seq.*), and regulations promulgated thereunder; and (v) Food and Drug Administration Amendments Act of 2007 (P.L. 110-85), and regulations promulgated thereunder..

(f) Governmental Authorities. The term "*Governmental Authorities*" means the City of Bryan, the County of Brazos, any municipal utility district or similar taxing authority in which the Premises or any portion thereof is located, the Texas Commission for Environmental Quality, the State of Texas, the Environmental Protection Agency, the United States of America, and any other governmental or quasi-governmental agency or authority having jurisdiction over the Premises or any portion thereof or over any development or construction activities on the Premises or over the A&M System or Tenant.

(g) Hazardous Substances. "*Hazardous Substances*" means (i) any substance, material, or waste the presence of which requires investigation, monitoring or remediation under any EH&S Laws; which is or becomes defined as a "hazardous substance", "hazardous waste", "solid waste", "pollutant", "contaminant", or "chemical substance" under any EH&S Laws; which contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, or explosive or radioactive materials; or which is toxic, explosive, corrosive, flammable, radioactive, or otherwise hazardous and is or becomes regulated by any Governmental Authorities; (ii) any substance the presence of which on the Premises is regulated or prohibited by any EH&S Laws; (iii) any substance or compound, whether solid, liquid or gaseous which causes or poses a threat to cause a contamination or nuisance on the Premises or any adjacent property, or which causes or poses a threat to cause a hazard to the environment or to the health,

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safety or welfare of persons on or about the Premises; and (iv) any other substance which by any EH&S Laws requires special handling or notification of any Governmental Authority in its collection, storage, treatment, or disposal.

(h) Impositions. The term "*Impositions*" means all taxes, assessments, use and occupancy taxes, water and sewer charges, rates and rents, charges for public utilities, excises, levies, license and permit fees, and other charges by any public authority, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which shall or may during the Term be assessed, levied, charged, confirmed or imposed by any Governmental Authority upon or accrued or become a lien on (i) the Premises or any part thereof; (ii) the Building or Improvements now or hereafter comprising a part of the Premises; or (iii) the appurtenances to the Premises or the sidewalks, streets, or vaults adjacent thereto.

(i) Improvements. The term "*Improvements*" means the Building and any other buildings, structures, and other improvements located at any time upon the Land, in whole or in part.

(j) Parties. The term "*Parties*" means the parties to this Lease, the A&M System and Tenant, and each may be referred to as a "*Party*".

(k) Permitted Exceptions. The term "*Permitted Exceptions*" means the exceptions to title to the Land set forth in Exhibit "B".

(l) Permitted Hazardous Substances. The term "*Permitted Hazardous Substances*" shall mean those substances and materials, which may include certain Hazardous Substances, which are used by Tenant and Building Tenants in connection with any Permitted Use, which shall be stored, transported, handled, used, and disposed of in strict accordance with all EH&S Laws. On or prior to Tenant's occupancy of the Primary Building, Tenant shall provide the A&M System with a list of Hazardous Substances anticipated to be used on the Land and such Hazardous Substances shall be deemed to be "Permitted Hazardous Substances" so long as such items are stored, transported, handled, used, and disposed of in strict accordance with all EH&S Laws.

(m) Rent. The term "*Rent*" means Base Rent plus Additional Rent.

(n) Tenant Parties. The term "*Tenant Parties*" means Tenant, Tenant's mortgagee(s) and any affiliates or subsidiaries of the foregoing, including the co-tenants under Section 13.16, and all of their respective officers, directors, employees, shareholders, members, managers, partners, agents, and contractors.

2.7 **Option to Renew and Extend**. The A&M System agrees that Tenant may, at Tenant's option and subject to the conditions herein stated, renew this Lease and extend the original Term of this Lease for one (1) additional period of ten (10) years, subject to all the provisions of this Lease. Tenant's right and option to renew and extend this Lease for an additional ten (10) year term may be referred to as the "*Extension Option*", and such additional ten (10) year period in effect hereunder shall be referred to as the "*Extended Term*". The Rent for the Extended Term shall be calculated and paid as provided in Section 2.2.

(a) Conditions to Extension Option. Tenant's right to exercise the Extension Option is subject to the following conditions precedent:

(i) This Lease shall be in effect at the time notice of exercise is given and on the last day of the Term.

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Exhibit B-17

(ii) Without limiting Tenant's rights to cure any defaults hereunder, to the extent applicable, no uncured Tenant Default shall exist beyond the applicable cure period under any provision of this Lease at the time notice is given or during the period from delivery of the notice through and including the last day of the Term.

(iii) Tenant shall give written notice to the A&M System exercising the Extension Option not later than six (6) months prior to expiration of the Term.

(b) Failure to Meet Conditions. If the A&M System determines that any of the foregoing conditions precedent has not been met, the A&M System shall notify Tenant in writing within thirty (30) days after receipt of Tenant's notice of its exercise of the Extension Option. If Tenant disputes such determination by the A&M System, then the A&M System and Tenant shall thereupon attempt, for a period not to exceed fourteen (14) days, to resolve the dispute.

Article III
DEVELOPMENT AND CONSTRUCTION

3.1 **Entitlement and Permits**. As an agency of the State of Texas, the A&M System is exempt from the zoning laws and other land use ordinances and regulations of cities and counties. The Parties acknowledge that the development of the Land and construction of the Improvements by Tenant may be exempt from the zoning laws and other land use ordinances and regulations of the City of Bryan and Brazos County; but whether the development of the Land and construction of the Improvements is exempt from the zoning laws and other land use ordinances and regulations of the City of Bryan and Brazos County must be determined by Tenant. The A&M System has determined that the development of the Land and construction of the Building and other Improvements in accordance with this Lease and the subsequent use of the Premises for the Permitted Uses will be in furtherance of the mission and goals of the A&M System.

(a) No Waiver. The A&M System expressly reserves and does not waive any immunity, exemptions, or other rights the A&M System may have with respect to the development of the Land and construction of the Building and other Improvements.

(b) The A&M System Cooperation. If and to the extent that any permits or entitlements are required from any Governmental Authority for the development of the Land and/or construction, occupancy, or use of any of the Improvements ("*Required Entitlements*"), Tenant agrees to obtain all such Required Entitlements. The A&M System agrees to cooperate with Tenant in the execution of such applications for permits and licenses from any Governmental Authority as may be reasonably necessary or appropriate to obtain, and to assist Tenant in obtaining, the Required Entitlements and otherwise effectuate the intents and purposes of this Lease; provided, that the A&M System shall not be obligated to take any action which it determines could subject it to the ordinances and regulations of the City of Bryan and Brazos County.

3.2 **Construction of Building**. The construction of any Improvement on the Premises shall be governed by Schedule 3.2 attached hereto and made a part hereof.

3.3 **Easements from the A&M System**. If and to the extent that Tenant requires any utility easements on, over, or under the Land or other property owned by the A&M System, the A&M System will grant such easements to Tenant or to the utility company or Governmental Authority designated by Tenant, and such easements shall be appurtenant to the Land and to the leasehold estate created by this Lease; provided, however, that any such easements (i) may only be located so as not to unreasonably interfere with the A&M System's proposed use of the

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Exhibit B-18

property to be encumbered by the proposed easements; (ii) are prepared by the A&M System; and (iii) shall only be granted as non-exclusive easements. Tenant acknowledges than any easements granted by the A&M System will be for a maximum term permitted from time to time, pursuant to statutes applicable to the granting of easements by the A&M System.

3.4 **Utilities**. Tenant acknowledges that Tenant is responsible for extending all necessary utilities (including without limitation water, wastewater, electricity, natural gas, and telephone) to the Land. Tenant agrees that all such utilities shall be designed, engineered, and constructed in sufficient capacities to serve the Improvements and their intended use.

3.5 **Utility Construction**. With regard to the utility easements granted or created pursuant to or otherwise permitted under this Lease, Tenant shall (i) have the right to construct or cause the construction of the utility improvements in accordance with the A&M System standards or the utility provider's requirements, as applicable; and (ii) maintain the utility easement areas subject to and in accordance with the easement agreements.

3.6 **Temporary Construction Easements**. In connection with any construction work performed on the Land and the construction of any offsite utilities, the A&M System will grant temporary construction easements on that portion of the Bryan HSC Campus land as is reasonably necessary for such purposes. Any such temporary construction easements shall be used by Tenant and its agents and contractors with a minimum of interference to the development, use, and operation of the Bryan HSC Campus. Temporary construction easements shall require Tenant to return the property subject to the easement to the condition it was in immediately prior to Tenant's work.

3.7 **Signs**. Tenant shall not have the right to maintain or install any signs in or at the Premises visible from adjacent parcels or roads except as approved in writing by the A&M System in each instance. Tenant may not install or maintain signs, lamps or other illumination devices upon the Premises if the lamps, signs, or devices flash or go on and off intermittently, and Tenant agrees it will not place any signs or other structure or obstruction on the roof of any Improvements and shall not operate any loudspeaker or other device which can be heard from adjacent parcels or roads. Tenant shall not be permitted to place or install on the Land any picnic tables, other tables, benches, chairs, other site furniture, statues, monuments, poles, flags, fountains, or outdoor sports equipment or fixtures, sheds, enclosures, bridges or similar site fixtures or furniture or constructions without prior written approval of the A&M System in each instance, which approval may be withheld in the A&M System's sole discretion.

3.8 **Access to Land**. Tenant agrees that to the extent roads are not extended to the Land, Tenant shall be responsible for the design, engineering, and construction of such roads. The A&M System agrees to cooperate with Tenant and any Leasehold Lender with respect to providing assurances with regard to access to the Land.

3.9 **Liens**. Tenant shall at all times keep the Premises, Tenant's leasehold interest under this Lease, and the rents, issues and profits of the Premises or any part thereof, free and clear of all liens and claims for services, labor or materials supplied or claimed to have been supplied to Tenant or to or in connection with the Premises, or any part thereof, and free and clear of all attachments, executions, levies, mortgages (except as expressly permitted in this Lease), conditional sale agreements, or chattel mortgages, and Tenant shall not suffer any other matter or thing whereby the estate, rights, and/or interests of the A&M System in the Premises, or any part thereof, might be impaired. In the event of the filing or levy of any such lien, claim, attachment, or execution, Tenant shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, or as otherwise approved by the A&M System, in which case Tenant shall be permitted to contest such lien. If Tenant shall fail to cause such lien or encumbrance to

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Exhibit B-19

be discharged or bonded over as set forth above within the thirty (30) day period, the A&M System may (in the exercise of its self-help rights under this Lease), but shall not be obligated to, discharge such lien or encumbrance either by paying the amount claimed to be due or by procuring the discharge of such lien or encumbrance by deposit, bonding or other proceedings, and in any such event, the A&M System shall be entitled, if the A&M System so elects, to compel the prosecution of an action for the foreclosure of such lien by or as the lienor and to pay the amount of judgment in favor of such lienor with interest, costs and allowances. Tenant agrees that the fund for the payment of any mechanic's liens shall consist solely of the Tenant's leasehold interest herein and Tenant's interest, subject to this Lease, in and to the Improvements situate on, or to be situate on, the Land and shall not accrue against the fee of the Land or the A&M System.

3.10 **Alterations Required by Law**. If any alterations, additions, improvements, repairs or renewals shall be required in or to the Premises or any part thereof by any laws, ordinances, or regulations, or by any restrictions, the same shall be done by and the cost thereof borne by Tenant. Tenant's agreement to bear such costs pursuant to this Section 3.16 shall in no manner limit Tenant's right to pass such costs through to Building Tenants in accordance with Building Leases.

3.11 **Deed Restrictions**. Tenant acknowledges receipt of the restrictions encumbering the Land and contained in that Special Warranty Deed recorded in Volume 9380, Page 215 of the real property records of Brazos County, Texas, and agrees to comply with such restrictions.

Article IV
LEASEHOLD MORTGAGE PROVISIONS

4.1 **Financing & Leasehold Mortgage**. In order to finance the development of the Land and construction of the Improvements or at any time during the Term, Tenant may obtain a loan ("*Leasehold Loan*") which will be secured by a mortgage on Tenant's leasehold estate under this Lease (the "*Leasehold Mortgage*"). The Leasehold Loan and the terms thereof are subject to approval by the A&M System as set forth herein; provided that such approval right shall be limited to the determination of compliance with Section 4.6. The holder or other beneficiary of the Leasehold Loan is referred to as "*Leasehold Lender*". Tenant and the A&M System acknowledge and agree that there may be one or more loans or credit facilities which are obtained by Tenant to finance the construction of the Improvements, including, by way of example, a construction loan and permanent mortgage loan. Any such loan or credit facility shall be a "Leasehold Loan". The Leasehold Mortgage and any and all other loan documents evidencing and securing a Leasehold Loan may be collectively referred to as the "*Leasehold Loan Documents*".

4.2 **Approval of Loan Documents**. With respect to any Leasehold Loan, Tenant will provide or cause to be provided to the A&M System copies of drafts of the Leasehold Loan Documents which are acceptable to Tenant. All Leasehold Loan Documents, including future renewals and extensions (except those expressly contemplated in any Leasehold Loan Documents), and modifications, shall be subject to approval by the A&M System; provided that such approval right shall be limited to the determination of compliance with Section 4.6. Except for any Leasehold Loan Documents to which the A&M System is a party, the A&M System will not unreasonably withhold or delay its approval of the Leasehold Loan Documents. With respect to any Leasehold Loan Documents to which the A&M System is a party, such Leasehold Loan Documents shall be acceptable to the A&M System in its sole and absolute discretion. The A&M System's approval of the Leasehold Loan Documents will not constitute a representation or warranty of any kind by the A&M System as to the validity, correctness, or enforceability of the Leasehold Loan Documents.

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Exhibit B-20

4.3 **Mortgagee Protective Provisions**. The A&M System agrees as follows:

(a) Notices. So long as the Leasehold Lender has given the A&M System notice of its address in accordance with Section 4.6(a), the A&M System shall give to the Leasehold Lender a duplicate copy of any and all notices which the A&M System gives to Tenant pursuant to the terms hereof, including notices of default, and no such notice shall be effective until such duplicate copy is actually received by such Leasehold Lender, in the manner provided in Section 13.1.

(b) Consent of Leasehold Lender. There shall be no cancellation or surrender of this Lease by joint action of the A&M System and Tenant without the prior written consent of the Leasehold Lender. There shall be no modification of any material term of this Lease by joint action of the A&M System and Tenant without the prior written consent of the Leasehold Lender, which consent will not be unreasonably withheld, conditioned, or delayed. A "material term" shall mean the Rent, the Term, or any other material economic provision of this Lease, or any modification which would materially decrease the Leasehold Lender's rights or materially increase the Leasehold Lender's burdens or obligations hereunder.

(c) Consent and Estoppel. In connection with any proposed or existing Leasehold Loan, within 20 days after being requested by a current or proposed Leasehold Lender, the A&M System shall deliver to any Leasehold Lender an instrument acknowledging the Leasehold Loan, affirming the A&M System's obligations and the Leasehold Lender's rights hereunder, and certifying to any facts regarding this Lease as such Leasehold Lender may reasonably request.

(d) Subordination of Landlord's Lien. The A&M System shall subordinate any statutory or constitutional lien granted to landlords of commercial real estate to any security interests in and liens on Tenant's real, personal, or mixed property interests granted by Tenant, whether by contract, as a matter of law, or otherwise at any time during the term of this Agreement in favor (i) a Leasehold Lender, (ii) to any party who has granted part or all of the Primary Grant, and (iii) to any public or quasi-public entity who has granted any subsequent grant, gift, or award used by Tenant in its operations on the Premises.

4.4 **Tenant's Default**. If a Lease Default shall occur, written notice of such Default shall be sent by the A&M System to any Leasehold Lender who has provided notice of its address in accordance with Section 4.6(a), and the A&M System shall take no action to terminate this Lease or to interfere with the occupancy, use or enjoyment of the Premises or to exercise any other rights or remedies which the A&M System may have under this Lease and/or Applicable Law until such time as the A&M System has given the Leasehold Lender notice of the Default and an opportunity to cure such Default as provided in this Section 4.4.

(a) If such Default shall be a Default in observing or performing any covenant or condition to be observed or performed by Tenant hereunder, and if such Default can be remedied by such Leasehold Lender without obtaining possession of the Premises, such Leasehold Lender shall remedy such Default not later than thirty (30) days after the giving of such notice, provided that, in the case of a Default which cannot with diligence be remedied, or the remedy of which cannot be commenced, within such period of thirty (30) days, such Leasehold Lender shall have such additional period (not to exceed ninety [90] days) as may be necessary to remedy such Default with diligence and continuity.

(b) If such Default shall be a Default which can only be remedied by such Leasehold Lender upon obtaining possession of the Premises, such Leasehold Lender shall obtain such possession with diligence and continuity, through a receiver or otherwise, and shall remedy such Default within thirty (30) days after obtaining such possession, provided that, in the

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Exhibit B-21

case of a Default which cannot with diligence be remedied, or the remedy of which cannot be commenced, within such period of thirty (30) days, such Leasehold Lender shall have an additional period (not to exceed ninety [90] days) as may be necessary to remedy such Default with diligence and continuity.

4.5 **Termination of Lease**. If this Lease shall terminate for any reason or be rejected or disaffirmed pursuant to the Bankruptcy Code or any other law affecting creditors' rights, any Leasehold Lender or a person designated by such Leasehold Lender shall have the right, exercisable by written notice to the A&M System, within twenty (20) days after the effective date of such termination, to enter into a new lease of the Premises with the A&M System. The term of said new lease shall begin on the date of the termination of this Lease and shall continue for the remainder of the Term of this Lease, consistent with the terms of this Lease, including without limitation the Extension Option. Such new lease shall otherwise contain the same terms and conditions as those set forth herein, except for requirements which are no longer applicable or have already been performed or which are personal to any prior tenant; provided that (i) such Leasehold Lender shall have remedied all defaults on the part of Tenant hereunder which are susceptible of being remedied by the payment of money, and (ii) such new lease shall require the tenant thereunder promptly to commence, and expeditiously to continue, to remedy all other defaults on the part of Tenant hereunder to the extent susceptible of being remedied. The provisions of this Section 4.5 shall survive the termination of this Lease and shall continue in full force and effect thereafter to the same extent as if this Section 4.5 were a separate and independent contract among the A&M System, Tenant and each Leasehold Lender. From the date on which any Leasehold Lender shall serve upon the A&M System the notice of the exercise of its right to a new lease, such Leasehold Mortgage may use and enjoy the Premises without hindrance by the A&M System, subject to the terms of this Lease.

4.6 **Required Provisions of Leasehold Mortgage**. Each Leasehold Mortgage must contain the following provisions:

(a) Notices to the A&M System. Each Leasehold Mortgage must require the Leasehold Lender to give to the A&M System formal notice of Leasehold Lender's address for notice and any changes in such address for notice and a copy of each notice of default given to Tenant at the same time as and whenever any such notice of default shall be given by the Leasehold Lender to Tenant. All such notices shall be addressed to the A&M System at its address as set forth in this Lease or as otherwise last furnished to the Leasehold Lender. No such notice by a Leasehold Lender to Tenant shall be deemed to have been duly given to the A&M System unless and until a copy thereof has been received by the A&M System in the manner provided in Section 13.1.

(b) Performance. Each Leasehold Mortgage must require the Leasehold Lender to accept performance by the A&M System of any covenant, condition or agreement on Tenant's part to be performed under the Leasehold Mortgage or other agreement between Tenant and the Leasehold Lender with the same force and effect as though performed by Tenant; provided, however, that the A&M System shall have no duty or obligation to cure any default by Tenant under the Leasehold Mortgage, any other Leasehold Loan Document, or any other agreement between Tenant and the Leasehold Lender.

(c) Right to Cure. Each Leasehold Mortgage must provide that in the event of acceleration of a Leasehold Loan as a result of Tenant's uncured default under such Leasehold Loan, the A&M System or its designee shall have the right to prepay the Leasehold Loan in full in accordance with the terms of the Leasehold Loan Documents, and the right to terminate this Lease. In the event of the prepayment of the Leasehold Loan by the A&M System or its designee, payment shall be made directly to the then holder of the Leasehold Loan, in exchange for either (i) a duly executed assignment of the Leasehold Loan Documents in recordable form

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Exhibit B-22

(without recourse but with warranty of good title) and delivery of all original Leasehold Loan Documents to the A&M System or its assignee, including the promissory note endorsed, without recourse, payable to the A&M System or its assignee, or (ii) a duly executed document in form satisfactory to the A&M System releasing the Leasehold Mortgage, and stating that the debt has been satisfied, delivered to the A&M System at its sole option.

(d) Benefit of the A&M System. The provisions of this Section 4.6 are for the benefit of the A&M System and its successors and assigns and may be relied upon and shall be enforceable by the A&M System and such successors and assigns. Neither the A&M System nor its successors or assigns shall be liable upon the covenants, agreements or obligations of Tenant contained in any Leasehold Mortgage or any other agreement between Tenant and the Leasehold Lender by virtue of the exercise of any rights set forth in this Section 4.6.

4.7 **Modifications**. If any prospective Leasehold Lender requires any modifications to this Lease as a condition to providing a Leasehold Loan to Tenant, the A&M System shall not unreasonably withhold its consent to such modifications, provided that the A&M System shall not be required to consent to any such modification pertaining to the Rent, the Term, or any other material economic provision of this Lease, nor to any modification which would materially decrease the A&M System's rights or materially increase the A&M System's burdens or obligations hereunder as reasonably determined by the A&M System. The reasonable costs and expenses incurred by the A&M System in connection with any such proposed modification (including without limitation reasonable attorneys' fees) shall be borne and paid by Tenant.

4.8 **Cooperation**. The A&M System will cooperate with Tenant in connection with any actual or proposed Leasehold Loan or any other potential source of financing available to Tenant, including any federal or state government grants or loans. By way of example but not limitation, the A&M System shall provide information related to this Lease as reasonably requested by the actual or potential financing source or necessary for Tenant to complete any application for such financing; or executing joinders, consents, or support letters in connection with such actual or potential financings. Nothing in this Section 4.8, however, shall cause the A&M System to incur any liability as a result of providing such cooperation, or conflict with or modify any of A&M Systems rights and remedies hereunder.

Article V
IMPOSITIONS, UTILITIES, & INSURANCE

5.1 **Impositions**. During the Term, as between Tenant and the A&M System, Tenant will pay as and when the same shall become due all Impositions, including ad valorem taxes on Tenant's leasehold estate hereunder; provided, however, nothing in the foregoing shall prevent Tenant from seeking or obtaining any tax credit, tax abatement, or other incentive that would result in reducing the amount of any Impositions for which Tenant would otherwise be liable hereunder. If ad valorem taxes are imposed on the A&M System's fee title because of Tenant's use of the Land, then Tenant shall be responsible for and pay such Impositions. Notwithstanding the foregoing, the term "*Impositions*" does not include and Tenant shall not be liable for any income taxes, capital levy, estate, succession, inheritance or transfer taxes or similar tax of the A&M System, or any franchise taxes imposed upon any owner of the fee estate of the Land, or any income, profits or revenue tax, assessment or charge imposed upon the rent or other benefit received by the A&M System or any successor landlord under this Lease, by any Governmental Authority. If the A&M System transfers or conveys its fee title to the Land or any portion thereof to a new owner and, as a result, the Land (or applicable portion) becomes subject to ad valorem taxation, then such new owner of the Land will be responsible for and pay the ad valorem taxes attributable to such owner's fee title and Tenant will have no obligation or liability

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Exhibit B-23

with respect thereto; provided, however, then Tenant may, but not be obligated to, pay such ad valorem taxes on behalf of such new owner and the provisions of Section 12.2 shall apply.

5.2 **Tenant's Right to Contest**. Tenant may in good faith and at its sole cost and expense contest the validity or amount of (i) the Impositions for which it is liable, and (ii) any other taxes, charges, assessments, or other amounts, charged or assessed against the Land, Improvements, Building, or Premises in which event the payment thereof may be deferred during the pendency of such contest.

5.3 **Utilities**. Tenant shall pay or cause to be paid all charges for gas, electricity, light, heat, air conditioning, power, telephone and other communication services, and all other utilities and similar services rendered or supplied to the Premises, beginning on the Effective Date.

5.4 **Casualty Insurance**. Tenant at its sole expense shall keep all Improvements on the Premises insured against loss by fire and all of the risk and perils usually covered by a special endorsement to a policy of fire insurance upon property comparable to the Improvements, including vandalism and malicious mischief endorsements, in an amount equal to at least one hundred percent (100%) of the replacement cost of the Improvements. Tenant shall furnish to the A&M System evidence of coverage and any renewals or replacements of this insurance. The A&M System shall be named an additional insured under this policy. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain and maintain the insurance described in this Section until immediately prior to the termination of the builder's risk insurance on the Improvements described in Section 5.5 below.

5.5 **Builder's Risk and Worker's Compensation Insurance**. Until completion of construction of the Improvements, Tenant at its sole expense shall maintain or cause to be maintained builder's risk insurance covering the construction of the Improvements, in an amount not less than the full insurable value of the Improvements, and materials supplied in connection with the Improvements and shall cause contractors retained by Tenant to maintain worker's compensation insurance as may be required by Applicable Law. Tenant shall furnish to the A&M System evidence of coverage and any renewals or replacements of this insurance. The A&M System shall be named as an additional insured under the builder's risk policy.

5.6 **Liability Insurance**. Tenant agrees to maintain or cause to be maintained at all times during the Term commercial General Liability insurance in which the A&M System shall be named as an additional insured with limits of liability on an Annual Aggregate basis of $2,000,000 and a per occurrence basis of $1,000,000 (each of such amounts shall be subject to be increased from time to time as the A&M System may reasonably request to reflect declines in the purchasing power of the dollar or to reflect the then insurance requirements for similar buildings in Brazos County with at least 30 days written notice; provided that Tenant shall not be required to obtain such greater amounts of coverage until the next policy renewal after the expiration of such 30-day notice period). All insurance policies required by this provision shall be obtained by Tenant at Tenant's expense. Said insurance policies shall provide for at least thirty (30) days notice to the A&M System before cancellation and shall include a waiver of subrogation by the insurance carrier. The Leasehold Lender shall be named as an additional insured.

5.7 **Other Insurance**. Tenant shall maintain or cause to be maintained at all times during the Term, such other insurance, and in such amounts, as may from time to time be reasonably required by the A&M System against other insurable hazards which from time to time are commonly insured against in the case of similar premises, due regard being given to the Premises, the height and type and Improvements thereon, its construction, use, occupancy and tenants. Tenant's obligations under this Section 5.7 are conditioned on any such requested insurance being available to Tenant on commercially reasonable terms and rates.

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Exhibit B-24

5.8 **Certificates**. Upon the full execution of this Lease, Tenant shall deliver to the A&M System certificates of the insurance required under this Lease. Each certificate shall provide that the insurer will not cancel the policy except after thirty (30) days prior written notice to the A&M System. At least ten (10) days prior to the expiration of each such insurance policy, Tenant shall deliver to the A&M System copies of a renewal policy or binder which shall comply with the foregoing provisions with respect to prior notice of cancellation thereof being given by the insurance company to the A&M System. In the event of the failure of Tenant to procure and deliver such renewal policy or policies or binder or binders therefor within the time above prescribed, the A&M System shall be permitted to do so and the premiums charged therefor shall be borne and paid promptly by Tenant within ten (10) days following written notice from the A&M System.

5.9 **Waiver of Subrogation**. The A&M System and Tenant shall not be liable to the other for loss or damage caused by fire or perils covered by insurance policies maintained by the other Party with respect to the Land or the Improvements or any equipment or personal property contained therein, and to the extent of such insurance, the A&M System and Tenant, both on behalf of themselves and their respective insurers, waive all rights of subrogation on account of such loss or damage; provided, however, that this waiver shall not be deemed operable to the extent of any reasonable "deductible" regarding the applicable insurance coverage.

5.10 **Premiums**. All premiums and charges for all of said insurance policies shall be paid by Tenant when due. If Tenant shall fail and neglect to make any payment when due, the A&M System may, but shall not be obligated to, make such payment or carry such policy, and the amount of any premium paid by the A&M System shall be repaid by Tenant within ten (10) days following written notice from the A&M System.

Article VI
TENANT'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

6.1 **Authority**. The person signing this Lease as Tenant has the full right, power, and authority to execute this Lease on behalf of Tenant, and to carry out Tenant's obligations under this Lease without the joinder of any other person. The execution, delivery, and performance of this Lease, and the consummation of the transactions contemplated hereby, do not (i) conflict with, result in a violation of, or constitute a default under any provision of Tenant's constituent documents or any agreement or other instrument binding upon Tenant, or any law, governmental regulation, or court decree or order applicable to Tenant, or (ii) require the consent, approval, or authorization of any third party.

6.2 **Use**. Tenant agrees that the Premises shall be used only for Permitted Uses. If Tenant desires to lease or use any space in the Building for purposes other than a Permitted Use, then Tenant must obtain the prior written approval of the A&M System.

6.3 **Compliance with Insurance and Applicable Laws**. Tenant shall not use or occupy the Premises, permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises in a manner which would in any way make void or voidable any insurance then in force with respect thereto, which would make it impossible to obtain the insurance required to be furnished by Tenant hereunder, which would constitute a public or private nuisance, or which would violate any Applicable Laws.

6.4 **Environmental Provisions**.

(a) Environmental, Health & Safety Compliance. Tenant agrees that Tenant shall not receive, accept, store, dispose or release any Hazardous Substances on or in the Premises, transport any Hazardous Substances to or from the Premises or permit the existence of

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Exhibit B-25

any contamination by Hazardous Substances on, under, or in the Premises, except for Permitted Hazardous Substances which are stored, used, disposed, and transported in compliance with Applicable Laws. If Tenant acquires knowledge of the presence of any Hazardous Substances in violation of any Applicable Laws or contamination on, under, or in the Premises or of the transportation of any Hazardous Substances (other than Permitted Hazardous Substances in compliance with Applicable Laws) to or from the Premises, Tenant shall give written notice to the A&M System immediately with a full description thereof. To the extent that Tenant is required to remediate any Hazardous Substances under EH&S Laws, Tenant, at Tenant's sole cost and expense, shall (i) promptly remove, treat and dispose of all Hazardous Substances or contamination in, under, on, affecting, or released in, on, or from the Premises and clean up the affected property in accordance with applicable EH&S Laws and provide the A&M System with evidence satisfactory to the A&M System of such removal, treatment, disposal and/or clean up and (ii) comply with any and all EH&S Laws requiring the removal, treatment or disposal of Hazardous Substances or contamination on, under, in, affecting, or released in, on, or from the Premises and provide the A&M System with satisfactory evidence of any such compliance. If Tenant is required to remove, treat or dispose any Hazardous Substances or contamination under applicable EH&S Laws, Tenant shall within thirty (30) days after demand by the A&M System provide the A&M System with financial assurance satisfactory to the A&M System, in the A&M System's sole discretion, that the necessary funds are available to pay for the cost of removing, treating and/or disposing of such Hazardous Substances or contamination and cleaning up the affected property, and discharging any assessments, charges, liens or fines which may be established on the Premises or against the A&M System or any A&M System Parties.

(b) Environmental, Health & Safety Indemnity. TENANT AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE A&M SYSTEM PARTIES FROM AND AGAINST ANY SUITS, ACTIONS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, DEMANDS, CLAIMS, LIABILITIES, FEES, FINES, PENALTIES, LOSSES, DAMAGES, EXPENSES OR COSTS, INCLUDING INTEREST, COURT COSTS AND ATTORNEYS' FEES INCURRED OR SUFFERED BY THE A&M SYSTEM PARTIES OR ANY OF THEM (I) THAT IS INCURRED OR IMPOSED BASED UPON ANY ENVIRONMENTAL, HEALTH & SAFETY LAW AND THAT ARISES OUT OF OR IS, IN ANY WAY, CONNECTED WITH THE PREMISES OR ANY PORTION THEREOF THAT ARISES OUT OF A VIOLATION OF ENVIRONMENTAL, HEALTH & SAFETY LAWS BY TENANT OR (II) THAT OTHERWISE ARISES BY THE BREACH BY TENANT, TENANT'S OWNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS, INVITEES, LICENSEES OR ASSIGNEES, OF ANY REPRESENTATION, WARRANTY, OR COVENANT IN THIS SECTION 6.4. THE INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 6.4 SHALL BE LIMITED TO ACTUAL DAMAGES SUFFERED BY ANY OF THE A&M SYSTEM PARTIES; PROVIDED THAT TENANT SHALL HAVE NO INDEMNIFICATION OBLIGATION TO THE EXTENT ANY SUCH DAMAGES WERE CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY A&M SYSTEM PARTY. THIS INDEMNIFICATION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE.

(c) Environmental Waiver and Release. Tenant hereby waives, releases and forever discharges the A&M System Parties from all present and future claims arising out of or in any way related to or connected with any condition of environmental contamination in, on or at the Premises or the existence of any Hazardous Substances or contamination in any state in, on or at the Premises, however they came to be placed therein or thereon, except to the extent caused by the negligence or willful misconduct of any A&M System Party.

(d) Medical & Biosciences Use. Notwithstanding any other provision herein, the A&M System acknowledges that the Building will be used for medical and bioscience purposes and that tenants in the Building may include practicing physicians, clinical and diagnostic laboratories, imaging facilities, and research and teaching facilities. All such uses of the Building are Permitted Uses, and the A&M System acknowledges that such uses of the Premises may result in, and the A&M System consents to, the presence, use, storage, and

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Exhibit B-26

disposal of Permitted Hazardous Substances on the Premises and the transportation of Permitted Hazardous Substances to and from the Premises. Tenant must obtain the written approval of the A&M System, such approval not to be unreasonably withheld, conditioned or delayed, prior to the construction and/or operation of any biosafety level (BSL) 3 laboratory on the Land (or a comparable substitute or replacement classification), and must obtain the written approval of the A&M System, such approval to be in the sole discretion of the A&M System, prior to the construction and/or operation of any biosafety level (BSL) 4 laboratory on the Land (or a comparable substitute or replacement classification). Once constructed or operational, any BSL-3 or -4 laboratory shall be subject to routine inspection by the A&M System for safety and compliance with biosafety standards and guidelines, including NIH-CDC Biosafety in Microbiological and Biomedical Laboratories (BMBL), USDA Facilities Design Standards, OSHA, and the NIH Design Policy and Guidelines. The A&M System shall give Tenant at least five (5) business days prior written notice of any such intended inspection, except in the cases of emergency when no such advance notice shall be required. So long as no Event of Default has occurred and is continuing, the A&M System agrees not to conduct an unreasonable number of inspections. Any such inspection shall be conducted in a manner reasonably designed to minimize any interference in the operation of Tenant's operations in the subject laboratories.

6.5 **Rules**. Tenant shall obey and observe (and compel its officers, employees, contractors, licensees, invitees, subtenants, concessionaires and all others doing business with it, to obey and observe) all reasonable rules and regulations established by the A&M System from time to time, provided Tenant has received written notice thereof, for the conduct of Tenant and/or for the welfare of the A&M System and the HSC Bryan Campus.

Article VII
A&M SYSTEM'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

7.1 **Covenant of Quiet Enjoyment**. The A&M System covenants that Tenant, on paying the Rent and performing and observing the covenants and agreements herein contained and provided to be performed by Tenant, shall and may peaceably and quietly have, hold, occupy, use, and enjoy the Premises during the Term, and may exercise all of its rights under this Lease, subject only to the provisions of this Lease and Applicable Laws.

7.2 **Authority**. The A&M System represents to Tenant that the A&M System has good and sufficient right and authority to lease the Premises to Tenant and to execute and deliver this Lease.

7.3 **Environmental, Health & Safety Laws**. The A&M System hereby represents and warrants to Tenant, which representations are made as of the Effective Date, that to the best of the A&M System's knowledge, no Hazardous Substances are located on, under or about the Land and the Land is in compliance with all Environmental, Health & Safety Laws.

7.4 **No Warranties by the A&M System**. Tenant acknowledges that Tenant has full knowledge of all matters pertaining to the Land, including, but not limited to, the physical condition of the same, and that Tenant is leasing the Land "AS IS" and the A&M System shall not be required to perform any work or furnish any materials in connection with the Land. Except for the express representations and warranties in this Lease, the A&M System makes no warranty of any kind or nature, express, implied or otherwise, or any representations or covenants of any kind or nature in connection with the condition of the Land or any part thereof, and the A&M System shall not be liable for any latent or patent defects therein or be obligated in any way whatsoever to correct or repair any such latent or patent defects. Without limiting the above, Tenant acknowledges and agrees that except for the express representations and warranties in this Lease, neither the A&M System, nor any brokers, any agents, employees or

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Exhibit B-27

representatives of the A&M System have made any representations or warranties on which Tenant is relying as to matters concerning the Land including, without limitation, taxes, permissible uses, covenants, conditions and restrictions, water or water rights, topography, utilities, zoning, soil, subsoil, the purposes for which the Premises are to be used, drainage, environmental or building laws, rules or regulations or any other representations or warranties of any nature whatsoever, and Tenant hereby assumes all risks relating to any of the foregoing and to all matters relating to the use and occupancy of the Premises, whether known or unknown, or foreseeable or unforeseeable. The A&M System, however, expressly warrants that it has full authority to enter into this Lease. The A&M System also expressly covenants that is has not done or suffered any act or occurrence during the time it has owned the Land which has impaired title to the same, except utility easements of record.

Article VIII
CASUALTY

8.1 **Damage or Destruction: Restoration or Demolition**. Subject to Section 8.2 below, if during the Term or Extended Term, any Building shall be damaged or destroyed by fire or other casualty, Tenant shall have no obligation to repair such damage and restore the damaged Building(s); provided, however, if Tenant elects not to repair or restore the damaged Building(s), then Tenant, at Tenant's cost shall demolish and remove any remaining portion of the damaged Building(s).

8.2 **Substantial Damage: Right to Terminate**. If the Primary Building or the Premises as a whole shall be "substantially damaged" (as defined below) or destroyed by fire or other casualty within the last five (5) years of the Term (or at any time during the Extended Term, if applicable), Tenant shall have the right to terminate this Lease, provided that notice thereof is given to the A&M System not later than sixty (60) days after such substantial damage or destruction. In such event, then subject to the rights of any Leasehold Lender, all insurance proceeds applicable to such damage or destruction shall be assigned by Tenant to the A&M System; provided that any excess insurance proceeds remaining after restoration or demolition of any damaged Buildings and removal of debris shall be returned to and paid over to Tenant. The term "substantially damaged" and "substantial damage" as used in this Section shall mean, with respect to the Primary Building, that the Primary Building has been damaged to the extent that the cost of restoration of the Primary Building will exceed an amount equal to sixty percent (60%) of the total replacement cost of the Primary Building, and, with respect to the entire Premises, that one or more Buildings have been damaged to the extent that the cost of the restoration of the damaged Building(s) will exceed an amount equal to twenty-five percent (25%) of the total replacement cost of all Buildings located on the Premises. If Tenant does not elect to terminate this Lease pursuant to this Section, then Tenant's rights and obligations with respect to the damaged Building(s) shall be governed by Section 8.1.

8.3 **Restoration**. If Tenant elects to restore and rebuild any damaged Building(s) after any damage or destruction, then Tenant, at its sole cost and expense and within one hundred eighty (180) days after the casualty, shall commence and thereafter continuously proceed with reasonable diligence to repair, alter, restore, replace or rebuild the damaged Building(s) to as nearly as possible its utility and value immediately prior to such damage or destruction, subject to such changes or alterations as Tenant and the A&M System may agree upon, such agreement not to be unreasonably withheld or delayed by the A&M System. Such repair, alteration, restoration, replacement or rebuilding shall be done in accordance with the then Applicable Law and Tenant shall use commercially reasonable efforts to design, construct, maintain, alter, and repair the exteriors of any such Building in a manner consistent with the appearance of the exteriors of other buildings situated on the Bryan HSC Campus.

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8.4 **Insurance Proceeds**. The A&M System acknowledges that Tenant shall be entitled to use any proceeds of the insurance maintained by Tenant for the purpose of accomplishing restoration or demolition. Any excess insurance proceeds remaining after such restoration or demolition is completed shall belong to Tenant. If there is a Leasehold Loan in place secured by a Leasehold Mortgage, then Tenant and the A&M System agree that all proceeds of insurance maintained by Tenant (or any sublessee or Building Tenant for the benefit of Tenant) shall be payable first to Tenant and/or the Leasehold Lender, in accordance with their respective rights under applicable Leasehold Loan Documents. Such insurance proceeds shall be used and applied as required by the terms of the Leasehold Loan Documents

Article IX
CONDEMNATION

9.1 **Condemnation**. In the event that all or a part of the Premises are taken or condemned for public or quasi-public use under any statute or by the right of eminent domain or, in lieu thereof, all or a part of the Premises is conveyed to a public or quasi-public body under threat of condemnation (any such event, a "*Condemnation*"), and the Condemnation renders all or a material part of the Premises (including Tenant's rights to access the Premises) unusable in Tenant's reasonable determination, then, at the option of Tenant exercised within ninety (90) days after the Condemnation occurs: (i) this Lease shall terminate as of the date possession of all or such part of the Property is taken by, or conveyed to, the condemning authority; and (ii) all obligations hereunder, except those accruing prior to the date of Condemnation and those that survive termination, shall cease and terminate. In the event that Tenant does not elect to terminate this Lease pursuant to this Section, Tenant shall be responsible for the performance of all work necessary or appropriate to make the Premises usable by Tenant for the Permitted Uses following any Condemnation (including any demolition if Tenant does not elect to restore or repair any Building affected by such Condemnation) to the extent of any award made available to Tenant to do so.

9.2 **Separate Awards**. If the whole or any part of the Premises shall be taken by Condemnation, the A&M System shall be entitled to seek, receive and retain all compensation, awards and the like paid or payable by the condemning authority with respect thereto subject to the rights of any Leasehold Lender; provided, however, that Tenant shall be entitled to any award allocated to the taking of Tenant's leasehold interest in the Premises, Tenant's unamortized costs of the Improvements, and reimbursement for lost revenues, if applicable. Notwithstanding the previous sentence, the A&M System and Tenant agree that a portion of the total awards paid by the condemning authorities shall be allocated by the A&M System and Tenant to the value of the Improvements and the respective interests of the A&M System and Tenant therein; however, the A&M System's interest in the award under the Lease shall only be as to the reversionary value of the Improvements following the expiration of the Term. If this Lease is terminated following and as a result of any Condemnation, then the A&M System and Tenant each shall be entitled to retain any compensation it receives in accordance with the foregoing allocation.

9.3 **Distribution if No Termination**. Upon any Condemnation that does not result in the termination of this Lease but will require restoration or demolition work to the Premises, as applicable, then the awards received from the condemning authority by the A&M System and Tenant shall be distributed (i) first, to Tenant in the amount of any costs of such restoration, repair, refurbishment, or demolition, as applicable, and (ii) the remainder shall be apportioned and paid as provided in Section 9.2 above, considering the respective interests of the A&M System and Tenant in the portion of the Premises taken. If a portion of the Premises is taken and no repair or restoration work is required because of said taking, the related award shall be

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apportioned and paid as provided in Section 9.2 above, considering the respective interests of the A&M System and Tenant in the portion of the Premises taken.

9.4 **Temporary Taking**. If the whole or any portion of the Premises shall be taken for temporary use or occupancy for a period not exceeding 90 days, the Term shall not be reduced or affected. If any temporary taking shall extend beyond 90 days and Tenant does not otherwise receive any award or compensation for such temporary Condemnation, then Rent for such taken portion of the Premises shall be abated on a reasonable, pro rated basis, and Tenant shall be entitled to credit such abated amount against any subsequent payment of Rent until such abatement credit is fully utilized.

9.5 **Leasehold Lender's Rights**. The Leasehold Lender shall, if it so desires, be made a party to any condemnation proceeding. Any rights of Tenant to any condemnation award and Tenant's obligation hereunder with respect to such award shall be subject to any Leasehold Lender's rights to such condemnation award as set forth in the Leasehold Loan Documents.

9.6 **Voluntary Dedication**. Tenant shall have no right to voluntarily devote or dedicate any portion of the Premises to public use without the A&M System's prior written consent.

9.7 **Notice of Taking, Cooperation**. If either Tenant or the A&M System receives notice of any proposed or pending condemnation of the Premises, the Party receiving such notice shall promptly notify the other in writing. Thereafter, the A&M System and Tenant shall cooperate with each other to appear and participate in any and all hearings, trials and appeals relating to such condemnation proceeding to protest same and/or to maximize the compensation, awards and the like; provided, however, that each Party shall be responsible for its own costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and costs of suit).

Article X
ASSIGNMENT

10.1 **Tenant's Right to Assign**. Except for a Permitted Transfer, Tenant may not assign this Lease and its rights hereunder, voluntarily or involuntarily, by operation of law or otherwise, to a third party without the prior written consent of the A&M System, which consent shall not be unreasonably withheld, conditioned, or delayed. The provisions of this Section 10.1 shall not be applied or construed so as to limit, in any manner, (i) Tenant's rights to enter into Building Leases, or (ii) Tenant's rights to mortgage its leasehold estate as set forth in this Lease, and should the Leasehold Lender succeed to Tenant's rights hereunder and in and to the leasehold estate hereby created, whether by foreclosure or by conveyance or assignment in lieu thereof, the same shall not constitute a Default hereunder, and the A&M System hereby expressly consents to any such Leasehold Lender's succession to the interest of Tenant hereunder and in and to the leasehold estate hereby created. No permitted assignment shall be effective unless and until the A&M System shall have received an executed counterpart of such assignment, in recordable form, in form and content reasonably acceptable to the A&M System, under which the assignee shall have assumed this Lease and agreed to perform and be bound by the covenants and conditions of this Lease required to be performed and observed by Tenant. In determining whether to grant consent to Tenant's request to assign and sell, the A&M System may consider any factors it reasonably deems relevant or appropriate, including, without limitation (i) the ability of the proposed assignee/purchaser generally to perform the obligations of Tenant under this Lease, (ii) the current business of the proposed assignee/purchaser, (iii) the experience of the proposed assignee/purchaser in the business conducted at the Premises, (iv) the financial health and credit of the proposed assignee/purchaser, (v) the reputation of the proposed assignee/purchaser,

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including its owners and investors, and (vi) the impact which the proposed assignment and sale will, or may, have on the reputation of the State of Texas and the A&M System.

10.2 **Bankruptcy**. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 *et seq.* (the "*Bankruptcy Code*"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to the A&M System, shall be and remain the exclusive property of the A&M System, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting the A&M System's property under the preceding sentence not paid or delivered to the A&M System shall be held in trust for the benefit of the A&M System and shall be promptly paid or delivered to the A&M System.

10.3 **Building Leases**. Tenant shall have the right to sublease all or portions of the Improvements without the A&M System's prior approval provided that each such Building Lease meets the following requirements:

(i) use of the Improvements shall be limited to use in conformance with the provisions of Section 2.3;

(ii) the term of the Building Lease shall not exceed the original term or any subsequently modified term of this Lease; and

(iii) the Building Lease shall contain provisions acknowledging it is subject and subordinate to this Lease and agreeing that a termination or expiration of this Lease shall, at the A&M System's sole option, constitute a termination or expiration of the Building Lease.

Tenant shall promptly provide the A&M System with copies of all executed Building Leases affecting the Improvements. No lease of the Improvements shall operate to relieve Tenant of any obligation under this Lease.

10.4 **Permitted Transfers**. Notwithstanding anything to the contrary in this Article 10, Tenant may transfer all or part of its interest in this Lease or all or part of the Premises (a "**Permitted Transfer**") to the following types of entities (a "**Permitted Transferee**"), subject to this Section 10.4:

(a) an affiliate of Tenant;

(b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities; or

(c) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets.

Tenant shall promptly notify the A&M System in writing of any proposed Permitted Transfer. The A&M System shall have 15 days to approve the proposed Permitted Transfer; provided that the A&M System's sole basis for not approving the proposed Permitted Transfer is for Reputational Reasons. As used herein, "*Reputational Reasons*" shall mean that the proposed Permitted Transferee, or any of its owners or investors, is a party with whom the A&M System is prohibited by law or existing system policies (at the time Tenant delivers notice of the proposed Permitted Transfer) from entering into a contract, or who engages in business that materially

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conflicts with the mission of the A&M System or could have a negative impact on the reputation of the A&M System. If the A&M System does not deliver written notice to Tenant disapproving the proposed Permitted Transfer and the A&M System's reasons for such disapproval within such fifteen-day period, then the A&M System will be deemed to have approved the proposed Permitted Transfer.

Following any Permitted Transfer, Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish the A&M System with copies of the instrument effecting any of the foregoing Transfers.

Article XI
TENANT'S DEFAULT AND A&M SYSTEM'S REMEDIES

11.1 **Default**. Each of the following shall be deemed a "*Default*" by Tenant hereunder and a material breach of this Lease:

(a) Tenant's failure to pay the Rent when due, and Tenant shall fail to cure such Rent default within twenty (20) days after the A&M System gives Tenant written notice of the default.

(b) Tenant's failure to keep, perform, or observe any of the other covenants, agreements, terms, or provisions contained in this Lease that are to be kept or performed by Tenant, and Tenant shall fail to commence and take such steps as are necessary to remedy and cure such default within thirty (30) days after the A&M System gives Tenant written notice of the default; provided, however, that if Tenant's failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed an additional ninety [90] days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within the fifteen (15) day period following the A&M System's initial written notice, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. However, if Tenant's failure to comply creates a hazardous condition or endangers public health or safety, the failure must be cured immediately upon notice to Tenant.

(c) An involuntary petition is filed against Tenant under the Bankruptcy Code or any other bankruptcy or insolvency law or under the reorganization provisions of any law of like import, or a receiver of Tenant, or of all or substantially all of the property of Tenant, shall be appointed without acquiescence, and such petition or appointment is not discharged or stayed within 60 days after the happening of such event.

(d) Tenant makes an assignment of its property for the benefit of creditors or files a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency law, or seeks relief under any other law for the benefit of debtors.

(e) Tenant fails to commence or thereafter diligently prosecute to completion construction of the initial Improvements in accordance with the Project Schedule, and Tenant shall fail to commence and take such steps as are necessary to remedy and cure such default within thirty (30) days after the A&M System gives Tenant written notice of the default; provided, however, that if Tenant's failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed an additional ninety [90] days)

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as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within the fifteen (15) day period following the A&M System's initial written notice, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease.

(f) The failure of GreenVax or its successors or assigns to make a Royalty Payment (as defined) or to perform any other obligation pursuant to the terms of that certain Royalty Agreement of even date herewith, and GreenVax shall fail to cure such default within thirty (30) days after the A&M System gives GreenVax written notice of the default; provided, however, that a dispute as to the amount of any Royalty Payment shall not constitute a default as long as any undisputed Royalty Payment is made and any additional amounts ultimately determined to be owed are paid promptly following such determination.

11.2 **Remedies**. If a Default occurs, then subject to the rights of the Leasehold Lender under Section 4.5, the A&M System may at any time thereafter prior to the curing thereof and without waiving any other rights hereunder or available to the A&M System at law or in equity (the A&M System's rights being cumulative), do any one or more of the following:

(a) Terminate Lease. The A&M System may terminate this Lease by giving Tenant written notice thereof, in which event this Lease and the leasehold estate hereby created and all interest of Tenant and all parties claiming by, through, or under Tenant (excluding however Building Tenants under valid Building Leases) shall automatically terminate upon the twenty-first (21st) day following such notice. Thereafter, the A&M System, its agents or representatives, may, without further demand or notice, reenter and take possession of the Premises and remove all persons and property therefrom with or without process of law, without being deemed guilty of any manner of trespass.

(b) Terminate Possession. The A&M System may terminate Tenant's right to possession of the Premises and enjoyment of the rents, issues, and profits therefrom without terminating this Lease or the leasehold estate created hereby, reenter and take possession of the Premises with or without process of law, without being deemed guilty of any manner of trespass. If the A&M System elects to proceed under this Section, it may at any time thereafter elect to terminate this Lease as provided in Section 11.2(a).

11.3 **Effect of Termination**. Any termination of this Lease by the A&M System as a result of a Default by Tenant shall result in (i) a transfer of the fee simple title in and to the Building to the A&M System (subject to any Leasehold Mortgage), and (ii) a transfer of all Building Leases to the A&M System, both transfers without payment of any compensation or consideration by the A&M System to Tenant.

11.4 **Remedies Cumulative; No Waiver**. The failure of the A&M System to insist upon the strict performance of any one of the covenants, agreements, terms, provisions, or conditions of this Lease or to exercise any right, remedy, or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment in the future of such covenant, agreement, term, provision, condition, right, remedy, or election, but the same shall continue and remain in full force and effect. Any right or remedy of the A&M System specified in this Lease or any other right or remedy that the A&M System may have at law, in equity, or otherwise upon Default by Tenant, shall be distinct, separate, and cumulative rights or remedies and no one of them whether exercised by the A&M System or not shall be deemed to be in exclusion of any other. No covenant, agreement, term, provision, or condition of this Lease shall be deemed to have been waived by the A&M System unless such waiver is in writing, signed by the A&M System or the A&M System's agent duly authorized in writing.

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Article XII
A&M SYSTEM'S DEFAULT AND TENANT'S REMEDIES

12.1 **The A&M System's Default**. Each of the following shall be deemed a "*Landlord Default*" by the A&M System hereunder and a material breach of this Lease:

(a) If the A&M System fails to keep, perform or observe any of the covenants, agreements, terms or provisions contained in this Lease that are to be kept or performed by the A&M System and the A&M System fails to commence and take such steps as are necessary to remedy the same within thirty (30) days after the A&M System is given written notice specifying the default or breach, or having so commenced, thereafter fails to proceed diligently and with continuity to remedy the same.

(b) If an involuntary petition is filed against the A&M System under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import or if a receiver of the A&M System, or of all or substantially all of the property of the A&M System, is appointed without acquiescence, and such petition or appointment is not discharged or stayed within sixty (60) days after the happening of such event.

(c) If the A&M System makes an assignment of its property for the benefit of creditors or files a voluntary petition under any bankruptcy or insolvency law, or seeks relief under any other law for the benefit of debtors.

12.2 **Tenant's Remedies**. If a Landlord Default occurs, Tenant may, at any time thereafter prior to the curing thereof, and without waiving any other rights hereunder or available to Tenant at law or in equity, unless such rights are specifically waived in this Lease (Tenant's rights being cumulative), do any one or more of the following:

(a) Upon thirty (30) days' prior written notice of such intent to cure except in the case of an emergency, Tenant may perform the A&M System's obligations hereunder and recover from the A&M System reasonable costs and expenses incurred by Tenant in doing so; provided, that if the A&M System does not have legally available funds for such recovery when such amounts are due and payable to Tenant, Tenant may offset any amounts owing Tenant against any future Rent.

(b) Tenant may terminate this Lease by written notice to the A&M System, and upon such termination, Tenant shall have no further duties, liabilities, or obligations under this Lease.

(c) Tenant may assign all of its rights and interest under this Lease to the Leasehold Lender, and upon such assignment, Tenant shall have no further duties, liabilities, or obligations under this Lease.

Article XIII
MISCELLANEOUS

13.1 **Notices**. Any notice provided for or permitted to be given under this Lease must be in writing and may be given by (a) depositing same in the United States Mail, postage prepaid, registered or certified, with return receipt requested, addressed as set forth in this Section 13.1; (b) delivering the same to the Party to be notified in person or by recognized overnight delivery service (such as Federal Express or UPS); or (c) sending by facsimile transmission with verification thereof and with transmittal of a copy of such notice by one of the foregoing methods. Notice given in accordance herewith shall be effective when given as

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provided herein. For purposes of notice the addresses of the Parties shall, until changed, be as follows:

To the A&M System:	Chancellor The Texas A&M University System 200 Technology Way, Suite 2043 College Station, Texas 77845-3424
With copy to:	Office of General Counsel The Texas A&M University System 200 Technology Way, Suite 2079 College Station, Texas 77845-3424
With copy to:	System Real Estate Office The Texas A&M University System 200 Technology Way, Suite 2079 College Station, Texas 77845-3424
To Tenant:	Texas Bioproperties, LP c/o G-Con, LLC Attn: Barry Holtz 1700 Pacific Avenue, Suite 3700 Dallas, Texas 75201
With copy to:	Vinson & Elkins L.L.P. Attn: Mark Early 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201

The Parties may from time to time change their respective addresses for purposes of notice hereunder by giving a notice to such effect in accordance with the provisions of this Section.

13.2 **Dispute Resolution**.

(a) Negotiation. In the event of any dispute or disagreement between the A&M System and Tenant arising out of or in any way related to this Lease, the matter, upon written request of either the A&M System or Tenant, shall immediately be referred to representatives of both the A&M System and Tenant for decision, each Party being represented by one individual who is authorized to settle the dispute. The representatives of the Parties shall promptly meet in a good faith effort to resolve the dispute by negotiation.

(b) Mediation. If the dispute is not resolved within thirty (30) days, the A&M System and Tenant agree to select a mediator to help them resolve the dispute. Failing an agreement between the Parties as to the mediator, the mediator will be appointed by the American Arbitration Association upon the request of either the A&M System or Tenant. The mediator appointed shall have a background in commercial real estate development and leasing and may be rejected by the A&M System or Tenant only for bias. The mediator shall have sixty (60) days from the time of his or her appointment to meet with the Parties and help them resolve the dispute, unless the A&M System and Tenant mutually consent to an extension of the deadline. The costs of the mediation, including fees and expenses, shall be borne equally by the A&M System and Tenant.

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(c) Emergency or Injunctive Relief. Notwithstanding anything to the contrary in this Section 13.2, either party may pursue a legal proceeding in order to obtain injunctive or emergency relief under this Lease.

13.3 **Force Majeure**. The time for the performance of Tenant's obligations under this Lease, other than Tenant's obligation to pay rent, including without limitation Tenant's obligations relative to the construction, restoration, repair, operation and maintenance of improvements as provided for in this Lease, shall be extended for the period that such performance is prevented by Force Majeure. "*Force Majeure*" shall mean all acts or events not within Tenant's reasonable control, including without limitation, failure of the A&M System to perform actions hereunder required to be performed by the A&M System, any arbitration, legal proceedings or other litigation threatened, instituted against or defended by such party, in good faith, and not merely for purposes of delay, acts of God, acts of the public enemy, acts of domestic or international terrorism, wars, blockades, epidemics, earthquakes, storms, floods, explosions, strikes, labor disputes, work stoppages, riots, insurrections, breakage or accident to machines or lines of pipe or mains, lawful acts of any governmental agency or authority restricting or curtailing the construction of improvements or withholding or revoking necessary consents, approvals, permits or licenses, equipment failures, inability to procure and obtain needed building materials whether as a result (directly or indirectly) of any lawful order, law or decree of any Governmental Authority or otherwise, and any other cause whether of the kind herein referred to or otherwise. In no event shall the performance of an obligation under this Lease be deemed prevented or delayed by any of the foregoing reasons if performance can be (or could have been) effectuated by, or any default thereof cured by, the proper payment of money with respect to any such obligation and in no event shall the inability of either Party to make available sufficient funds be deemed to be a force majeure. If either the A&M System or Tenant shall be able to perform any of the other Party's obligations hereunder, claimed by the non-performing Party to be subject to force majeure, then the non-performing Party's claim of force majeure shall be ineffective against the A&M System or Tenant, as the case may be. The inability or refusal of Tenant to settle any labor dispute shall not qualify or limit the effect of Force Majeure.

13.4 **Modification**. No amendments to or variations, modifications, or changes of this Lease shall be binding upon any Party unless set forth in a writing executed by it or by a duly authorized officer or agent.

13.5 **GOVERNING LAW**. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

13.6 **Number and Gender; Captions; References**. Pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate. Article and Section headings in this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Lease they shall be construed as referring to this Lease in its entirety rather than to a particular Section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated Article or Section of this Lease.

13.7 **Estoppel Certificate**. The A&M System and Tenant shall execute and deliver to each other, promptly upon any request therefor by the other Party, or by the Leasehold Lender, a certificate addressed as indicated by the requesting Party and stating: (a) whether or not this Lease is in full force and effect; (b) whether or not this Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments; (c) whether or not there are any existing defaults hereunder known to the Party executing the certificate, and

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specifying the nature thereof; (d) whether or not any particular Article, Section, or provision of this Lease has been complied with; and (e) such other matters as may be reasonably requested.

13.8 **Severability**. The terms and provisions of this Lease are severable, and if any provision, term, or part hereof or the application thereof to any person or circumstances shall ever be held by any court of competent jurisdiction to be illegal, unenforceable, invalid, or unconstitutional for any reason, the remainder of this Lease and the application of such provisions or part hereof to other persons or circumstances shall not be affected thereby. This Lease and its interpretation and enforcement shall be affected only as to the application of any such items, terms, or provisions deemed illegal, unenforceable, invalid, or unconstitutional, and this Lease shall in all other respects remain in full force and effect.

13.9 **Attorney Fees**. If either Party hereto commences legal proceedings (including without limitation non-binding arbitration) against the other Party with respect to this Lease, and if such commencing Party prevails in such proceedings, then the non-prevailing Party shall pay the prevailing Party's reasonable legal fees and costs of arbitration or suit. If the non-prevailing party is the A&M System, then its obligation to pay attorney fees is limited to the extent permitted by the laws of the State of Texas.

13.10 **Surrender of Premises; Holding Over**.

(a) Upon termination or the expiration of this Lease, Tenant shall peaceably quit, deliver up, and surrender the Premises in good order, repair, and condition, except as may be otherwise specifically and expressly provided in this Lease. Without limiting the foregoing, Tenant shall decontaminate all laboratories or other space within any Improvement used for medical and biosciences purposes or in which other Hazardous Substances were utilized in accordance with applicable law and regulations and the A&M System's then-existing policies and procedures regarding such decontamination, or in the absence of any policies and procedures in accordance with such standards for decontamination as are customarily used in research-oriented universities in the United States.

(b) Upon termination or expiration of this Lease, the A&M System may, without further notice, enter upon, reenter, possess, and repossess itself of the Premises by force, summary proceedings, or otherwise, and may dispossess and remove Tenant from the Premises and may have, hold, and enjoy the Premises and all rental and other income therefrom, free of any claim by Tenant with respect thereto. If Tenant does not surrender possession of the Premises at the end of the Term, such action shall not extend the Term, Tenant shall be a tenant at sufferance. The A&M System shall not be deemed to have accepted a surrender of the Premises by Tenant, or to have extended the Term, other than by execution of a written agreement specifically and expressly accepting surrender or extending this Lease and the Term.

13.11 **Relation of Parties**. It is the intention of the A&M System and Tenant to hereby create the relationship of landlord and tenant, and no other relationship whatsoever is hereby created. Nothing in this Lease shall be construed to make the A&M System and Tenant partners or joint venturers or to render either Party liable for any obligation of the other Party.

13.12 **Non-Merger**. Notwithstanding the fact that fee title to the Land and to the leasehold estate created by this Lease may, at any time, be held by the same party, there shall be no merger of the leasehold estate hereby created unless the owner thereof executes and files for record in the Office of the County Clerk of Brazos County, Texas a document expressly providing for the merger of such estates.

13.13 **Entireties**. This Lease constitutes the entire agreement of the Parties with respect to its subject matter, and all prior agreements with respect thereto are merged herein. Any

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Exhibit B-37

written agreements entered into between the A&M System and Tenant of even date herewith are not, however, merged herein.

13.14 **Memorandum of Lease**. The A&M System and Tenant will execute an instrument in recordable form constituting a memorandum of this Lease, in the form attached hereto as Exhibit "C", which shall be filed for record in the Office of the County Clerk of Brazos County, Texas. Tenant shall execute a release of such memorandum promptly upon request by the A&M System following the termination or expiration of this Lease, and Tenant hereby grants the A&M System the power of attorney, coupled with an interest, to execute on behalf of Tenant and in the name, place and stead of Tenant a recordable instrument releasing such memorandum from the public records.

13.15 **Successors and Assigns**. This Lease shall constitute a real right and covenant running with the Premises, and, subject to the provisions hereof pertaining to Tenant's rights to assign, sublet, or encumber this Lease, shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Whenever a reference is made herein to either Party, such reference shall include the Party's successors and assigns.

13.16 **No Third Parties Benefited**. Except as herein specifically and expressly otherwise provided with regard to notices, opportunities to cure defaults, right to execute a new lease, and certain other enumerated rights granted to the Leasehold Lender, the terms and provisions of this Lease are for the sole benefit of the A&M System and Tenant, and no third party whatsoever, is intended to benefit from or under this Lease. G-Con, GreenVax and GCM are each co-tenants under this Lease for the limited purpose of evidencing their derivative ownership interest as provided below and providing for the location and operation of personal property on the Premises by such co-tenants; provided that each of the parties to this Lease acknowledges that the obligations of the Tenant hereunder are solely the obligations of the Tenant and that G-Con, GreenVax and GCM shall not have any liability to the A&M System or any other person for any obligations of Tenant hereunder; and provided further, that any rights of G-Con, GreenVax or GCM under this Lease are solely derivative of the rights of Tenant under this Lease.

13.17 **Survival**. Any terms and provisions of this Lease pertaining to rights, duties, or liabilities extending beyond the expiration or termination of this Lease shall survive the end of the Term.

13.18 **Construction and Interpretation**. The Parties acknowledge and agree that each has been given the opportunity to independently review this Lease with legal counsel, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. The Parties have equal bargaining power, and intend the plain meaning of the provisions herein. In the event of an ambiguity in or dispute regarding the interpretation of this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who causes the uncertainty to exist or against the draftsman.

13.19 **Commission**. The A&M System and Tenant each hereby warrant and represent to the other that, no brokers, agents, finders' fees or commissions, or other similar fees, are due or arising in connection with the negotiation or entering into of this Lease. THE A&M SYSTEM AND TENANT EACH HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW TO INDEMNIFY AND HOLD THE OTHER HARMLESS FROM AND AGAINST ALL LIABILITY, LOSS, COST, DAMAGE, OR EXPENSE (INCLUDING BUT NOT LIMITED TO ATTORNEYS' FEES AND COSTS OF LITIGATION) WHICH THE OTHER PARTY SHALL SUFFER OR INCUR BECAUSE OF BREACH BY THE INDEMNIFYING PARTY OF ITS WARRANTY AND REPRESENTATION SET FORTH IN THIS SECTION 13.19.

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Exhibit B-38

13.20 **Non-Waiver Provision**. The A&M System is an agency of the State of Texas and nothing in this Lease will be construed as a waiver or relinquishment by the A&M System of its right to claim such exemptions, privileges, and immunities as may be provided by law.

13.21 **Inspection Rights**. Following completion of construction of any Building, the A&M System, its employees and agents may at all reasonable times and from time to time (subject to the limitation on the purposes described and as set forth in Section 6.4(d)), with at least five (5) business days prior notice to Tenant (but without notice in case of emergency as determined by the A&M System in good faith), enter the Premises and the Improvements or any part thereof for the purpose of inspecting the Premises and Improvements or any part thereof for compliance with the terms of this Lease or, at the option of the A&M System, and without obligation on its part so to act, to make or perform the repairs and restoration or other work required of Tenant under this Lease in the event of Tenant's failure to do so; provided, however, that before making or performing any such repairs or restoration or other work, the A&M System shall first give Tenant fifteen (15) days written notice thereof (but without notice in case of emergency as determined by the A&M System in good faith), and any such inspection or work done by the A&M System shall be conducted in a manner reasonably designed to minimize any interference in the operation of Tenant's business which might be caused thereby.

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Exhibit B-39

EXECUTED as of the date and year first above written.

THE A&M SYSTEM:

By: ______________________
Michael D. McKinney
Chancellor

RECOMMEND APPROVAL:

____
Brett P. Giroir, M.D.
Vice Chancellor for Research
The Texas A&M University System

APPROVED AS TO FORM:

____
Timothy V. Coffey
Assistant General Counsel
Office of General Counsel
The Texas A&M University System

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Exhibit B-40

TENANT:

TEXAS BIOPROPERTIES, LP
(a Texas limited partnership)
By: Texas Bioproperties GP, LLC,
its general partner
(a Texas limited liability company)

By: ______________________
Name: DAVID M. SHANAHAN
Title: VICE PRESIDENT

CO-TENANTS:

G-CON, LLC
(a Texas limited liability company)

By: ______________________
Name: DAVID M. SHANAHAN
Title: VICE PRESIDENT

GREENVAX, LLC
(a Texas limited liability company)

By: ______________________
Name: DAVID M. SHANAHAN
Title: VICE PRESIDENT

G-CON MANUFACTURING, LLC
(a Texas limited liability company)

By: ______________________
Name: DAVID M. SHANAHAN
Title: VICE PRESIDENT

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Exhibit B-41

EXHIBIT "A"

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Exhibit B-42

FIELD NOTES
21.401 ACRES
OUT OF THE
BRYAN COMMERCE AND DEVELOPMENT, INC.
CALLED 417.85 ACRE TRACT
VOLUME 4023, PAGE 91
J. H. JONES SURVEY, A – 26
BRYAN, BRAZOS COUNTY, TEXAS
OCTOBER 26, 2009

All that certain lot, tract or parcel of land being 21.401 Acres situated in the J. H. JONES SURVEY, Abstract No. 26, Brazos County, Texas, and being a part of that certain Called 417.85 acre tract as described in deed from Cashion Family Limited Partnership et al to Bryan Commerce and Development, Inc. of record in Volume 4023, Page 91, said 21.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" Iron Rod with Cap set in the southwest right-of-way line of South Traditions Drive as described in Volume 9267, Page 132 for the most northerly corner, a 1/2" Iron Rod found for the most northerly corner of said Called 417.85 Acre tract bears N 12 ° 51 ' 52 " E a distance of 3912.27 feet;
THENCE S 51 ° 09 ' 57 " E, along the southerly Right-of-Way line of said South Traditions Drive a distance of 125.17 feet to a 1/2" Iron Rod with Cap set for point of curvature;
THENCE continuing along the southerly right-of-Way line of said South Traditions Drive around a curve in a counterclockwise direction having a delta angle of 40 ° 38 ' 12 ", an arc distance of 425.55 feet, a radius of 600.00 feet, and a chord of S 71 ° 29 ' 03 " E, a distance of 416.68 feet to a 1/2" Iron Rod with Cap set for the northeast corner;
THENCE S 1 ° 48 ' 09 " E, a distance of 221.86 feet to a 1/2" Iron Rod with Cap set for angle point;
THENCE S 48 ° 08 ' 12 " E, a distance of 429.28 feet to a 1/2" Iron Rod with Cap set for the most easterly corner, said corner being located in the southeast City of Bryan City Limits Line as per deed described in Volume 3481, Page 81;
THENCE S 41 ° 51 ' 48 " W, along the City Limits Line a distance of 464.43 feet to a 1/2" Iron Rod with Cap set for a point of curvature;
THENCE around a curve in a clockwise direction having a delta angle of 31 ° 10 ' 07 ", an arc distance of 401.19 feet, a radius of 737.50 feet, and a chord of S 57 ° 26 ' 51 " W, a distance of 396.27 feet to a 1/2" Iron Rod with Cap set for the most southerly corner;
THENCE N 47 ° 19 ' 28 " W, a distance of 981.81 feet to a 1/2" Iron Rod with Cap set in the southeast line of said Called 198.0559 acre tract, a ½" Iron Rod with Cap found for the most southerly corner of said Called 198.0559 Acre Tract bears S 41 ° 44 ' 03 " W a distance of 1412.75 feet;
THENCE N 41 ° 44 ' 03 " E, along the southeast line of said Called 198.0559 acre Tract a distance of 820.96 feet to the PLACE OF BEGINNING AND CONTAINING AN AREA OF 21.401 ACRES OF LAND MORE OR LESS, according to a survey performed on October 26, 2009 under the supervision of H. Curtis Strong, registered Professional Land Surveyor No. 4961. North Orientation is based on rotating the north line of 21.401 acre tract to Grid North by utilizing GPS Methods. See accompanying plat for other information.

STATE OF TEXAS
REGISTERED
HORACE CURTIS STRONG
4961
PROFESSIONAL
LAND SURVEYOR

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Exhibit B-43

STRONG SURVEYING
1722 Broadmoor, Suite 105
Bryan, Texas 77802
Phone: (979) 776-9836
Fax: (979) 731-0096
email: curtis@strongsurveying.com

GENERAL NOTES:

NORTH ORIENTATION IS BASED ON ROTATING THE NORTH LINE ALONG SOUTH TRADITIONS DRIVE TO GRID NORTH BY UTILIZING GPS METHODS.

1/2" IRON ROD SET AT ALL CORNERS.

THIS SURVEY WAS PREPARED WITHOUT THE BENEFIT OF AN ABSTRACT OF TITLE OR RESEARCH BY STRONG SURVEYING. ANY EASEMENTS SHOWN ARE BASED ON THE TITLE REPORT PREPARED BY AGGIELAND TITLE COMPANY GF NO. 25998.

SEE ACCOMPANYING FIELD NOTE DESCRIPTION FOR OTHER INFORMATION.

N
N 8°5'02" W - 8485.36' to GPS 72 monument
SOUTH TRADITIONS DRIVE (9267/132)
S 51°09'57" E
280.39'
405.56'
TEXAS A & M UNIVERSITY SYSTEM
CALLED 198.0559 Ac.
7988/209
Underground Electric
Wtr Valve
Sewer MH
R=600.00'
D=40°38'12"
L=425.55'
T=222.16'
LC=416.68'
CB=N 71°29'03" W
R=600.00'
D=24°14'05"
L=253.79'
T=128.82'
LC=251.90'
CB=S 76°04'49" W
Fnd. 1/2" Iron Rod w/c
Approx. Location ATMOS Gas
Energy Transfer Pipeline
S 63°57'46" W - 143.89'
S 01°48'09" E - 221.86'
City of Bryan 10' P.U.E. (9267/166)
820.96'
N 41°44'03" E
(Call S 41°44'35" W - 2234.58' Total)
Dirt and Gravel Lease Road
30' w. Access Esmt. (4023/187)
JUNK PILE AREA
21.401 ACRES
S 48°08'12" E
429.28'
BRYAN CITY LIMITS
COLLEGE STATION CITY LIMITS
S 41°44'03" W - 1412.75' to a 1/2" Iron Rod W/C found
BORROW PIT
N 47°19'28" W
981.81'
Deed Line 417.85 Ac.
S 41°51'48" W
464.43'
BRYAN COMMERCE AND DEVELOPMENT INC.
CALLED 56.217 Ac.
7878/273
BRYAN COMMERCE AND DEVELOPMENT INC.
CALLED 417.85 Ac.
4023/91
R=737.50'
D=31°10'07"
L=401.19'
T=205.70'
LC=396.27'
CB=S 57°26'51" W

TITLE COMMITMENT EASEMENTS:

a) The Brushy Water Supply Corp. Water Line Easement in 556/205 does affect the parent tract of 241 Ac., although no above ground evidence of this water line was found.

b) The Ferguson Burleson Pipeline esmt. in 2394/244 does not appear to affect this tract.

c) The Cashion Family Limited Partnership Easement in 4023/160 does not appear to affect this tract.

d) The Mineral Development Easement in 4023/187 does appear to affect this tract.

e) The Mineral Development Easement in 4023/198 does not appear to affect this tract.

f) The Right-Of-Way Easement to the City of Bryan in 4268/48 does not appear to affect this tract.

g) The surface Use Agreement in 4279/217 does appear to affect this tract.

h) The ETC Texas Pipeline LTD Easement in 8775/258 does not appear to affect this tract as per Exhibit "A" in 8775/261, although it is recommended to have the pipeline marked to determine its exact location.

i) The city of Bryan Public Utility Easement in 9267/166 does appear to affect this tract.

u) The Waiver of Surface Use in 4023/118 does appear to affect this tract.

I, H. Curtis Strong, Registered Professional Land Surveyor No. 4961, do hereby certify that this plat represents the results of an on the ground survey and is true and correct to the best of my knowledge.

H. Curtis Strong, RPLS 4961

STATE OF TEXAS REGISTERED HORACE CURTIS STRONG 4961 PROFESSIONAL LAND SURVEYOR

BOUNDARY SURVEY of 21.401 ACRES OUT OF THE BRYAN COMMERCE AND DEVELOPMENT, INC. CALLED 417.85 ACRE TRACT VOLUME 4023, PAGE 91

J. H. JONES SURVEY, A - 26
BRYAN, BRAZOS COUNTY, TEXAS
SCALE:1"=200' OCTOBER 26, 2009

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Exhibit B-44

EXHIBIT "B"

Permitted Exceptions

Subject to any and all matters, ordinances, restrictions, covenants, conditions, encumbrances, rights of way, easements, tax liens, boundary disputes, shortages in area, matters which are or would be shown on surveys, maps or plats, encroachments, overlapping of improvements, rights of parties in possession, and all outstanding mineral and royalty interests affecting the Property, whether or not of record in the office of the County Clerk of Brazos County, along with conditions that would be revealed by a physical inspection or land title survey of the Property.

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Exhibit B-45

EXHIBIT "C"

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this "*Memorandum*") made as of the ___ day of __________, 20_____, by and between **The Board of Regents of The Texas A&M University System**, an agency of the State of Texas ("*Landlord*), and **TEXAS BIOPROPERTIES, LP**, a Texas limited partnership ("*Tenant*").

1. **Property.** Landlord and Tenant have entered into a Ground Lease Agreement (the "*Lease*") dated ______________ ____, 20___, for the real property in Brazos County, Texas described on Exhibit "A" attached hereto, containing approximately 21.401 acres of land.

2. **Term.** The Lease has an initial term of forty (40) years. Tenant has an option to renew and extend the term of the Lease for one additional ten (10) year term, subject to the terms and conditions set forth in the Lease.

3. **Incorporation of Lease.** This Memorandum is for informational purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a memorandum of the Lease and is subject to all of the terms, provisions and conditions of the Lease. In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail.

4. **Binding Effect.** The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

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Exhibit B-46

EXECUTED as of the date and year first above written.

LANDLORD:

By: ______________________________
Michael D. McKinney
Chancellor
The Texas A&M University System

STATE OF TEXAS §
§
COUNTY OF BRAZOS §

This instrument was acknowledged before me, the undersigned authority, this ___ day of ____________, 20__, by Michael D. McKinney, Chancellor of The Texas A&M University System, on behalf of the Board of Regents of The Texas A&M University System, an agency of the State of Texas.

____
Notary Public ★ State of Texas

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Exhibit B-47

TENANT:

TEXAS BIOPROPERTIES, LP
(a Texas limited partnership)
By: Texas Bioproperties GP, LLC,
its general partner
(a Texas limited liability company)

By: ______________________
Name: ______________________
Title: ______________________

STATE OF TEXAS §
§
COUNTY OF ________________ §

This instrument was acknowledged before me, the undersigned authority, this ___ day of _________, 20___, by _____________, _____________ of Texas Bioproperties, LLC, a Texas limited liability company and general partner of Texas Bioproperties, LP, a Texas limited partnership, on behalf of said limited liability company and limited partnership.

____
Notary Public – State of Texas
Printed Name:______________________
My Commission Expires:______________________

After Recording, Please Return To:

____
____
____
__________, Texas _______

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Exhibit B-48

SCHEDULE 3.2

CONSTRUCTION OF BUILDING

The parties each acknowledge that the design and construction of the Primary Building and any other Improvements is a highly accelerated design-build construction project and that time is of the essence in all respects.

1.1 **HSC Campus Master Plan and Design Guidelines**. Tenant acknowledges and agrees that the design and construction of the exterior of the Building(s) (including any future permitted alterations and improvements) and the development of the Land must be compatible with the remainder of the HSC Bryan Campus. The Bryan HSC Campus is governed by the Texas A&M Health Science Center Campus Master Plan and Design Guidelines (the "*Master Plan*") promulgated by The Texas A&M University System Office of Facilities Planning and Construction (the "*FP&C*"), a copy of which has been provided to Tenant. The construction requirements in this Schedule apply to the Primary Building and all other Improvements on the land no matter when constructed during the term of this Lease.

1.2 **Construction Standards**. The construction of the Building and all other Improvements on the Land must comply with all state and federal laws applicable to construction, and the latest editions of the following codes, regulations and standards (collectively, the "*Construction Standards*"):

- Life Safety Code, NFPA 101, 2009 edition, and all referenced codes.
- International Building Code, 2009 edition, International Code Council, Inc., (for all items not covered by Life Safety Code).
- Other applicable National Fire Codes, NFPA.
- State Energy Conservation Design Standard (ASHRAE 90.1-2007 Energy Standard).
- State Energy Conservation Office (SECO) Suggested Water Efficiency Guidelines for Buildings and Equipment at Texas State Facilities.
- Other applicable ASHRAE Standards
- International Code Council's International Energy Conservation Code (IECC) (latest edition)
- International Plumbing Code and International Mechanical Code, 2009 edition, International Code Council, Inc.
- Building Service Piping, ASME/ANSI B31.9.
- Applicable ANSI, ASTM and ASME codes and standards
- Applicable OSHA, EPA and Texas Commission on Environmental Quality (TCEQ) regulations
- Texas Accessibility Standards (TAS), Texas Department of Licensing and Regulations, Architectural Barriers Act, Ch. 469, Government Code.
- Americans with Disabilities Act, Public Law 101-336, enacted July 26, 1990
- Safety Code for Elevators and Escalators, ASME A17.1 & A17.3.
- TIA/EIA Standards.

1.3 **Security and Fire Protection Systems**. If required by the A&M System, all security and fire protection systems shall satisfy all Construction Standards, shall reflect current

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best practice for facilities of the type and size of the Primary Building or other Improvements, as applicable, and shall be subject to the review and approval of the A&M System (such approval not to be unreasonably withheld).

1.4 **Project Schedule**. Within thirty (30) days after the Effective Date of this Lease, Tenant will submit to FP&C and other representatives of the A&M System (as designated by the A&M System, and referred to as the "*Designated Representatives*") a schedule for the proposed engineering, design and construction of the Primary Building and other Improvements and development of the Land to the extent known (the "*Project Schedule*"). The A&M System acknowledges that in order for Tenant to meet other deadlines which may be imposed upon Tenant under the Primary Grant and/or other agreements with third parties, it is critical that the Parties adhere to the Project Schedule. The A&M System agrees to use its best, good faith efforts to cooperate with Tenant throughout the engineering, design, development, and construction of the Land, Building, and other Improvements in order to comply with the Project Schedule. The initial Designated Representatives will be Vergel Gay, Chief Facilities Planning and Construction Officer, and Brett Cumpton, Architectural Project Manager. The A&M System may change the Designated Representatives from time to time by written notice to Tenant.

1.5 **Development of Land**. Tenant agrees to develop the Land in accordance with the Final Site Plan (as defined herein) and Applicable Laws.

(a) Project Engineer. Tenant has contracted or will contract with The Beck Group to provide civil engineering services in connection with the planning and development of the Land (the "*Project Engineer*"), and the A&M System has no objection to the selection of such Project Engineer.

(b) Approval of Site Plan. Within thirty (30) days after the Effective Date of this Lease, Tenant will submit or cause to be submitted to FP&C and the Designated Representatives a site plan for the development of the Land prepared by the Project Engineer which shall set forth in reasonable detail the location of the Primary Building, roadways, driveways, sidewalks, utilities, and other proposed Improvements to the Land. FP&C and the Designated Representatives will review the Site Plan in accordance with the review procedures set forth below in Section 1.7 below. The Site Plan will be modified and amended from time to time over the term of the Lease and in its then currently approved form is referred to as the "*Site Plan*".

1.6 **Building Plans**. FP&C and the Designated Representatives will have the right to review and approve the plans for the Building and other Improvements as provided herein. Tenant acknowledges that the exterior materials and other aesthetics of the Primary Building and other Improvements must be compatible with the Master Plan.

(a) Project Architect. Tenant has contracted or will contract with The Beck Group to provide architectural and design services in connection with the planning and construction of the Primary Building and other Improvements (the "*Project Architect*"), and the A&M System has no objection to the selection of such Project Architect.

(b) Architectural Documents. Tenant presently intends that the Building will be designed by the Project Architect following a customary course of design with "Schematic Design Documents", "Design Development Documents", and "Construction Documents", all as contemplated under standard AIA agreements and contracts; provided that the production and

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delivery of such documents is expected to be highly accelerated and that modifications to and approvals of such documents will be made on a "real-time" basis.

(i) Basis of Design. Tenant shall provide a Basis of Design document at each design stage that is continually updated for each submittal. The Basis of Design is a collection of narrative descriptions of the project containing the basic information, criteria, logic, major decisions, evaluations and considerations developed in the following applicable categories to document the decisions made during the course of the development of the project design:

- Preliminary Construction Schedule
- Project Budget (Estimated Construction Cost-ECC)
- Site Environmental Analysis
- Hazardous Materials Survey Narrative
- Civil and Landscape Design Narrative (Include phase 1 access to site and long-range access if different)
- Structural Design Narrative
- Architectural Design Narrative (Primarily exterior appearance and materials usage – include compliance to HSC Master Plan standards for exterior appearance and landscape)
- Mechanical Design Narrative
- Plumbing Design Narrative
- Electrical Design Narrative
- Data/Telecommunications Design Narrative
- Space Summary and Net Usable to Gross SF Analysis
- Energy Conservation Narrative (Show compliance with State Energy Compliance Office requirements for state buildings)
- Communication Plan (Strategy with responsibility matrix indicating responsibilities for actions and how progress is tracked)
- Code Analysis
- Wind Tunnel Analysis
- Design Calculations
- Utility Demand and Site Utility Access/Providers

(ii) Schematic Design Documents. The Tenant will schedule a design meeting for the Tenant, the Project Architect, the Project Engineer, other members of Tenant's development and construction team, and the Designated Representatives as soon as reasonably practicable after execution of this Lease. The Parties and their representatives shall meet on a schedule established by the Tenant in order to finalize Schematic Design in accordance with the Project Schedule.

(iii) Design Development Documents. The Tenant will schedule a design meeting for the Tenant, the Project Architect, the Project Engineer, other members of Tenant's development and construction team, and Designated Representatives as soon as reasonably practicable after production of the Design Development Documents. The Parties and their representatives shall meet on a schedule established by the Tenant in order to finalize Design Development in accordance with the Project Schedule.

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(iv) Construction Documents. The Tenant will schedule a design meeting for the Tenant, the Project Architect, the Project Engineer, other members of Tenant's development and construction team, and the Designated Representatives as soon as reasonably practicable. The Parties and their representatives shall meet on a schedule established by the Tenant in order to finalize the Construction Documents in accordance with the Project Schedule.

(c) For Construction Documents. Tenant shall provide FP&C two (2) full size copies of the sealed documents for all Construction Document packages issued, and of all subsequent documents that change the Construction Documents. This includes drawings, specifications, Requests for Information (RFIs), Architect's Supplemental Instructions (ASIs), and submittals. One copy will be maintained at the job trailer and one will be maintained at the FPC offices for project management usage. Electronic copies of the Construction Documents shall be available on project management software available to FP&C.

(d) Record Drawings and Specifications. Tenant shall revise the drawings and specifications (and model if utilized) upon final completion of the construction, to incorporate all addenda, all change orders and any modifications recorded by the contractor on the Record Drawings and Specifications maintained at the job site. The Tenant shall label the revised drawings and specifications as "Record Drawings" and "Record Specifications" and shall deliver copies to FP&C for record purposes, as follows:

- All project drawings: provide 2 copies of electronic media on CD-ROM/DVD in Microstation "DGN" or AutoCAD "DWG" or Revit "RVT" or ArchiCAD "PLN" and "IFC" digital format and "PDF" format. Project Spaces, Schedules, equipment and product data shall be in excel format derived from model(s).
- All project specifications in electronic format on CD-ROM/DVD in MSWord format.
- CD-ROM/DVDs shall have labels indicating the project name and project number.
- CD-ROM/DVDs shall contain an index or contents file.
- If requested by FP&C, one (1) reproducible mylar film and one (1) bond paper copy of drawings. Paper sepias are not acceptable.

1.7 **Review Procedures**. The Site Plan, Schematic Design Documents, Design Development Documents, and Construction Documents, or any other plans and/or specifications required to be submitted by Tenant to FP&C and the Designated Representatives pursuant to this Lease for formal approval are referred to herein as the "*Submitted Plans*". The A&M System authorizes the Designated Representatives to approve or request reasonable modification to such Submitted Plans consistent with the provisions of this Schedule 3.2. Due to the highly accelerated schedule for the design and construction of the Primary Building, the review and approval of Submitted Plans, which may or may not be subject to modification or supplement when presented, will be accomplished during meetings scheduled by Tenant for the Tenant, Project Architect, Project Engineer and Designated Representatives during the fourteen (14) to twenty-one (21) day period following the Effective Date. The parties agree and acknowledge that such review and approval may be done in phases and that modifications to approved Submitted Plans will be during daily morning meetings among the Tenant's representatives and the Designated Representatives. The Parties agree that review and approval of any Submitted Plans by the Designated Representatives shall constitute the A&M System's approval as landlord under this Lease and that the failure to attend a scheduled morning meeting at which modifications to approved Submitted Plans are proposed shall constitute approval of such

System Real Estate Office
OFFICIAL DOCUMENT

Schedule 3.2

GROUND LEASE AGREEMENT Page 4 G-Con ____ TAMUS - _____

Exhibit B-52

modifications; provided, that modifications to Construction Standards and Design Guidelines (as described in the Master Plan) shall not be deemed approved in any event. If the Designated Representatives fail to approve any Submitted Plans within the time period required to meet the Project Schedule, then the matter shall be submitted to the Chancellor of the A&M System, whose decision shall be final. If the decision of the Chancellor is not acceptable to the Tenant, the Tenant shall have the right, exercisable within five (5) business days after receipt of written notice of the Chancellor's decision, to terminate this Lease by written notice to the A&M System, in which event neither party shall have any further duty or obligation under this Lease.

1.8 **Inspection by the A&M System**. The A&M System may designate one or more construction inspectors who shall be given access to the construction work as requested or needed for the purpose of inspecting the Improvements for compliance with the terms of this Lease. The A&M System intends to have an inspector on site every day during construction. Tenant agrees to provide a temporary construction trailer on the construction site for use by the A&M System's inspectors. The provision of inspection services by the A&M System shall not reduce or lessen Tenant's or Tenant's contractor's responsibility for the construction.

1.9 **Correction of Non-Complying Work**. If any of the work is found by the A&M System inspectors not to be in compliance with the Construction Standards, Tenant agrees to make the necessary changes, or cause its contractor to make the necessary changes, to bring the work into compliance. The failure of Tenant or Tenant's contractor to promptly correct any work that is found by the A&M System inspectors not to be in compliance with the Construction Standards shall be an event of default under the terms of this Lease and the A&M System shall have all of the rights and remedies available to it under Article XI. In no event shall Tenant occupy the Building or any other Improvements until FP&C certifies that the Building or Improvement has been constructed in compliance with the Construction Standards.

1.10 **Project Management Software**. Tenant agrees to require its architect/engineer and contractor to provide access to the project management software used by Tenant's architect/engineer and contractor.

1.11 **Temporary Facilities**. Tenant agrees to provide temporary on-site facilities for the exclusive use of the A&M System to house FP&C inspectors and project documents. Tenant shall make or have made and pay all charges for all connections to and distribution from existing services and sources of supply, and shall completely remove temporary services and facilities when their use is no longer required and/or at completion of construction. The temporary on-site facility shall include:

(a) Office: A separate field office, or a securable portion of the Tenant's field office with separate secured entry, with a minimum of 672 square feet and a minimum dimension of 12 feet for the exclusive use of the A&M System. Minimum interior finish shall be 1/4" gum on fir plywood, good on one side for walls and ceiling, with vinyl composition tile floor. Walls, floor and ceiling shall be insulated with full thickness batt insulation. Exterior doors shall have locks with one key for each occupant. All exterior doors and windows shall also be secured with approved burglar type bars. The office shall be equipped with the following:

(i) Tenant shall pay for installation, maintenance, removal and all charges for use of two (2) telephone lines including project related long distance calls. The telephone lines shall remain until the full completion of the construction and shall be removed when directed by FP&C. These lines will be used for telephone/FAX and a computer line out. Tenant shall also arrange for and pay for an internet provider service for the exclusive use of the A&M System. Tenant shall provide a minimum of two (2)

System Real Estate Office
OFFICIAL DOCUMENT

Schedule 3.2
GROUND LEASE AGREEMENT Page 5 G-Con ____ TAMUS - ____

Exhibit B-53

instruments which are capable of handling two lines each. Where available provide high speed internet service in lieu of one (1) standard phone line.

(ii) Heating, Ventilating and Cooling shall be accomplished through a central type unit that shall maintain 70 degrees F while heating and 75 degrees F while cooling. Maintenance and filter changes shall be by the Tenant.

(iii) Contractor shall provide a laser facsimile machine for the exclusive use of the A&M System including service and printer cartridges.

(iv) (1) office desk: 30" x 60" minimum size with swivel chair.

(v) Layout Counter: 30" x 60" minimum size with drafting stool.

(vi) Filing Cabinet: Two (2) four drawer legal size with lock.

(vii) Plan Rack: One plan rack to hold minimum of (12) 30" x 42" sets of drawings. Rack shall be equal to a Safco Mobile Stand SAF 5026 with plan clamps.

(viii) Lighting shall be of sufficient quantity to provide for proper office atmosphere.

(ix) Convenience Outlets: A minimum of two duplex convenience outlets per office.

(x) Window: Operable windows minimum equal in size to 10% of the floor area, located to provide view to construction area.

(xi) Waste Baskets: Two (2).

(xii) Shelving: Six feet of 10" deep shelving.

(xiii) Maintenance: Keep office weather-tight, warm, cool, comfortable, and swept clean and remove refuse twice weekly. Provide soap, paper towels, toilet paper.

(xiv) Provide within the Field Office, a toilet room with door and one (1) lavatory equipped with hot water and one (1) water closet.

(xv) Provide electric water cooler with bottled water and appropriate service.

(xvi) Provide two (2) each 30 inch by 72 inch folding tables with ten (10) each folding chairs.

(xvii) Allocate four (4) parking spaces convenient to the Project offices for use of the A&M System.

System Real Estate Office
OFFICIAL DOCUMENT

Schedule 3.2

GROUND LEASE AGREEMENT Page 6 G-Con _____ TAMUS - _____

Exhibit B-54

ESTOPPEL CERTIFICATE AND AMENDMENT TO GROUND LEASE AGREEMENT

RECITALS

C. Purchaser wishes to establish certain matters relating to the Original Lease as a condition to Purchaser's acquiring the Leasehold Estate and Improvements.

D. A&M System and Purchaser wish to amend certain provisions of the Original Lease.

NOW, THEREFORE, in order to induce Purchaser to acquire the Leasehold Estate and to induce A&M System to approve the transfer of the Leasehold Estate, the parties hereby agree as follows:

I.

ESTOPPEL CERTIFICATE

A & M System hereby certifies as follows to Purchaser with the understanding that Purchaser is relying on the accuracy of the matters set forth herein in deciding to acquire the Leasehold Estate and Improvements:

2. The Original Lease is in full force and effect.

US 3915817

Exhibit B-55

10. The rules and regulations established by A&M System pursuant to Section 6.5 of the Original Lease are attached hereto as Exhibit B. To the knowledge of A&M System, there are no violations of such rules and regulations affecting the Premises.

12. To the knowledge of the A&M System, use of the Premises by Initial Tenant provided the benefits described in Section 2.2(f) of the Ground Lease.

II.

AMENDMENT TO GROUND LEASE AGREEMENT

From and after the conveyance of the Leasehold Estate to the Purchaser, the Original Lease will be amended as follows:

A. Sections 2.2(e) and 11.1(f) hereby are deleted in their entirety.

B. Section 11.1(e) hereby is deleted in its entirety.

C. All references in the Original Lease to G-CON, LLC, GreenVax, LLC and G-Con Manufacturing, LLC, including without limitation those on Page 1 of the Original Lease and in Section 13.16 of the Original Lease, hereby are deleted.

D. All notices to be sent to Tenant shall be addressed to: College Station Investors LLC, Attention: Timothy J. Sullivan, 124 Allawood Court, Simpsonville, South Carolina 29681, with a copy to Vinson & Elkins, L.L.P., Attention: David Cole, 1001 Fannin Street, Suite 2500, Houston, Texas 77002.

E. All notices to be sent to Landlord shall be addressed to:

US 3915817

Exhibit B-56

And to:

Office of General Counsel
The Texas A&M University System
Attn: General Counsel
301 Tarrow, 6th Floor
College Station, Texas 77840-7896

This document may be executed in multiple counterparts, each of which is an original, but all of which together constitute one document.

SIGNATURE PAGES TO FOLLOW

US 3915817

Exhibit B-57

By: ____________________

Billy Hamilton
Executive Vice Chancellor and
Chief Financial Officer

Signature Page to Estoppel Certificate and Amendment to Ground Lease Agreement

US 3915817

Exhibit B-58

By: _[signature]_
Name: TIMOTHY J. SULLIVAN
Title: CFO

[Signature Page – Estoppel Certificate and Amendment to Ground Lease Agreement]

Exhibit B-59

Exhibit C

SPECIAL WARRANTY DEED AND ASSIGNMENT OF GROUND LEASE

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BRAZOS	§

This SPECIAL WARRANTY DEED AND ASSIGNMENT OF GROUND LEASE (this “Assignment”) is executed and entered into effective as of ______________, 2021 (the “Effective Date”), by and between COLLEGE STATION INVESTORS LLC, a Texas limited liability company (“Assignor”), and iBIO CDMO LLC, a Delaware limited liability company (“Assignee”), whose address is 8800 HSC Parkway, Bryan, Texas 77807.

RECITALS:

Assignor is the tenant under a Ground Lease Agreement (the “Original Ground Lease”) with The Board of Regents of The Texas A&M University System (“Landlord”) dated as of March 8, 2010, as amended by the Estoppel Certificate and Amendment to Ground Lease Agreement between A&M and College Station dated December 22, 2015 (the “Amendment”, and together with the Original Ground Lease, the “Ground Lease”). The Ground Lease demises a tract of land in Brazos County, Texas containing approximately 21.401 acres, more or less, described in Exhibit “A” attached hereto (the “Property”). All capitalized terms used herein not expressly defined shall have the meaning given to them in the Original Ground Lease.

Assignor desires to (i) grant, bargain, sell, and convey to Assignee all of the interests of the “tenant” or “lessee” under the Ground Lease in and to all buildings, fixtures, mechanical systems and other improvements on the Property and all appurtenances, easements and rights, if any, to the Property and the improvements thereon (collectively, the “Improvements”), and (ii) assign, set over and convey to Assignee all of the interests of the “tenant” or “lessee” in, to and under the Ground Lease, and Assignee desires to obtain such conveyance and assignment and assume the obligations of Assignor, upon the terms and conditions hereinafter provided.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby agree as follows:

1.       Conveyance.

(a)       Assignor has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Assignee all of the interests of the “tenant” or “lessee” under the Ground Lease in and to all the Improvements.

Exhibit C-1

(b)       TO HAVE AND TO HOLD the Improvements, together with all and singular the rights and appurtenances thereunto in anywise belonging unto Assignee, its successors and assigns forever, subject only to the Permitted Exceptions; and Assignor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the title to the Improvements unto Assignee, its successors and assigns, against every person lawfully claiming by, through or under Assignor, but not otherwise, subject to all easements, restrictions, reservations and covenants now of record and further subject to all matters that a current, accurate survey of the Property would show (the “Permitted Exceptions”).

2.       Assignment.

(a)       Assignor hereby transfers and assigns to Assignee all of the interests of the “tenant” or “lessee” in the Ground Lease and the leasehold estate arising pursuant to the Ground Lease. Assignee hereby accepts such assignment, and assumes and agrees to make all payments and to perform all other obligations of “Tenant” under the Ground Lease first arising from and after the Effective Date, subject to the terms and conditions contained therein. This Assignment is specifically subject to the terms of the Ground Lease.

(b)       TO HAVE AND TO HOLD the interests of the “tenant” or “lessee” in the Ground Lease and the leasehold estate arising pursuant to the Ground Lease unto Assignee, its successors and assigns forever, subject only to the Permitted Exceptions; and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all of the interests of the “tenant” or “lessee” in the Ground Lease and the leasehold estate arising pursuant to the Ground Lease unto Assignee, its successors and assigns, against every person lawfully claiming by, through or under Assignor, but not otherwise, subject only to the Permitted Exceptions.

(c)       Assignor shall indemnify, defend and hold Assignee harmless from and against any and all loss, costs, damages or expense, including, without limitation, reasonable attorneys’ fees and collection costs that Assignee may suffer by reason of Assignor’s failure to perform any of the obligations of the “Tenant” under the Ground Lease first arising and accruing prior to the Effective Date hereof but only during the period of Assignor’s ownership and excluding any matters caused by, through or under Assignee or its affiliates. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all loss, costs, damages or expense, including, without limitation, reasonable attorneys’ fees and collection costs that Assignor may suffer by reason of Assignee’s failure to perform any of the obligations of the “Tenant” under the Ground Lease first arising and accruing on and after the Effective Date hereof but only during the period of Assignee’s ownership.

3.       Approval by Landlord. Landlord has approved this Assignment as evidenced by the executed letter agreement attached hereto as Exhibit “B”.

4.       Binding Effect. This Assignment is binding upon and shall inure to the benefit of the parties hereto, and their respective authorized agents and representatives, successors and assigns. This Assignment has been entered into by Assignor and Assignee solely for their benefit, and the benefit of their respective successors, assigns, authorized agents and representatives, and not for the benefit of any other persons not a party to this Assignment.

Exhibit C-2

5.       Counterparts. This Assignment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Exhibit C-3

EXECUTED as of the date first above written.

ASSIGNOR:

COLLEGE STATION INVESTORS LLC,
a Texas limited liability company

By:	_____________________
Name:	_____________________
Title:	_____________________

STATE OF __________	§
§
COUNTY OF _________	§

This instrument was acknowledged before me on ______________________________, 2021, by ______________________________, ____________________ of College Station Investors LLC, a Texas limited liability company, on behalf of said limited liability company.

__________________________________________

Notary Public, State of _________________________

Exhibit C-4

ASSIGNEE:

iBIO CDMO LLC,

a Delaware limited liability company

By:	_____________________
Name:	_____________________
Title:	_____________________

STATE OF __________	§
§
COUNTY OF _________	§

This instrument was acknowledged before me on ______________________________, 2021, by ______________________________, ____________________ of iBio CDMO LLC, a Delaware limited liability company, on behalf of said limited liability company.

__________________________________________

Notary Public, State of _________________________

Exhibit C-5

Exhibit A to the Special Warranty Deed and Assignment of Ground Lease

LEGAL DESCRIPTION OF THE PROPERTY

All that certain lot, tract or parcel of land being 21.401 acres situated in the J.H. Jones Survey, Abstract No. 26, Brazos County, Texas, and being all of that certain called 21.401 acre tract as described in Memorandum of Lease between The Board of Regents of The Texas A&M University System and TEXAS BIOPROPERTIES, LP, as recorded in Volume 9536, Page 255 of the Official Records of Brazos County, Texas, said 21.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" Iron Rod with Cap found in the southwest right-of-way line of South Traditions Drive as described in Volume 9267, Page 132 for the most northerly corner, said corner being the most easterly corner of the Texas A&M University System called 198.0559 acre tract as described in Volume 7988, Page 209; THENCE S 51° 09'57" E, along the southerly Right-of-Way line of said South Traditions Drive a distance of 125.17 feet to a 1/2" Iron Rod with Cap found for point of curvature;

THENCE continuing along the southerly Right-of-Way line of said South Traditions Drive around a curve in a counterclockwise direction having a delta angle of 40° 38'12", an arc distance of 425.55 feet, a radius of 600.00 feet, and a chord of S 71° 29'03" E, a distance of 416.68 feet to a 1/2" Iron Rod with Cap found for the northeast corner;

THENCE S 1° 48'09" E, a distance of 221.86 feet to a 1/2" Iron Rod with Cap found for angle point;

THENCE S 48° 08'12" E, a distance of 429.28 feet to a 1/2" Iron Rod with Cap found for the most easterly corner, said corner being located in the southeast City of Bryan City Limits Line as per deed described in Volume 3481, Page 81, said corner also being located in the northwest Right-of-Way line of HSC Parkway;

THENCE S 41° 51'48" W, along the City Limits Line a distance of 464.43 feet to a 1/2" Iron Rod with Cap found for a point of curvature;

THENCE around a curve in a clockwise direction having a delta angle of 31° 10'07", an arc distance of 401.19 feet, a radius of 737.50 feet, and a chord of S 57° 26'51" W, a distance of 396.27 feet to a 1/2" Iron Rod with Cap found for the most southerly corner;

THENCE N 47° 19'28" W, a distance of 981.81 feet to a 1/2" Iron Rod with Cap found in the southeast line of said called 198.0559 acre tract, a 1/2" Iron Rod with Cap found for the most southerly corner of said called 198.0559 Acre Tract bears S 41°44'03" W a distance of 1412.75 feet;

THENCE N 41°44'03" E, along the southeast line of said called 198.0559 acre tract a distance of 820.96 feet to the PLACE OF BEGINNING AND CONTAINING AN AREA OF 21.401 ACRES OF LAND MORE OR LESS.

Exhibit C-6

Exhibit B to the Assignment of Ground Lease

APPROVAL LETTER

[Attached]

Exhibit C-7

COLLEGE STATION INVESTORS LLC

3811 Turtle Creek Boulevard, Suite 975

Dallas, Texas 75219

October __, 2021

VIA OVERNIGHT DELIVERY

Chancellor

The Texas A&M University System

301 Tarrow, 7th Floor

College Station, Texas 77840-7896

Re:	Ground Lease Agreement (the “Original Lease”) dated March 8, 2010 between the Board of Regents of the Texas A&M University System (the “Landlord”) and College Station Investors LLC, a Texas limited liability company (“Tenant”), as amended by the Estoppel Certificate and Amendment to Ground Lease Agreement (the “Agreement”, and together with the Original Lease, the “Lease”) dated December 22, 2015 between Landlord and Tenant

Dear Chancellor:

Tenant is sending this letter to inform Landlord that Tenant has entered into a Purchase and Sale Agreement to assign Tenant’s interest as the tenant under the Lease to iBio CDMO LLC, a Delaware limited liability company (the “Proposed Assignee”). The Proposed Assignee will assume the obligations of Tenant under the Lease (the “Assignment”). Terms that are capitalized but not defined in this letter have the meanings given in the Lease.

The Proposed Assignee is the current occupant of the Premises pursuant to a Sublease Agreement between Tenant and the Proposed Assignee dated January 13, 2016 (the “Sublease”). Tenant and the Proposed Assignee have agreed to terminate the Sublease as part of the Assignment (the “Sublease Termination”), and the Proposed Assignee will continue to occupy the Premises as the tenant under the Lease pursuant to the Assignment.

The Proposed Assignee is financing the proposed transaction with a loan from Woodforest National Bank, a national banking association (“Lender”), to allow the Proposed Assignee to complete the Assignment (the “Financing”). the Financing includes granting a Leasehold Mortgage on the Proposed Assignee’s interest in the Premises under the Lease.

Accordingly, Tenant is requesting that Landlord approve (1) the assignment of Tenant’s interest in the Lease to the Proposed Assignee pursuant to Section 10.1 of the Lease, and that following the Assignment, Landlord will recognize the Proposed Assignee as the tenant under the Lease, (2) the Sublease Termination, and (3) the Financing pursuant to Article IV of the Lease, by counter-signing this letter.

We look forward to receiving your response.

[Signature Page Follows]

Exhibit C-8

Respectfully,

College Station Investors LLC, a Texas limited liability company
By:
Name:
Title:

Landlord hereby executes this letter to acknowledge the foregoing and to confirm its approval of the assignment of the Lease to Proposed Assignee, the Sublease Termination, and the Financing.

The Board of Regents of The Texas A&M University System
By:
Name:
Title:

cc:	Office of General Counsel

The Texas A&M University System

301 Tarrow, 6th Floor

College Station, Texas 77840-7896

System Real Estate Office

The Texas A&M University System

301 Tarrow, 6th Floor

College Station, Texas 77840-7896

Exhibit C-9

Exhibit D

BILL OF SALE

THIS BILL OF SALE is made as of ______________________, 2021, between COLLEGE STATION INVESTORS LLC, a Texas limited liability company (“Seller”), and iBIO CDMO LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of __________________, 2021, between Seller (and Bryan Capital Investors LLC) and Purchaser (and iBio, Inc.) (the “Sale Agreement”), Seller agreed to sell to Purchaser Seller’s ground lease interest in that certain real property described in Schedule 1 attached hereto and made a part hereof, and all of Seller’s right, title and interest to the improvements located thereon (collectively, the “Real Property”).

WHEREAS, concurrently with the execution and delivery of this Bill of Sale, Seller is conveying Seller’s ground lease interest in the Real Property to Purchaser.

WHEREAS, the Purchase Agreement provides, among other matters, that Seller shall convey to Purchaser all of Seller’s right, title and interest in and to the Tangible Personal Property (as defined in the Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiently of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Conveyance. Seller hereby sells, transfers, sets over, assigns and conveys to Purchaser, and Purchaser hereby accepts, all of Seller’s right, title and interest in and to the Tangible Personal Property, with the exception of those rights and interests expressly reserved by Seller under the Sale Agreement. This Bill of Sale is made by Seller and accepted by Purchaser subject to the terms of the Sale Agreement.

2.       Miscellaneous. This Bill of Sale and the obligations of the parties hereunder: (i) shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; (iii) shall be governed by the laws of the state or commonwealth in which the Real Property is located, without regard to its conflicts of laws principles; and (iv) may not be modified, amended, waived, discharged or terminated other than by a written agreement signed by the party to be charged therewith. The Recitals at the beginning of this Bill of Sale are incorporated herein by this reference. In the event either party hereto brings any action or proceeding against the other party with respect to any matter pertaining to this Bill of Sale, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred by it in connection with the subject action or proceeding, including reasonable attorneys’ fees. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

Exhibit D-1

IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Bill of Sale under seal as of the date first written above.

SELLER
COLLEGE STATION INVESTORS LLC, a Texas limited liability company
By:
Name:
Title:

PURCHASER
iBIO CDMO LLC, a Delaware limited liability company
By:
Name:
Title:

Exhibit D-2

Schedule 1 to Bill of Sale

LEGAL DESCRIPTION OF THE PROPERTY

All that certain lot, tract or parcel of land being 21.401 acres situated in the J.H. Jones Survey, Abstract No. 26, Brazos County, Texas, and being all of that certain called 21.401 acre tract as described in Memorandum of Lease between The Board of Regents of The Texas A&M University System and TEXAS BIOPROPERTIES, LP, as recorded in Volume 9536, Page 255 of the Official Records of Brazos County, Texas, said 21.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" Iron Rod with Cap found in the southwest right-of-way line of South Traditions Drive as described in Volume 9267, Page 132 for the most northerly corner, said corner being the most easterly corner of the Texas A&M University System called 198.0559 acre tract as described in Volume 7988, Page 209; THENCE S 51° 09'57" E, along the southerly Right-of-Way line of said South Traditions Drive a distance of 125.17 feet to a 1/2" Iron Rod with Cap found for point of curvature;

THENCE continuing along the southerly Right-of-Way line of said South Traditions Drive around a curve in a counterclockwise direction having a delta angle of 40° 38'12", an arc distance of 425.55 feet, a radius of 600.00 feet, and a chord of S 71° 29'03" E, a distance of 416.68 feet to a 1/2" Iron Rod with Cap found for the northeast corner;

THENCE S 1° 48'09" E, a distance of 221.86 feet to a 1/2" Iron Rod with Cap found for angle point;

THENCE S 48° 08'12" E, a distance of 429.28 feet to a 1/2" Iron Rod with Cap found for the most easterly corner, said corner being located in the southeast City of Bryan City Limits Line as per deed described in Volume 3481, Page 81, said corner also being located in the northwest Right-of-Way line of HSC Parkway;

THENCE S 41° 51'48" W, along the City Limits Line a distance of 464.43 feet to a 1/2" Iron Rod with Cap found for a point of curvature;

THENCE around a curve in a clockwise direction having a delta angle of 31° 10'07", an arc distance of 401.19 feet, a radius of 737.50 feet, and a chord of S 57° 26'51" W, a distance of 396.27 feet to a 1/2" Iron Rod with Cap found for the most southerly corner;

THENCE N 47° 19'28" W, a distance of 981.81 feet to a 1/2" Iron Rod with Cap found in the southeast line of said called 198.0559 acre tract, a 1/2" Iron Rod with Cap found for the most southerly corner of said called 198.0559 Acre Tract bears S 41°44'03" W a distance of 1412.75 feet;

THENCE N 41°44'03" E, along the southeast line of said called 198.0559 acre tract a distance of 820.96 feet to the PLACE OF BEGINNING AND CONTAINING AN AREA OF 21.401 ACRES OF LAND MORE OR LESS.

Exhibit D-3

Exhibit E

TERMINATION OF SUBLEASE

This Termination of Sublease (this “Agreement”) is executed as of November ___, 2021 between COLLEGE STATION INVESTORS LLC, a Texas limited liability company (“Landlord”), and iBIO CDMO LLC, a Delaware limited liability company (“Tenant”), for the purpose of amending the Sublease Agreement between Landlord and Tenant dated January 13, 2016 (the “Lease”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

RECITALS:

A.       Pursuant to the terms of the Lease, Tenant is currently leasing land and improvements located in Bryan, Brazos County, Texas, as more particularly described in the Lease. The Lease is subject to the Ground Lease dated March 8, 2010 (as amended or assigned, the “Ground Lease”).

B.       Landlord has agreed to assign, and Tenant has agreed to assume, all of Landlord’s right, title and interest to the Ground Lease in accordance with the terms of the Purchase and Sale Agreement dated of even date herewith (as amended or assigned, the “Purchase Agreement”).

C.       The Term of the Lease is currently scheduled to expire at 11:59 p.m. on the day immediately preceding the expiration or termination of the initial term of the Ground Lease. Landlord and Tenant desire to accelerate the natural expiration of the Term on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.       Acceleration of Expiration of the Term. The expiration of the Term is hereby accelerated such that it expires at 12:00 a.m., Bryan, Texas, time, on the date hereof, on the terms and conditions of the Lease, except that Tenant shall have no obligation to repair or restore the Property. Landlord and Tenant shall have no rights or remedies against each other related to the Lease following the date hereof other than with respect to (a) those indemnification obligations under the Lease that survive the expiration or termination of the Lease and (b) the terms of the Purchase Agreement. Tenant shall have no further rights to extend or renew the Term.

2.       Binding Effect; Arms’-Length Negotiation; Governing Law; No Reliance. This Agreement shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Agreement, the terms of this Agreement shall prevail. This Agreement shall be governed by the laws of the State of Texas. Except for those set forth in the Purchase Agreement, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Agreement or the obligations of Landlord or Tenant in connection therewith. Further, Landlord and Tenant each disclaims any reliance upon any and all representations, warranties or agreements not expressly set forth in the Purchase Agreement. Landlord and Tenant agree that they have both had the opportunity to retain legal counsel to review, revise, and negotiate this Agreement on their individual behalf. Landlord and Tenant stipulate that this Agreement has been reviewed and revised by both Landlord and Tenant and their respective legal counsel and that the Lease, as amended hereby, is the result of an arms’-length negotiation and compromise. Landlord and Tenant further stipulate that they are both sophisticated individuals or business entities capable of understanding and negotiating the terms of the Lease, as amended hereby.

Exhibit E-1

3.       Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit E-2

Executed as of the date first written above.

LANDLORD:	COLLEGE STATION INVESTORS LLC, a Texas limited liability company
By:
Name:
Title:

Exhibit E-3

TENANT:	iBIO CDMO LLC, a Delaware limited liability company
By:
Name:
Title:

Exhibit E-4

Exhibit F

TERMINATION OF MEMORANDUM OF SUBLEASE

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BRAZOS	§

This Termination of Memorandum of SUBLease (this “Termination”) is dated as of ______________, 2021 (the “Effective Date”) by and between iBIO CDMO LLC, a Delaware limited liability company, formerly known as iBIO CMO LLC, a Delaware limited liability company (“Tenant”), and College Station Investors LLC, a Texas limited liability company (“Landlord”).

1.       Landlord and Tenant entered into a Sublease Agreement (the “Sublease”) dated January 13, 2016 whereby Landlord subleased to Tenant, and Tenant subleased from Landlord, certain land located in Brazos County, Texas, as more particularly described on Exhibit A attached hereto. A Memorandum of Sublease (the “Sublease Memorandum”) was recorded in the Official Records of Brazos County, Texas, on January 21, 2016 as Document Number 01253855 in Book OR, Volume 13141, Page 94.

2.       Landlord and Tenant have agreed to terminate the Sublease pursuant to a separate Sublease Termination Agreement effective as of the Effective Date (the “Sublease Termination”).

3.       Landlord and Tenant hereby terminate the Sublease Memorandum as of the Effective Date, which termination is coterminous with the Sublease Termination. This Termination is for informational purposes only and nothing contained herein shall be deemed to modify the Sublease Termination.

[SIGNATURES APPEAR ON NEXT PAGE]

Exhibit F-1

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Termination as of the day and year first above written.

LANDLORD:

COLLEGE STATION INVESTORS LLC, a Texas limited liability company

By:	_____________________
Name:	_____________________
Title:	_____________________

STATE OF __________	§
§
COUNTY OF _________	§

This instrument was acknowledged before me on ______________________________, 2021, by ______________________________, ____________________ of College Station Investors LLC, a Texas limited liability company, on behalf of said limited liability company.

__________________________________________

Notary Public, State of _________________________

Exhibit F-2

TENANT:

iBIO CDMO LLC, a Delaware limited liability company

By:	_____________________
Name:	_____________________
Title:	_____________________

STATE OF __________	§
§
COUNTY OF _________	§

This instrument was acknowledged before me on ______________________________, 2021, by ______________________________, ____________________ of iBio CDMO LLC, a Delaware limited liability company, on behalf of said limited liability company.

__________________________________________

Notary Public, State of _________________________

Exhibit F-3

Exhibit A to Termination of Memorandum of Sublease

Legal Description

All that certain lot, tract or parcel of land being 21.401 acres situated in the J.H. Jones Survey, Abstract No. 26, Brazos County, Texas, and being all of that certain called 21.401 acre tract as described in Memorandum of Lease between The Board of Regents of The Texas A&M University System and TEXAS BIOPROPERTIES, LP, as recorded in Volume 9536, Page 255 of the Official Records of Brazos County, Texas, said 21.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" Iron Rod with Cap found in the southwest right-of-way line of South Traditions Drive as described in Volume 9267, Page 132 for the most northerly corner, said corner being the most easterly corner of the Texas A&M University System called 198.0559 acre tract as described in Volume 7988, Page 209; THENCE S 51° 09'57" E, along the southerly Right-of-Way line of said South Traditions Drive a distance of 125.17 feet to a 1/2" Iron Rod with Cap found for point of curvature;

THENCE continuing along the southerly Right-of-Way line of said South Traditions Drive around a curve in a counterclockwise direction having a delta angle of 40° 38'12", an arc distance of 425.55 feet, a radius of 600.00 feet, and a chord of S 71° 29'03" E, a distance of 416.68 feet to a 1/2" Iron Rod with Cap found for the northeast corner;

THENCE S 1° 48'09" E, a distance of 221.86 feet to a 1/2" Iron Rod with Cap found for angle point;

THENCE S 48° 08'12" E, a distance of 429.28 feet to a 1/2" Iron Rod with Cap found for the most easterly corner, said corner being located in the southeast City of Bryan City Limits Line as per deed described in Volume 3481, Page 81, said corner also being located in the northwest Right-of-Way line of HSC Parkway;

THENCE S 41° 51'48" W, along the City Limits Line a distance of 464.43 feet to a 1/2" Iron Rod with Cap found for a point of curvature;

THENCE around a curve in a clockwise direction having a delta angle of 31° 10'07", an arc distance of 401.19 feet, a radius of 737.50 feet, and a chord of S 57° 26'51" W, a distance of 396.27 feet to a 1/2" Iron Rod with Cap found for the most southerly corner;

THENCE N 47° 19'28" W, a distance of 981.81 feet to a 1/2" Iron Rod with Cap found in the southeast line of said called 198.0559 acre tract, a 1/2" Iron Rod with Cap found for the most southerly corner of said called 198.0559 Acre Tract bears S 41°44'03" W a distance of 1412.75 feet;

THENCE N 41°44'03" E, along the southeast line of said called 198.0559 acre tract a distance of 820.96 feet to the PLACE OF BEGINNING AND CONTAINING AN AREA OF 21.401 ACRES OF LAND MORE OR LESS.

Exhibit F-4

Exhibit G

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made as of ________________, 2021, between COLLEGE STATION INVESTORS LLC, a Texas limited liability company (“Assignor”), and iBIO CDMO LLC, a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of ___________________, 2021, between Assignor (and Bryan Capital Investors LLC) and Assignee (and iBio, Inc.) (the “Sale Agreement”), Assignor agreed to sell to Assignee Assignor’s ground lease interest in that real property described in Schedule 1 attached hereto and made a part hereof, and the improvements located thereon (collectively, the “Real Property”). Capitalized terms used but not defined herein shall have the meanings given to them in the Sale Agreement;

WHEREAS, concurrently with the execution and delivery of this Assignment, Assignor is conveying Assignor’s ground lease interest in the Real Property to Assignee; and

WHEREAS, the Sale Agreement provides, among other matters, that Assignor shall assign to Assignee, to the extent assignable by Assignor without expense to Assignor and not otherwise transferred by Assignor pursuant to any of the Assignment of Ground Lease or the Bill of Sale, all dated on or about the date of this Assignment, executed by Assignor in favor of Assignee, all of Assignor’s right, title and interest in and to the Other Property Rights; provided, however, Other Property Rights shall not include: (1) any management agreement or insurance policy for all or a portion of the Real Property; (2) any defenses, claims or causes of action Assignor may have against third parties with respect to matters arising or accruing prior to the date of this Assignment; (3) all cash on hand or on deposit in any bank, operating account or other account maintained in connection with the ownership, operation or management of the Property, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies) and bank accounts, (4) all insurance policies maintained in connection with the ownership, operation or management of the Property, (5) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller or any affiliate of Seller, (6) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller, or which are subject to a confidentiality agreement, and (7) any documents pertaining solely to the marketing of the Property and any direct or indirect interest therein for sale to prospective purchasers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Other Property Rights, with the exception of those rights and interests expressly reserved by Assignor under the Sale Agreement. Assignee hereby accepts such assignment and assumes and agrees to perform all of the terms, covenants and conditions to be observed or performed by Assignor under the Other Property Rights to the extent accruing or arising on or after the date of this Assignment. This Assignment is made by Assignor and Assignee subject to the terms of the Sale Agreement.

Exhibit G-1

2.       Miscellaneous. This Assignment and the obligations of the parties hereunder: (i) shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assignees and heirs; (iii) shall be governed by the laws of the state or commonwealth in which the Real Property is located, without regard to its conflicts of laws principles; and (iv) may not be modified, amended, waived, discharged or terminated in any manner other than by a written agreement signed by the party to be charged therewith. The Recitals at the beginning of this Assignment and the Schedules attached hereto are incorporated herein by this reference. In the event either party hereto brings any action or proceeding against the other party with respect to any matter pertaining to this Assignment, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses incurred by it in connection with the subject action or proceeding, including reasonable attorneys’ fees. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

Exhibit G-2

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment under seal as of the date first written above.

ASSIGNOR
COLLEGE STATION INVESTORS LLC, a Texas limited liability company
By:
Name:
Title:

ASSIGNEE
iBIO CDMO LLC, a Delaware limited liability company
By:
Name:
Title:

Exhibit G-3

SCHEDULE 1

DESCRIPTION OF REAL PROPERTY

All that certain lot, tract or parcel of land being 21.401 acres situated in the J.H. Jones Survey, Abstract No. 26, Brazos County, Texas, and being all of that certain called 21.401 acre tract as described in Memorandum of Lease between The Board of Regents of The Texas A&M University System and TEXAS BIOPROPERTIES, LP, as recorded in Volume 9536, Page 255 of the Official Records of Brazos County, Texas, said 21.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" Iron Rod with Cap found in the southwest right-of-way line of South Traditions Drive as described in Volume 9267, Page 132 for the most northerly corner, said corner being the most easterly corner of the Texas A&M University System called 198.0559 acre tract as described in Volume 7988, Page 209; THENCE S 51° 09'57" E, along the southerly Right-of-Way line of said South Traditions Drive a distance of 125.17 feet to a 1/2" Iron Rod with Cap found for point of curvature;

THENCE continuing along the southerly Right-of-Way line of said South Traditions Drive around a curve in a counterclockwise direction having a delta angle of 40° 38'12", an arc distance of 425.55 feet, a radius of 600.00 feet, and a chord of S 71° 29'03" E, a distance of 416.68 feet to a 1/2" Iron Rod with Cap found for the northeast corner;

THENCE S 1° 48'09" E, a distance of 221.86 feet to a 1/2" Iron Rod with Cap found for angle point;

THENCE S 48° 08'12" E, a distance of 429.28 feet to a 1/2" Iron Rod with Cap found for the most easterly corner, said corner being located in the southeast City of Bryan City Limits Line as per deed described in Volume 3481, Page 81, said corner also being located in the northwest Right-of-Way line of HSC Parkway;

THENCE S 41° 51'48" W, along the City Limits Line a distance of 464.43 feet to a 1/2" Iron Rod with Cap found for a point of curvature;

THENCE around a curve in a clockwise direction having a delta angle of 31° 10'07", an arc distance of 401.19 feet, a radius of 737.50 feet, and a chord of S 57° 26'51" W, a distance of 396.27 feet to a 1/2" Iron Rod with Cap found for the most southerly corner;

THENCE N 47° 19'28" W, a distance of 981.81 feet to a 1/2" Iron Rod with Cap found in the southeast line of said called 198.0559 acre tract, a 1/2" Iron Rod with Cap found for the most southerly corner of said called 198.0559 Acre Tract bears S 41°44'03" W a distance of 1412.75 feet;

THENCE N 41°44'03" E, along the southeast line of said called 198.0559 acre tract a distance of 820.96 feet to the PLACE OF BEGINNING AND CONTAINING AN AREA OF 21.401 ACRES OF LAND MORE OR LESS.

Exhibit G-4

Exhibit H

CERTIFICATION OF NON-FOREIGN STATUS

To inform iBio CDMO LLC, a Delaware limited liability company (“Purchaser”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”), will not be required upon the transfer of certain real property interests to Purchaser by COLLEGE STATION INVESTORS LLC, a Texas limited liability company (“Seller”), Seller hereby certifies the following:

1.       It is not a foreign corporation, foreign partnership, foreign trust or foreign estate or disregarded entity (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.       Its U.S. employer identification number is 81-0841930; and

3.       Its principal office address is 3811 Turtle Creek Blvd., Suite 900, Baltimore Maryland 21201.

Seller understands that this Certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, Seller declares that it has examined this Certification and to the best of its knowledge and belief this Certification is true, correct and complete.

Date: _______________, 2021

Exhibit H-1

SELLER
COLLEGE STATION INVESTORS LLC, a Texas limited liability company By: Third Palm Capital LLC, a Delaware limited liability company, its sole member
_____________________________________ Timothy J. Sullivan, Chief Financial Officer and Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on October __, 2021, by Timothy J. Sullivan, Chief Financial Officer and Secretary of Third Palm Capital LLC, a Delaware limited liability company, the sole member of College Station Investors LLC, a Texas limited liability company, on behalf of said limited liability companies.

__________________________________________
Notary Public, State of Texas

SWORN TO AND SUBSCRIBED BEFORE ME by Timothy J. Sullivan on October __, 2021.

__________________________________________
Notary Public, State of Texas

Exhibit H-2

Exhibit I

FORM OF WARRANT AGREEMENT

See Exhibit 4.2 attached to this Current Report on Form 8-K

Exhibit I-1

Exhibit J

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is entered into as of _____________, 2021 by and between Bryan Capital Investors LLC, a Texas limited liability company (“Seller”) and iBio, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller owns certain equity in Buyer more specifically described in Article V of iBio’s Certificate of Designation as iBio CMO Preferred Tracking Stock (the “Tracking Stock”) and certain equity interest in iBio CDMO LLC, a Delaware limited liability company (the “CDMO Equity”, and together with the Tracking Stock, the “Equity”); and

WHEREAS, Seller desires to sell, convey, assign and transfer to Buyer, and Buyer desires to purchase and accept the Equity on the terms and subject to the conditions set forth within this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual and dependent promises set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
THE TRANSACTION

1.1       Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement and effective upon the execution hereof, Buyer shall purchase and accept from Seller, and Seller shall sell, convey, assign and transfer to Buyer, the Equity. The Equity shall be purchased at an aggregate purchase price of Fifty Thousand Dollars ($50,000) and the issuance of Warrants (the “Purchase Price”) and the other good and valuable consideration described herein. Buyer shall pay the Purchase Price to Seller concurrently with the execution of this Agreement by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered by Seller to Buyer.

1.2       Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby. Seller shall instruct the Company to execute and deliver such additional documents, instruments, and certificates as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

1.3       Fees and Expenses. Buyer and Seller shall each be responsible for its own respective fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Exhibit J-1

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

2.1       Authorization of Agreement. Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and Seller has all requisite power, authority and legal capacity to perform Seller’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.2       Title to Equity. Seller has good, valid and marketable title to the Equity, free and clear of any and all security interests, liens, claims, pledges, encumbrances or other rights or claims of any other person of any kind or any preemptive or similar rights (collectively, “Encumbrances”), other than as set forth in the formation documents of the Company (collectively, “Permitted Encumbrances”). Upon the execution hereof and payment of the Purchase Price, Buyer will acquire all of Seller’s right, title and interest in and to, the Equity purchased from Seller hereunder, free and clear of any and all Encumbrances other than Permitted Encumbrances. The Equity being sold represents all of Seller’s interest in iBio, Inc. and iBio CDMO, LLC.

2.3       Non-Contravention. Neither Seller’s execution and delivery of, and performance under, this Agreement nor the consummation of the transactions contemplated hereunder conflict with, violate, or constitute a default under any contract or agreement to which Seller is a party or create or impose of any Encumbrance or any additional liability on Seller.

2.4       Absence of Claims. To the actual knowledge of Seller, there are no facts or circumstances that would give rise to or relate in any way to any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation (collectively, “Actions”) that are pending Seller as relates to the Equity.

2.5       No Consent. No consent, approval or other authorization of, or filing with, any individual, corporation, partnership, trust or unincorporated organization or any government or an agency or political subdivision thereof, or any other person or entity is required for the valid execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

3.1       Authorization of Agreement. Buyer has all requisite power, authority and legal capacity to execute and deliver this Agreement and Buyer has all requisite power, authority and legal capacity to perform Buyer’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Seller, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Exhibit J-2

3.2       Non-Contravention. Neither Buyer’s execution and delivery of, and performance under, this Agreement nor the consummation of the transactions contemplated hereunder conflict with, violate, or constitute a default under any contract or agreement to which Buyer is a party or create or impose of any Encumbrance or any additional liability on Buyer.

3.3       Absence of Claims. There are no facts or circumstances that would give rise to or relate in any way to any Actions that are pending or could be potentially be brought against Buyer or Seller, as relates to the Equity, or otherwise relating to the Equity.

3.4       No Consent. No consent, approval or other authorization of, or filing with, any individual, corporation, partnership, trust or unincorporated organization or any government or an agency or political subdivision thereof, or any other person or entity is required for the valid execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby.

3.5       Investment Purpose. Buyer is acquiring the Equity solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Equity is not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the Equity may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

ARTICLE IV
MISCELLANEOUS

4.1       Notices. All notices and other communications to be given or made in connection with this Agreement shall be in writing and shall be deemed to have been given or made when given or made if such notice or communication is in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid) or transmitted by facsimile or email to the parties at the following addresses and numbers (or at such other addresses as shall be furnished by the parties by like notice):

To Seller:	Timothy Sullivan,
c/o Bryan Capital LLC,
3811 Turtle Creek Blvd., Suite 975,
Dallas, TX, 75219.
Email: tsullivan@dartinterests.com

Exhibit J-3

with a copy to:	Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201
Attention: Prentiss Cutshaw
Email address: pcutshaw@velaw.com
Reference: KBD550/16000

To Buyer:	iBio, Inc.
8800 HSC Parkway
Bryan, Texas 77807
Attention: Robert Lutz
Email address: rob.lutz@ibioinc.com

with a copy to:	Venable LLP
750 East Pratt Street, Suite 900
Baltimore, Maryland 21201
Attention: Charles Morton
Email address: CJMorton@Venable.com

4.2       Indemnification.

(a)       Following the Closing, Seller agrees to indemnify and hold harmless Buyer, and any of Buyer’s representatives and agents, from and against any Claims (as defined below) directly or indirectly arising from or related to (i) any breach of any representation or warranty made by Seller in this Agreement; or (ii) any breach by Seller of any covenant or obligation of Seller under this Agreement.

(b)       Following the Closing, Buyer agrees to indemnify and hold harmless each Seller Released Party (as defined below) from and against any Claims directly or indirectly arising from or related to (i) any breach of any representation or warranty made by Buyer in this Agreement; (ii) any breach by Buyer of any covenant or obligation of Buyer under this Agreement; or (iii) the business, ownership, assets, liabilities, or operations of Buyer, iBio CDMO LLC or their respective subsidiaries and affiliates.

4.3       Release. Buyer, on behalf of itself and each of its equityholders, officers, agents, employees, and representatives, and any of its or their successors, assigns, and affiliates, in each case (collectively, the “Buyer Releasing Parties”), hereby absolutely, unconditionally, and irrevocably releases and discharges Seller, and each of its, members, equityholders, managers, directors, officers, agents, employees, and representatives, and any of its or their successors, assigns, and affiliates (collectively, the “Seller Released Parties”) from any and all claims, counterclaims, actions, causes of action, suits, defenses, debts, obligations, promises, expenses, liabilities, setoffs, accounts, covenants, contracts, agreements, costs, judgments, and demands whatsoever, whether at law, in equity, contract, tort, or otherwise (whether fixed or contingent, known or unknown, liquidated or unliquidated) (each, a “Claim”) which any of the Buyer Releasing Parties now has, or may hereafter have, against any of the Seller Released Parties, arising out of or relating to events, actions, omissions, facts, or circumstances occurring, arising, or existing at or prior to execution of this Agreement, including any Claim arising from or related to the business, ownership, assets, liabilities, or operations of Buyer, iBio CDMO LLC or their respective subsidiaries and affiliates prior to the execution of this Agreement. For the avoidance of doubt, Seller Released Parties shall include, without limitation, Tim Sullivan. Each of the Buyer Releasing Parties shall refrain from, directly or indirectly, asserting any Claim or demand or commencing, instituting, or causing to be commenced, any Action of any kind against any Seller Released Party based upon any matter released pursuant to this Section 4.3. In entering into this release of claims, Buyer acknowledges and agrees, on behalf of itself and each Buyer Releasing Party, that Claims or facts in addition to or different from what they now know, believe, or suspect to exist might hereafter be discovered; nevertheless, it is its intention by entering into this Agreement to fully, finally, and forever release, discharge, and settle all of the Claims described in the release contained in this Section 4.3, notwithstanding the existence or possible future discovery of any such additional or different Claim or fact, and the existence or possible future discovery of any such additional or different Claim or fact will in no manner affect this Agreement or the release set forth herein.

Exhibit J-4

4.4       Termination of Other Agreements. Subject to Section 4.3, all agreements between Buyer and Seller, including all affiliates of either party contained in any agreement, including, without limitation, any obligations contained in any organizational document of Inc., including its Charter, the Amended and Restated Limited Liability Company Agreement of CDMO dated January 13, 2016 (as amended), the License Agreement between Inc. and CDMO dated January 13, 2016, and any other agreements related to the Equity are hereby terminated and all claims relating thereto, including but not limited to any entitlement to dividends, are waived and released.

4.5       Headings; Entire Agreement; Counterparts; Amendments; Third Party Beneficiaries. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, email (including pdf or any electronic signature complying with the United States federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto. Except as set forth in Section 4.2, this Agreement is not intended to confer upon any other person other than the parties hereto any rights or remedies hereunder.

4.6       Assignees. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party. No assignment shall relieve the assigning party of any of its obligations hereunder.

4.7       Governing Law; No Jury Trial. The validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without reference to the conflict of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any of the transactions contemplated herein, including contract claims, tort claims, breach of duty claims and all other common law or statutory claims.

Exhibit J-5

4.8       Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.9       Specific Performance. The parties hereto shall acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

4.10       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.11       Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Exhibit J-6

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first set forth above.

SELLER: Bryan Capital Investors LLC By: Name: Timothy Sullivan Title:
BUYER: IBIO, INC. By: Name: Robert Lutz Title: CFO & CBO

Exhibit J-7

Exhibit K

FORM OF APPROVAL LETTER

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Exhibit K-1

COLLEGE STATION INVESTORS LLC

3811 Turtle Creek Boulevard, Suite 975

Dallas, Texas 75219

October __, 2021

VIA OVERNIGHT DELIVERY

Chancellor

The Texas A&M University System

301 Tarrow, 7th Floor

College Station, Texas 77840-7896

Re:	Ground Lease Agreement (the “Original Lease”) dated March 8, 2010 between the Board of Regents of the Texas A&M University System (the “Landlord”) and College Station Investors LLC, a Texas limited liability company (“Tenant”), as amended by the Estoppel Certificate and Amendment to Ground Lease Agreement (the “Agreement”, and together with the Original Lease, the “Lease”) dated December 22, 2015 between Landlord and Tenant

Dear Chancellor:

Tenant is sending this letter to inform Landlord that Tenant has entered into a Purchase and Sale Agreement to assign Tenant’s interest as the tenant under the Lease to iBio CDMO LLC, a Delaware limited liability company (the “Proposed Assignee”). The Proposed Assignee will assume the obligations of Tenant under the Lease (the “Assignment”). Terms that are capitalized but not defined in this letter have the meanings given in the Lease.

The Proposed Assignee is the current occupant of the Premises pursuant to a Sublease Agreement between Tenant and the Proposed Assignee dated January 13, 2016 (the “Sublease”). Tenant and the Proposed Assignee have agreed to terminate the Sublease as part of the Assignment (the “Sublease Termination”), and the Proposed Assignee will continue to occupy the Premises as the tenant under the Lease pursuant to the Assignment.

The Proposed Assignee is financing the proposed transaction with a loan from Woodforest National Bank, a national banking association (“Lender”), to allow the Proposed Assignee to complete the Assignment (the “Financing”). the Financing includes granting a Leasehold Mortgage on the Proposed Assignee’s interest in the Premises under the Lease.

Accordingly, Tenant is requesting that Landlord approve (1) the assignment of Tenant’s interest in the Lease to the Proposed Assignee pursuant to Section 10.1 of the Lease, and that following the Assignment, Landlord will recognize the Proposed Assignee as the tenant under the Lease, (2) the Sublease Termination, and (3) the Financing pursuant to Article IV of the Lease, by counter-signing this letter.

We look forward to receiving your response.

[Signature Page Follows]

Exhibit K-2

Respectfully,

College Station Investors LLC, a Texas limited liability company
By:
Name:
Title:

Landlord hereby executes this letter to acknowledge the foregoing and to confirm its approval of the assignment of the Lease to Proposed Assignee, the Sublease Termination, and the Financing.

The Board of Regents of The Texas A&M University System
By:
Name:
Title:

cc:	Office of General Counsel

The Texas A&M University System

301 Tarrow, 6th Floor

College Station, Texas 77840-7896

System Real Estate Office

The Texas A&M University System

301 Tarrow, 6th Floor

College Station, Texas 77840-7896

Exhibit K-3